Filed Pursuant to Rule 424(b)(5)

Registration No. 333-157910

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 23, 2009)

Harley-Davidson Motorcycle Trust 2009-4

Issuing Entity

$562,499,000 Motorcycle Contract Backed Notes

Harley-Davidson Customer Funding Corp.

Depositor

Harley-Davidson Credit Corp.

Seller, Servicer and Sponsor

The notes will represent obligations of Harley-Davidson Motorcycle Trust 2009-4 only, and will not represent obligations of or interests in Harley-Davidson Financial Services, Inc., Harley-Davidson Credit Corp., Harley-Davidson Customer Funding Corp., Harley-Davidson, Inc. or any of their respective affiliates.  The notes are motorcycle contract backed notes issued by the issuing entity.  Payments on the notes will be made monthly on the 15th day of each month, or if the 15th is not a business day, on the business day immediately following the 15th, beginning January 15, 2010.  The assets securing the notes are fixed rate, simple interest, conditional sales contracts or promissory notes and security agreements relating to the purchase of new or used motorcycles. This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

On the closing date, the Class A notes will be “eligible collateral” under and as defined in the Term Asset-Backed Securities Loan Facility, or “TALF”, established by the Federal Reserve Bank of New York.  Investors seeking to obtain a loan under TALF should consult their legal and financial advisors to determine the eligibility and other requirements under TALF.

Consider carefully the risk factors beginning on page S-18 in this prospectus supplement and on page 8 of the prospectus.

The issuing entity will issue the classes of notes described below:

	Principal Amount	Interest Rate	Final Scheduled Payment Date	Price to Public	Underwriting Discount	Proceeds to Depositor
Class A-1 Notes	$142,000,000	0.28603%	December 2010	100.00000%	0.125%	99.87500%
Class A-2 Notes	$162,000,000	1.16%	October 2012	99.99392%	0.200%	99.79392%
Class A-3 Notes	$154,000,000	1.87%	February 2014	99.98248%	0.280%	99.70248%
Class A-4 Notes	$42,000,000	2.40%	July 2014	99.98081%	0.380%	99.60081%
Class B Notes	$22,668,000	3.19%	September 2014	99.98242%	0.500%	99.48242%
Class C Notes	$39,831,000	4.57%	June 2017	—	—	—
Total	$562,499,000			$522,619,125	$1,205,640	$521,413,485

The issuing entity will also issue a class of certificates that represent fractional, undivided interests in the issuing entity, do not bear interest and are not being offered hereby, but instead will initially be issued to the depositor or one of its affiliates.

The Class C notes will not be purchased by the underwriters but will be acquired by the depositor and/or be sold to one or more affiliates of the depositor.  See “Underwriting” in this prospectus supplement.

Credit Enhancement:

•                  Reserve fund.

•                  Subordination of the Class B notes, Class C notes and the certificates to the Class A notes, subordination of the Class C notes and the certificates to the Class B notes and subordination of the certificates to the Class C notes as described in this prospectus supplement.

•                  Excess spread.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Joint Bookrunners

J.P. Morgan	BNP PARIBAS	Citi	RBS

Co-Managers
Deutsche Bank Securities	Morgan Stanley

Prospectus Supplement dated November 25, 2009

Prospectus Supplement

i

Reading this prospectus supplement and the accompanying prospectus

We provide information to you about the notes in two separate documents that offer varying levels of detail:

•                  prospectus — provides general information, some of which may not apply to the notes; and

•                  prospectus supplement — provides specific information relating to the terms of the notes.

References to “we”, “our” and “us” refer to Harley-Davidson Customer Funding Corp.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The Table of Contents of this prospectus supplement provides pages on which these captions are located.

You can find a glossary of the principal capitalized terms used in this prospectus supplement beginning on page S-73 of this prospectus supplement.

Certain matters discussed by us in this prospectus supplement are “forward-looking statements”, or a projection of what we think will happen in the future.  These forward-looking statements can generally be identified as such by reference to this note or because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “plan,” or “estimate” or words of similar meaning.  Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements.  Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus supplement.  Certain of such risks and uncertainties are described in close proximity to such statements or elsewhere in this prospectus supplement, including under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus.  You are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this prospectus supplement are made only as of the date of this prospectus supplement and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

If you have received a copy of this prospectus supplement and the accompanying prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and the accompanying prospectus from Harley-Davidson Credit Corp. or any of the underwriters by asking any of them for it.

SUMMARY OF TRANSACTION STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of proceeds from the issuance of the notes and certificates and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

Harley-Davidson Customer Funding Corp., the depositor, will purchase from Harley-Davidson Credit Corp. a pool of motorcycle conditional sales contracts or promissory notes and security agreements purchased by Harley-Davidson Credit Corp. from Eaglemark Savings Bank and, to a limited extent, certain Harley-Davidson® motorcycle dealers.  Harley-Davidson Customer Funding Corp. then will sell the contracts to Harley-Davidson Motorcycle Trust 2009-4.  The following chart illustrates the use of proceeds from investors by the issuing entity and the depositor to purchase the contracts.

* Class C Notes will not be purchased by the underwriters but will be acquired by the depositor and/or be sold to one or more affiliates of the depositor.

Flow of Funds*

On each payment date prior to any acceleration of the notes, the issuing entity will apply collections on the contracts received during the prior calendar month, servicer advances and, with respect to payments of principal and interest on the notes and payments of principal on the certificates, funds transferred from the reserve fund, together with certain other amounts received by the issuing entity (see “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Available Amounts” for a further description of amounts available to make payments on the notes) to make the following payments in the following order of priority:

Reimbursement of servicer advances, to the servicer
â
The servicing fee, to the servicer
â
The indenture trustee fee, to the indenture trustee
â
Interest due on the Class A notes, to the Class A noteholders, pro rata
â
First Priority Principal Distributable Amount, sequentially to the holders of the Class A notes
â
Interest due on the Class B notes, to the Class B noteholders
â
Second Priority Principal Distributable Amount, sequentially to the holders of the Class A notes and Class B notes
â
Interest due on the Class C notes, to the Class C noteholders
â
Note Principal Distributable Amount, sequentially to the holders of the Class A notes, the Class B notes and the Class C notes
â
Certificateholder Principal Distributable Amount, to the holders of the certificates
â
To the reserve fund, the amount, if any, needed to fund the reserve fund to the required amount
â
Any remaining funds, to the depositor as residual interestholder under the trust agreement

* This flow chart provides only a simplified overview of the monthly flow of funds prior to any acceleration of the notes.  The priority of payments of principal and interest on the notes will be different after acceleration of the notes following an event of default.  See “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” in this prospectus supplement for a further description.

Prospectus Supplement Summary

This summary highlights selected information from this prospectus supplement and does not contain all the information that you should consider in making an investment decision.  To understand all of the terms of the offering of the offered notes, you should read this entire prospectus supplement and the accompanying prospectus before making an investment decision. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of the issuing entity and the issuance of the notes.  Forms of these documents have been filed as exhibits to the registration statement, and final versions of these documents will be filed with the Securities and Exchange Commission following the issuance of the notes.

There are material risks associated with an investment in the notes.  See “Risk Factors” in this prospectus supplement and in the accompanying prospectus for a discussion of factors you should consider before investing in the offered notes.

The Issuing Entity or the Trust	Harley-Davidson Motorcycle Trust 2009-4, a Delaware statutory trust.

Seller, Servicer, Sponsor and Administrator	Harley-Davidson Credit Corp., a wholly-owned subsidiary of Harley-Davidson Financial Services, Inc.

Depositor

Harley-Davidson Customer Funding Corp., a wholly-owned, limited-purpose subsidiary of Harley-Davidson Credit Corp. The depositor will be the initial holder of the certificates issued by the issuing entity as well as the initial residual interestholder under the trust agreement.

Originators

Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of Harley-Davidson Credit Corp., and, to a limited extent, certain motorcycle dealers will originate the contracts in accordance with the underwriting standards set by Harley-Davidson Credit Corp. under agreements governing the assignment of contracts to the seller. The seller will acquire the contracts from Eaglemark Savings Bank and certain motorcycle dealers in the ordinary course of its business pursuant to such agreements.

Owner Trustee	Wilmington Trust Company, a Delaware banking corporation.

Indenture Trustee	The Bank of New York Mellon Trust Company, N.A., a national banking association. The indenture trustee will also act as paying agent under the indenture and the trust agreement.

Statistical Cutoff Date

October 31, 2009. This is the date used in preparing the statistical information regarding a statistical pool of contracts presented in this prospectus supplement. As of this date, the aggregate outstanding principal balance of the statistical pool of contracts was $720,305,230.29. The actual pool of contracts transferred to the issuing entity will be less than the aggregate outstanding principal balance of the statistical pool of contracts, but will have an aggregate outstanding principal balance of not less than $647,662,447.82 as of the cutoff date. It is not expected that the actual pool of contracts will have a balance that is significantly more than $647,662,447.82 as of the cutoff date.

Cutoff Date	November 30, 2009.

Closing Date	December 10, 2009.

Terms of the Notes	The issuing entity will issue the following classes of notes having the principal terms described below:

	Class	Aggregate Outstanding Principal Amount	Interest Rate
	Class A-1	$142,000,000	0.28603%
	Class A-2	$162,000,000	1.16%
	Class A-3	$154,000,000	1.87%
	Class A-4	$42,000,000	2.40%
	Class B	$22,668,000	3.19%
	Class C	$39,831,000	4.57%

Only the Class A notes, the Class B notes and the Class C notes are being offered by this prospectus supplement.  We sometimes refer to the Class A notes, the Class B notes and the Class C notes as the “offered notes,” and the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes as the “Class A notes.”

The Class C notes will not be purchased by the underwriters but will be acquired by the depositor and/or be sold to one or more affiliates of the depositor.  The depositor or such affiliate will have the right to sell all or a portion of those acquired notes at any time.

	The notes represent indebtedness of the issuing entity secured by the assets of the issuing entity.

	Each class of offered notes will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form only.

Terms of the Certificates

The trust will also issue at least $85,163,447.82 initial principal amount of certificates representing approximately 13.15% of the aggregate outstanding principal balance of the contracts as of the cutoff date. The certificates are initially being issued to the depositor or one of its affiliates. The depositor or such affiliate will have the right to sell all or a portion of the certificates at any time.

The certificates will represent fractional undivided interests in the trust. The certificates will not bear interest. The certificates will not receive any payments of principal on any payment date until all interest on and principal of the notes have been paid in full.

The certificates are not being offered by this prospectus supplement and initially will be retained by the depositor. Any information in this prospectus supplement regarding the certificates is intended only to give you a better understanding of the notes.

Payment Dates	The issuing entity will pay interest and principal on the notes on the 15th day of each month or if that day is not a business day, the next business day. The first payment date is January 15, 2010.

Record Dates	The day immediately preceding the payment date.

Interest	Interest Periods:

Interest on the notes will accrue in the following manner:

The issuing entity will pay interest on the Class A-1 notes on each payment date based on the actual days elapsed during the period for which interest is payable and a 360-day year. The issuing entity will pay interest on the Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes and Class C notes on each payment date based on a 360-day year consisting of twelve 30-day months.

Interest on the Class A-1 notes will accrue at the interest rate for the related class during the period from and including the prior payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date, and with respect to the Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes and Class C notes interest will accrue during the period from and including the 15th day of the prior month (or, in the case of the initial payment date, from and including the closing date) to but excluding the 15th day of the current month.

The first interest period for the notes will begin on and include the closing date and end on and exclude January 15, 2010.

Payment of Interest:

On each payment date the issuing entity will pay interest on the notes using available collections and other amounts.

Interest payments on each class of Class A notes will have the same priority. Interest payments on the Class B notes and the Class C notes will be subordinated to interest payments on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments on the Class A notes and Class B notes. The issuing entity will make interest payments on the Class B notes after paying interest on the Class A notes and, in certain circumstances, principal on the Class A notes. The issuing entity will make interest payments on the Class C notes after paying interest on the Class A notes and Class B notes and, in certain circumstances, principal on the Class A notes and Class B notes.

See “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” and “Description of the Notes—Interest” for a discussion of the determination of the amounts available to pay interest.

Principal	On each payment date, the issuing entity will pay principal on the notes using available collections and certain other amounts.

Principal payments on the Class A notes will be senior in priority to principal payments on the Class B notes and Class C notes. Principal payments on the Class B notes will be senior in priority to principal payments on the Class C notes. Principal payments on the notes will generally be paid sequentially to each class of Class A notes then outstanding, in numerical order, until all classes of Class A notes are paid in full, then to the Class B notes, until the Class B notes are paid in full, and then to the Class C notes. After all classes of notes have been paid in full, principal payments will be made on the certificates.

See “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” and “Description of the Notes—Principal” for a discussion of the determination of amounts available to pay principal.

Final Scheduled Payment Dates

The outstanding principal amount of the notes of each class is due and payable in full on the final scheduled payment date for such class. The final scheduled payment date for each class of notes is shown on the cover of this prospectus supplement for such class of notes. If the notes have not already been paid in full prior to their respective final scheduled payment dates, the issuing entity will be obligated to pay the outstanding principal amount of the notes in full on such dates. Certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. See “Description of the Notes—Optional Redemption” in this prospectus supplement and “Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus.

Optional Redemption

The servicer has the option to purchase all of the contracts on any payment date on which the aggregate outstanding principal balance of the contracts owned by the issuing entity is less than 10% of the aggregate outstanding principal balance of the contracts as of the cutoff date.

If the servicer exercises this option, the notes and the certificates will be redeemed at a price equal to the unpaid principal amount thereof plus accrued interest thereon (with respect to the notes only). See “Description of the Notes—Optional Redemption.”

The Contracts and Other Assets of the Issuing Entity

The primary assets of the issuing entity will be a pool of fixed rate, simple interest conditional sales contracts and promissory notes and security agreements relating to the retail purchase of new or used motorcycles manufactured by one or more subsidiaries of Harley-Davidson, Inc. (including Buell Motorcycle Company, LLC (“Buell”), a wholly-owned subsidiary of Harley-Davidson, Inc.) or certain other manufacturers. Harley-Davidson, Inc. and its subsidiaries are collectively referred to herein as “Harley-Davidson.” See “Other Manufacturers” in the prospectus. The contracts were originated indirectly by the seller primarily through Eaglemark Savings Bank, a wholly-owned subsidiary of Harley-Davidson Credit Corp., and, to a limited extent, through Harley-Davidson® motorcycle dealers.

The issuing entity’s assets will also include:

• security interests in the motorcycles securing the contracts;
• proceeds, if any, from certain insurance policies and debt cancellation agreements with respect to such motorcycles; and
• amounts on deposit in various accounts.

The Contracts

The issuing entity’s main source of funds for making payments on the notes will be collections on the contracts. The contracts transferred to the issuing entity will be selected from contracts in the seller’s portfolio based on the criteria specified in the sale and servicing agreement. The obligors on the contracts are located in the United States (including the District of Columbia), U.S. Territories and military bases.

On the closing date, pursuant to the sale and servicing agreement, the depositor will transfer, and the issuing entity will acquire, the contracts.

The aggregate characteristics of the contracts as of the cutoff date are expected to vary from the aggregate characteristics of the statistical pool of contracts as of the statistical cutoff date described in the tables set forth below and under “The Contracts” in this prospectus supplement. However, with the exception of aggregate outstanding principal balance and number of contracts, there will be no material difference between the characteristics of the final pool of contracts as of the cutoff date and the characteristics of the statistical pool of contracts as of the statistical cutoff date disclosed in this prospectus supplement.

In addition to the purchase of contracts from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “Optional Redemption,” contracts will be purchased from the issuing entity by the depositor if certain representations and warranties concerning the characteristics of the contracts are breached, and by the servicer if certain servicing covenants are breached.

No contract will have a scheduled maturity later than November 15, 2016. However, an obligor can generally prepay its contract at any time without penalty.

COMPOSITION OF THE STATISTICAL
POOL OF CONTRACTS
(AS OF THE STATISTICAL CUTOFF DATE)

Aggregate Principal Balance	$720,305,230.29
Number of Contracts	59,809
Average Principal Balance	$12,043.43
Weighted Average Contract Interest Rate	11.221%
(Range)	1.000% to 24.250%
Weighted Average Original Term (in months)	74
(Range)	24 to 84
Weighted Average Remaining Term (in months)	60
(Range)	3 to 84
Weighted Average FICO® Score(1)	713
FICO® Score less than 640(2) (3)	11.16%
FICO® Score not available(3)	0.14%
No Down Payment(3)	9.85%
Down Payment less than 10%(3) (4)	5.32%
Used Motorcycle at Origination(3)	22.73%

(1)	As of origination. Weighted Average FICO® Score is calculated excluding contracts for which no FICO® score was available.
(2)	Excludes contracts for which no FICO® score was available.
(3)	As a percentage of aggregate principal balance of the statistical pool of contracts.
(4)	Does not include contracts with down payments not more than $200 less than 10% of the sales price of the motorcycle and related parts and accessories. Excludes contracts with no down payment.

	GEOGRAPHIC CONCENTRATION
	OF THE STATISTICAL POOL OF CONTRACTS
	(AS OF THE STATISTICAL CUTOFF DATE)

	State	Principal Balance Concentration

	Texas	12.28%
	California	8.32%
	Florida	7.45%
	North Carolina	7.31%

	No other state represented more than 5.00% of the aggregate principal balance of the statistical pool of contracts as of the statistical cutoff date.

Reserve Fund

On the closing date, the depositor will fund a trust account in the name of the indenture trustee which we refer to as the “reserve fund.” The reserve fund provides the notes with limited protection in the event collections from obligors on the contracts are insufficient to make payments on the notes. We cannot assure you, however, that this protection will be adequate to prevent shortfalls in amounts available to make payments on the notes. The reserve fund is also available to cover shortfalls in payments required to be paid on the certificates to the extent described herein.

The initial balance of the reserve fund will be 1.00% of the aggregate outstanding principal amount of the notes and certificates as of the closing date. The amount required to be on deposit in the reserve fund on each payment date will equal the greater of (a) 2.70% of the aggregate principal balance of the contracts held by the issuing entity as of the last day of the immediately preceding calendar month (6.00% in the event a reserve fund trigger event has occurred and is continuing) and (b) 1.00% of the aggregate outstanding principal amount of the notes and certificates as of the closing date. A reserve fund trigger event will be deemed to have terminated with respect to a payment date if no reserve fund trigger event shall exist with respect to three consecutive payment dates (inclusive of the respective payment date). In no event shall the amount required to be on deposit in the reserve fund exceed the aggregate outstanding principal balance of the notes. See “Certain Information Regarding the Notes—The Accounts—Calculation of Reserve Fund Required Amount.”

If the amount on deposit in the reserve fund on any payment date is less than the required amount, the issuing entity will use the funds available to it after payment of the servicing fee, the fee payable to the indenture trustee, reimbursement of servicer advances, payment of interest and principal on the notes and payment of principal on the certificates to make a deposit into the reserve fund. Amounts on deposit in the reserve fund on any payment date in excess of the required amount will be paid to the depositor.

If on any payment date the funds available to the issuing entity to pay principal and interest on the notes and principal on the certificates are insufficient to make those payments, the issuing entity will use funds in the reserve fund to cover any shortfalls, but only to the extent of the amounts on deposit in the reserve fund at such time.

If on the final scheduled payment date of any class of notes, the principal balance of that class has not been paid in full, the issuing entity will use funds in the reserve fund to pay those notes subject to the order of priority described in “Principal” above, but only to the extent of the amounts on deposit in the reserve fund at such time.

Servicer Advances

The servicer is obligated to advance each month an amount equal to accrued and unpaid interest on each contract that is 30 days or greater delinquent with respect to the related due period, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract. The servicer will be entitled to reimbursement of its outstanding advances on any payment date by means of a first priority withdrawal of certain funds then held in the collection account. See “Description of the Transfer and Servicing Agreements—Servicing—Advances” in the prospectus.

Mandatory Repurchase by the Depositor; Mandatory Purchase by the Servicer

Under the sale and servicing agreement, in the event of a breach of certain representations and warranties made by the depositor which materially and adversely affects the issuing entity’s interest in any contract and which breach has not been cured, the depositor will be obligated to repurchase such contract two business days prior to the first payment date after the last day of the calendar month in which the servicer, the owner trustee, the indenture trustee or the depositor becomes aware of such breach. See “Description of the Transfer and Servicing Agreements—Representations and Warranties Made by the Seller and the Depositor” in the prospectus.

Under the sale and servicing agreement, in the event of a breach of certain servicing obligations relating to the contracts as specified in the sale and servicing agreement which materially and adversely affect the issuing entity’s interest in any contract and which breach has not been cured, the servicer will be obligated to purchase such contract two business days prior to the first payment date after the last day of the calendar month in which the servicer, the owner trustee or the indenture trustee becomes aware of such breach. See “Description of the Transfer and Servicing Agreements—Servicing” in the prospectus.

Servicing Fees and Other Payments to Servicer

The servicer will be entitled to receive a monthly servicing fee equal to 1/12th of 1.00% of the aggregate principal balance of the contracts as of the first day of the prior calendar month (or with respect to the first payment date, the aggregate principal balance of the contracts as of the cutoff date). The servicer will also be entitled to receive any extension fees or late payment fees paid by obligors. The servicing fees will be paid to the servicer prior to any payments to the noteholders. The servicing fees are paid from funds in the collection account. See “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Servicing Compensation and Reimbursement of Servicer Advances.”

Events of Default	Events of default under the indenture will consist of:

• a default for five days or more in the payment of interest due on any note of the Controlling Class;

• failure to pay the unpaid principal amount of any class of notes when due and payable;

•                  a default in the observance or performance of any covenant or agreement of the issuing entity (other than those specifically addressed above), which default has a material adverse effect on the noteholders and continues for 30 days after written notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes of the Controlling Class;

•                  any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto was incorrect in any material respect as of the time made, and continues to be incorrect for a period of 30 days after notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes of the Controlling Class; or

• events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

If the notes have been declared to be due and payable following an event of default, the indenture trustee may (i) institute proceedings to collect amounts due or foreclose on the issuing entity’s assets; (ii) exercise remedies as a secured party; (iii) sell the trust assets; or (iv) elect to have the issuing entity maintain possession of the trust assets.

See “Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus.

Priority of Payments	Prior to Acceleration of the Notes:

On each payment date prior to the acceleration of the notes, the issuing entity will apply collections on the contracts received during the prior calendar month, servicer advances and, with respect to payments of principal and interest on the notes and payment of principal on the certificates, funds transferred from the reserve fund to make the following payments in the following order of priority:

	(1)	Servicer Advances - reimbursement of servicer advances, to the servicer;

	(2)	Servicing Fee - the servicing fee, to the servicer, including any unpaid servicing fee with respect to one or more prior due periods;

	(3)	Indenture Trustee Fee - the indenture trustee’s fee, to the indenture trustee, including any unpaid indenture trustee’s fee with respect to one or more prior due periods;

	(4)	Class A Interest - interest due on the Class A notes, to the Class A noteholders, pro rata;

(5)

Class A Principal - the First Priority Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, and fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full;

	(6)	Class B Interest — interest due on the Class B notes, to the Class B noteholders;

(7)

Class A and Class B Principal — the Second Priority Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full, and fifth, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full;

(8)	Class C Interest — interest due on the Class C notes, to the Class C noteholders;

(9)

Note Principal — the Note Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full, fifth, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full, and sixth, to the Class C noteholders until the aggregate outstanding principal balance of the Class C notes has been paid in full;

(10)	Certificate Principal — the Certificate Principal Distributable Amount, to the certificateholders until the aggregate outstanding principal amount of the certificates has been paid in full;

(11)	Reserve Fund - to the reserve fund, the amount, if any, needed to fund the reserve fund to the required amount; and

(12)	Residual - any remaining amounts to the depositor as residual interestholder under the trust agreement.

See “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” and “Description of the Notes—Principal” for a discussion of the determination of amounts available to pay principal.

After Acceleration of the Notes:

After an event of default under the indenture due to a breach by the issuing entity of a representation, warranty, material covenant or material agreement in the indenture and acceleration of the notes, amounts available to the noteholders and the certificateholders after payment of the amounts described in clauses (1) - (3) above, will be distributed in the following priority:

first, Class A Interest - interest due on the Class A notes, to the Class A noteholders, pro rata;

second, Class A Principal - the First Priority Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

third, Class B Interest — interest due on the Class B notes, to the Class B noteholders;

fourth, Class A and Class B Principal — the Second Priority Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full, and third, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full;

fifth, Class C Interest — interest due on the Class C notes, to the Class C noteholders;

sixth, Class A Principal — principal on the Class A notes, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

seventh, Class B Principal — principal on the Class B notes, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full;

eighth, Class C Principal — principal on the Class C Notes, to the Class C noteholders until the aggregate outstanding principal balance of the Class C notes has been paid in full; and

ninth, Certificate Principal — principal on the certificates, to the certificateholders until the aggregate outstanding principal amount of the certificates has been paid in full.

After an event of default under the indenture due to a payment default or certain bankruptcy or insolvency events and acceleration of the notes, amounts available to the noteholders and the certificateholders, after payment of the amounts described in clauses (1) — (3) above, will be distributed in the following priority:

first, Class A Interest — interest due on Class A notes, to the Class A noteholders, pro rata;

second, Class A Principal — principal on the Class A notes, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

third, Class B Interest — interest due on the Class B notes, to the Class B noteholders;

fourth, Class B Principal — principal on the Class B notes, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full;

fifth, Class C Interest — interest due on the Class C notes, to the Class C noteholders;

sixth, Class C Principal — principal on the Class C notes, to the Class C noteholders until the aggregate outstanding principal balance of the Class C notes has been paid in full; and

seventh, Certificate Principal — principal on the certificates, to the certificateholders until the aggregate outstanding principal amount of the certificates has been paid in full.

Credit Enhancement

Credit enhancement provides protection for the Class A notes, Class B notes and Class C notes against losses and delays in payment. If the credit enhancement is insufficient to cover all amounts payable on the notes and the certificates, the losses will be allocated with the certificates bearing losses before the notes, and then to the notes in reverse order of their payment priority with the Class C notes bearing losses before the Class B notes and the Class B notes bearing losses before the Class A notes.

The credit enhancement for the notes is as follows:

	Class A notes:	• subordination of the Class B notes, Class C notes and the certificates
• reserve fund
• excess spread, which is generally interest collections on the contracts in excess of the amounts required to be paid on the notes and fees and expenses of the issuing entity

	Class B notes:	• subordination of the Class C notes and the certificates
• reserve fund
• excess spread

	Class C notes:	• subordination of the certificates
• reserve fund
• excess spread

See “Certain Information Regarding the Notes—The Accounts—The Reserve Fund” in this prospectus supplement and “Information Regarding the Notes—Credit and Cash Flow Enhancement” in the accompanying prospectus.

Tax Status

Winston & Strawn LLP, as federal tax counsel to the issuing entity, will deliver its opinion that the offered notes held by persons other than the depositor or one of its affiliates will be characterized as debt for federal income tax purposes, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation. The purpose of obtaining the opinion of tax counsel is to provide investors with greater assurance that the offered notes held by persons other than the depositor or one of its affiliates will be characterized as debt for federal income tax purposes and that the issuing entity will not be subject to federal income tax at the entity level. However, an opinion of tax counsel is not binding on the Internal Revenue Service and there is no assurance that the Internal Revenue Service will not disagree with the opinion of federal tax counsel. By purchasing an offered note, you agree to treat your note as debt for federal, state and local income tax purposes. Payments received by you will generally be treated as either interest or principal and you will not be considered an owner of an equity interest in the issuing entity.

The depositor and any subsequent purchaser of the certificates will agree to treat the issuing entity (1) as a partnership in which the owners of the certificates are partners or (2) if there is only one beneficial owner of the certificates, as a “disregarded entity,” for federal income and applicable state income and franchise tax purposes.

The discussion under the heading “Tax Status” may not address all tax considerations that may be significant to you. The discussion was written on the understanding that it may be used in promoting, marketing, and recommending the transactions discussed herein. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code of 1986, as amended. Each prospective investor should consult an independent tax advisor as to the tax consequences of the transaction based on the investor’s particular circumstances.

The foregoing is a very general summary of material federal income tax matters. These general statements are subject to the qualifications, clarifications, assumptions and expanded discussion set forth in the accompanying prospectus and in this prospectus supplement under the heading “Material Federal Income Tax Consequences.”

Ratings	On the closing date, the offered notes must have received at least the ratings set forth below from Standard & Poor’s and Moody’s:

		Standard & Poor’s	Moody’s

	Class A-1	A-1+	Prime-1
	Class A-2	AAA	Aaa
	Class A-3	AAA	Aaa
	Class A-4	AAA	Aaa
	Class B	AA	Aa3
	Class C	A	A2

We have been informed by the rating agencies listed above that the respective ratings on the notes will be monitored by the related rating agency, but we cannot assure you that either rating agency will continue monitoring the ratings assigned to the notes.  A rating is not a recommendation to buy, sell or hold securities.  Ratings on the notes may be lowered, qualified or withdrawn at any time by either of the rating agencies.  A rating is based on each rating agency’s independent evaluation of the contracts and the availability of any credit enhancement for the notes.  A rating, or a change or a withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, by the other rating agency.  See “Ratings of the Notes.”

ERISA Considerations

The offered notes are generally eligible for purchase by employee benefit plans and individual retirement accounts and similar arrangements, and by persons investing on behalf of or with plan assets of such plans, accounts and arrangements, subject to those considerations and exceptions discussed under “ERISA Considerations” in the accompanying prospectus and in this prospectus supplement.

You should refer to “ERISA Considerations” in the accompanying prospectus and in this prospectus supplement. If you are a benefit plan fiduciary considering a purchase of the offered notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds

The Class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund is encouraged to consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund’s investment policies and objectives.

TALF Eligibility

The issuing entity will not issue the notes unless, on the closing date, the Class A notes are “eligible collateral” under and as defined in the Term Asset-Backed Securities Loan Facility (“TALF”) established by the Federal Reserve Bank of New York (the “FRBNY”). In connection therewith, a certification of the sponsor and the issuing entity as to the eligibility of the Class A notes as “eligible collateral” under TALF and certain other required matters is attached as Appendix B to this prospectus supplement. An investor who contemplates delivering any of the Class A notes as collateral for a loan under TALF should consult its legal and financial advisors. See “Risk Factors—The requirements of TALF could adversely affect the market value and liquidity of your notes” and “TALF Considerations” in this prospectus supplement.

The Class A notes will be backed by “motorcycles” for purposes of computing initial TALF haircuts as described in the TALF Terms and Conditions as then in effect on the date hereof posted by the FRBNY at http://www.newyorkfed.org/markets/talf_terms.html. See “The Contracts” and “Ratings of the Notes”. The weighted average life to maturity for Class A notes is set forth in the table below:

	Class	Weighted Average Life to Maturity (at 1.5% ABS)
	Class A-1	0.33 years
	Class A-2	0.99 years
	Class A-3	1.85 years
	Class A-4	2.50 years

The weighted average life calculations were made in accordance with the TALF prepayment assumptions and market conventions. For a more detailed description of the calculations of the weighted average life of the Class A notes, see “Weighted Average Lives of the Notes” in this prospectus supplement.

See “TALF Considerations” for a discussion of the reasons why the Class A notes are expected to be “eligible collateral” (as such term is defined pursuant to TALF) on the closing date, as well as a discussion of the relevant requirements and limitations for receiving loans under TALF.

CUSIP Numbers	Each class of notes will have the following CUSIP number:

	Class	CUSIP
	Class A-1	41283J AA8
	Class A-2	41283J AB6
	Class A-3	41283J AC4
	Class A-4	41283J AD2
	Class B	41283J AE0
	Class C	41283J AF7

Marketing Address and Telephone Numbers of Principal Executive Offices

The mailing address of the seller is 222 West Adams Street, Suite 2000, Chicago, Illinois 60606, telephone (312) 696-5351. The mailing address of the depositor is 3850 Arrowhead Drive, Carson City, Nevada 89706, telephone (775) 886-3000. The principal office of the issuing entity is in care of Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, telephone (302) 636-6000.

Risk Factors

The following risk factors and the risk factors in the accompanying prospectus describe the principal risk factors relating to an investment in the notes.

You should carefully consider the following risks before you invest in the notes.  You should also carefully consider the risk factors beginning on page 8 of the accompanying prospectus.

Economic conditions or lack of liquidity in the secondary market could limit your ability to resell your notes

Recent and continuing events in the global financial markets, including the weakened financial condition of several major financial institutions, problems related to subprime mortgages and other financial assets, the devaluation of certain assets in secondary markets, the forced sale of asset-backed and other securities by certain investors, and the lowering of ratings on certain asset-backed securities have caused, and may in the future cause, the secondary market for asset-backed securities to experience significantly reduced liquidity, which could limit your ability to resell your notes and adversely affect the price of your notes.  In addition, economic conditions in the United States have caused increased delinquencies by obligors on retail contracts and it is expected that those conditions will cause additional increases in delinquencies.  An increase in delinquencies could, in turn, create concerns among investors in asset-backed securities as to increased defaults by obligors, thereby decreasing liquidity and demand for the offered notes.  For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors—You may not be able to resell your notes” in the prospectus.

A withdrawal or downgrade of the initial ratings of the notes could limit your ability to resell your notes

The initial ratings given to the offered notes are not a recommendation to buy, sell or hold securities.  A rating agency may change its rating of the offered notes at any time after the notes are issued if that rating agency believes that circumstances have changed.  For example, a further deterioration in the economy or increased delinquencies and losses on consumer loans generally could cause a rating agency to withdraw or downgrade its rating of the offered notes.  See “—Recent economic developments may adversely affect the performance and market value of your notes” and “—Future delinquency and loss experience of the contracts is expected to be worse than the servicer’s historical experience”.  Moreover, adverse developments with respect to the seller or its affiliates, including adverse financial or operational developments at Harley-Davidson, could contribute to increased delinquencies or defaults on the contracts, which, in turn, could cause a rating agency to withdraw or downgrade its rating of the offered notes or could otherwise reduce the market value of the notes.  See “—Adverse events with respect to the seller or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the prospectus.  Any subsequent change in a rating will likely adversely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The requirements of TALF may adversely affect the market value and liquidity of your notes

On the closing date, the Class A notes will be “eligible collateral” for purposes of TALF assuming they have satisfied the FRBNY’s risk assessment principles and they receive the expected credit ratings described in this prospectus supplement under “Prospectus Supplement Summary—Ratings”.  The FRBNY adopted risk assessment principles for non-mortgage backed asset-backed securities proposed as collateral under TALF, which include a review by the FRBNY of the credit quality, transparency and simplicity of structure of such securities.  If the FRBNY determines that the Class A notes do not meet the risk assessment standards, the FRBNY will not approve the Class A notes as “eligible collateral.”  Further, in order to be “eligible collateral” under TALF, among other things, the Class A notes must be rated, at the time of the making of a TALF loan, in the highest rating category by at least two eligible nationally recognized statistical rating organizations (“NRSRO”) and have a credit rating not below the highest investment-grade rating from an eligible NRSRO.  “Eligible collateral” under TALF must also satisfy certain of the criteria relating to, among other things, the seasoning of the contracts, see “TALF Considerations.”  Under TALF, subject to the program terms and conditions, the FRBNY may make loans secured by eligible asset-backed securities to eligible borrowers on a non-recourse basis.  However, the FRBNY is under no obligation to extend credit to investors requesting TALF loans.  Such loans are granted solely in the discretion of the FRBNY and are predicated, in part, on your being an eligible borrower under the TALF guidelines and on your pledging “eligible collateral” to secure the loan.  A TALF loan generally is a non-recourse loan which exposes you to risk of loss with respect to the TALF haircut (i.e., the difference between the purchase price of the securities pledged as collateral and the principal balance of the relevant TALF loan.) The FRBNY will have recourse to you if you do not meet the criteria for an eligible borrower under TALF, if you fail to properly deliver a collateral surrender notice prior to a TALF loan’s maturity date, or if you knowingly obtain a TALF loan with assets that are not “eligible collateral” under TALF and in certain other instances specified in the related TALF documentation.  While a downgrade of the ratings of notes that secure TALF loans funded prior to the downgrade would not affect such loans, a downgrade of such notes would prevent such notes from being used as collateral for additional TALF loans until such notes regain their eligibility under TALF and also would prevent assignment of the TALF loan.  To the extent the Class A notes cannot be used as collateral for a TALF loan, it could limit your ability to resell those notes and adversely affect the market value of your Class A notes.  Although the issuing entity and the sponsor certify that the Class A notes will be “eligible collateral” under TALF on the closing date, none of the sponsor, the issuing entity, the depositor or the underwriters undertake to maintain the Class A notes as “eligible collateral” under TALF.  You should not view the qualification of the Class A notes as “eligible collateral” as an endorsement by any of the sponsor, the issuing entity, the depositor or the underwriters of TALF or your participation in TALF.

It is unclear what effect TALF will have on the secondary market for the Class A notes and asset-backed securities generally.  TALF is scheduled to expire on March 31, 2010 and TALF loans are not expected to be assignable after that date.  Restrictions on the assignment of existing TALF loans and, if the TALF program is not extended, the unavailability of new TALF loans after March 31, 2010 may adversely affect the market for the Class A notes.  Moreover, the terms established by the FRBNY in respect of the TALF program may change at any time, although such changes are not expected to apply to any existing TALF loan.  The FRBNY can change, among other things, the size of the program, pricing, loan maturity, collateral haircuts, and asset and borrower eligibility requirements.  Any of these events or circumstances could limit your ability to resell your Class A notes and adversely affect the market value of your Class A notes.

A potential investor holding eligible collateral that wishes to borrow under TALF must, among other things, comply with the terms and conditions of the TALF program, satisfy certain eligibility requirements and enter into arrangements with a TALF Agent that will act as an agent for that investor in connection with the related TALF loan.  None of the sponsor, the depositor, the issuing entity, the underwriters or any of their subsidiaries or affiliates can give you any assurances that you will be an eligible borrower or that you will be able to borrow any funds under TALF.

If you obtain a TALF loan secured by your Class A notes and the outstanding amount of the loan is not repaid on or before the loan’s three-year maturity date, you must repay the outstanding amount on that date or surrender your Class A notes to the FRBNY.  Because the rate of principal payments on each class of Class A notes depends primarily on the rate of payment on the receivables, the final payment on your Class A notes could occur later than the maturity date of the TALF loan.  If your Class A notes remain outstanding on the maturity date of the TALF loan and you are unable to repay the outstanding amount of the TALF loan, the FRBNY may enforce its rights against the Class A notes serving as collateral for the TALF loan, including by selling the Class A notes to a special purpose vehicle established to manage assets such as the Class A notes.  These circumstances may cause you to lose your interest in the Class A notes generally, including your investment in the Class A notes represented by the initial TALF haircut.

Although the Class A notes will be eligible collateral for TALF on the closing date, as discussed under “TALF Considerations” in this prospectus supplement, there can be no assurance that the Class A notes will be eligible collateral for new TALF loans sought at any time after the closing date (or TALF loans sought to be assigned after the closing date), including due to changes in the terms and conditions of the TALF program, as a result of a risk assessment review of the Class A notes after the closing date by the FRBNY, or due to the characteristics of the Class A notes or the contracts.

If you intend to obtain a TALF loan to finance your investment in the Class A notes but are unable to obtain a TALF loan to finance your investment, you may have limited or no alternative financing options and your expected return on your investment in the Class A notes may be significantly reduced.  Additionally, if the Class A notes cease to be eligible collateral under TALF or if the terms of the TALF program change, those changes may cause the Class A notes to become less attractive to potential purchasers of the Class A notes and cause the market value of the Class A notes to decline.  Further, the FRBNY has indicated that assignment of TALF loans to other eligible borrowers may only occur with the consent of the FRBNY and prior to the expiration of the TALF program.  As a result of the foregoing, you may not be able to sell your Class A notes when you want to do so or you may not be able to obtain the price that you wish to receive.  See “—Economic conditions or lack of liquidity in the secondary market could limit your ability to resell your notes” and “—A withdrawal or downgrade of the initial ratings of the notes could limit your ability to resell your notes” in this prospectus supplement.

This prospectus supplement does not purport to describe all the requirements of participation in the TALF program or the associated risks or the availability or advisability of financing an investment in the Class A notes with loans from the FRBNY under TALF.  Potential investors in the Class A notes should consult with their own financial and legal advisors with respect to the program requirements of, eligibility for, and related legal and economic risks in connection with, TALF loans. For more information about the Class A notes and TALF, see “TALF Considerations” in this prospectus supplement.

Recent economic developments may adversely affect the performance and market value of your notes

Recently, the United States has experienced a period of economic slowdown that may adversely affect the performance and market value of your notes.  Increases in unemployment generally lead to increased delinquencies and default rates.  Rising unemployment during the current economic slowdown has led, and is expected to continue to lead, to increases in delinquencies and default rates.  Continued lack of availability of credit is also expected to continue to lead to increased delinquencies and default rates.  This period has been, and is expected to continue to be, accompanied by decreased consumer demand for motorcycles and declining values of motorcycles securing outstanding contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by the related obligors.  Significant increases in the inventory of used motorcycles during the current economic slowdown have depressed, and may continue to depress, the prices at which repossessed motorcycles may be sold and have delayed, and may continue to delay, the timing of these sales.

An obligor’s credit profile may have deteriorated since the date such obligor entered into a contract.  As a result, an obligor’s FICO® score as of any date may be lower than such obligor’s FICO® score as of origination.  See “The Contracts—Characteristics of the Contracts”.  Delinquencies and losses with respect to consumer loans generally have trended higher during this period of economic uncertainty, and these trends may continue.  See “Delinquency, Loan Loss and Repossession Information”, “Static Pool Information” and “—Future delinquency and loss experience of the contracts is expected to be worse than the servicer’s historical experience” in this prospectus supplement for delinquency and loss information regarding certain motorcycle contracts originated and serviced by Harley-Davidson Credit Corp.

Future delinquency and loss experience of the contracts is expected to be worse than the servicer’s historical experience

Presented in this prospectus supplement is historical delinquency and loss experience and other information for the portfolio of contracts originated directly or indirectly by the seller and serviced by the servicer consisting primarily of contracts relating to the retail purchase of new or used motorcycles purchased in the United States and U.S. Territories and manufactured by Harley-Davidson, Buell and other manufacturers as well as pools of similar contracts previously securitized by the sponsor.  However, the actual delinquency and loss experience and other information for the contracts transferred to the issuing entity could be substantially worse.  Delinquencies on the portfolio of contracts that the seller owns or services have increased as a result of general economic conditions, and credit losses have increased as a result of a higher incidence of loss, primarily due to the increase in delinquent accounts and continued pressure on recovery values of repossessed Harley-Davidson motorcycles.  The actual delinquency and loan loss experience of the portfolio of contracts that the seller owned or serviced at October 31, 2009 as compared to October 31, 2008 reflected that delinquencies and losses as a percentage of this portfolio were higher for the ten-month period ended October 31, 2009 as compared to the ten-month period ended October 31, 2008.  Also, the seller expects that delinquencies and losses as a percentage of this portfolio will continue to be higher for the remainder of 2009 as compared to 2008.  See “Delinquency, Loan Loss and Repossession Information” and the static pool information in respect of certain of the sponsor’s prior securitized pools of contracts set forth in Appendix A to this prospectus supplement.  In addition, among other things, including those discussed in other risk factors, if there are adverse circumstances that involve a material decline in values of Harley-Davidson motorcycles, those circumstances or any related decline in resale values for Harley-Davidson motorcycles could contribute to increased delinquencies or defaults on the contracts and reduced recoveries.  Furthermore, the continuation of current economic conditions or further deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the contracts.  As a result, you may not receive interest and principal payments on your notes in the amounts and at the times you expect and the issuing entity may not have sufficient funds to pay all of the classes of notes in full.  See “Risk Factors—The sale of financed motorcycles relating to defaulting obligors may not result in complete recovery of amounts due” in the prospectus.

The seller, the servicer and their affiliates must comply with governmental laws and regulations that are subject to change and involve significant costs

Harley-Davidson Credit Corp. (“HDCC”), as the seller and the servicer of the contracts, and its affiliates are governed by various foreign, federal and state laws that specifically affect general financial and lending institutions.  HDCC originates the majority of the contracts through its subsidiary, Eaglemark Savings Bank, a Nevada state thrift chartered as an industrial loan company.  The U.S. Congress is currently considering several proposals that would impose additional regulation and supervision over the financial services industry.  For example, the U.S. House Financial Services Committee has prepared a discussion draft of legislation that would impose additional oversight over the financial parent of an industrial loan company.  This additional oversight may include regulation of HDCC and/or its affiliates by the Federal Reserve Board in addition to its current regulators, the Federal Deposit Insurance Corporation and state banking authorities.  No assurance can be given that changes in these regulations or other regulations, or the imposition of additional regulations, will not have a significant impact on the issuing entity, the depositor or HDCC, as sponsor, seller and/or servicer, including on the servicing of the contracts and on the regulation and supervision of HDCC and/or its affiliates generally.

The payment priorities increase the risk of loss or delay in payment to certain classes of notes

The issuing entity will pay interest on the notes for any payment date prior to making any payments on the certificates.  The issuing entity will pay interest on the Class A notes prior to paying interest on the Class B notes and Class C notes, and in some circumstances, the issuing entity will pay principal on the Class A notes prior to paying interest on the Class B notes and Class C notes.  The issuing entity will pay interest on the Class B notes prior to paying interest on the Class C notes, and in some circumstances, the issuing entity will pay principal on the Class A notes and Class B notes prior to paying interest on the Class C notes.  Unless the notes have been accelerated following an event of default, the issuing entity will pay principal on the classes of Class A notes in numerical order until each class of Class A notes has been paid in full.  In all cases, the issuing entity will pay principal on all classes of Class A notes before paying principal on the Class B notes, Class C notes and certificates and will pay principal on the Class B notes before paying principal on the Class C notes and certificates and will pay principal on the Class C notes before paying principal on the certificates.  If the notes have been accelerated following an event of default, the issuing entity will not pay principal on the Class A-2 notes, Class A-3 notes and Class A-4 notes in numerical order; instead, the issuing entity will pay principal to the Class A-2 notes, Class A-3 notes and Class A-4 notes, pro rata, based on their outstanding principal balances, after the Class A-1 notes are paid in full.  The sequential payment of principal in respect of the Class A notes and the subordination of the Class B notes and Class C notes to the Class A notes means that the classes of Class A notes having later payment rights and the Class B notes and Class C notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes of notes having prior principal payment rights.  See “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” in this prospectus supplement.

Moreover, the notes could lose the credit enhancement provided by subordination and the reserve fund if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the reserve fund are insufficient to pay the notes.

Adverse events in states with substantial concentrations of obligors may cause increased defaults and delinquencies

If adverse events or economic conditions were particularly severe in one or more states where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase.  As a result, the overall timing and amount of collections on the contracts may differ from what you expect, and you may experience delays or reductions in payments.

The following are the approximate percentages of the aggregate principal balance of the statistical pool of contracts as of the statistical cutoff date whose obligors are located in the following states:

•                  12.28% in Texas;

•                  8.32% in California;

•                  7.45% in Florida; and

•                  7.31% in North Carolina.

The remaining states or geographic areas accounted for approximately 64.65% of the aggregate principal balance of the statistical pool of contracts as of the statistical cutoff date, and none of these remaining states or geographic areas accounted for more than 5.00% of the aggregate principal balance of the statistical pool of contracts as of the statistical cutoff date.  For a discussion of the breakdown of the statistical pool of contracts by geographic distribution as of the statistical cutoff date, see “The Contracts” in this prospectus supplement.

Regional factors, including earthquakes, floods, hurricanes, unemployment, changes in governmental rules or fiscal policies or terrorist acts, may increase the delinquency or loss experience of the contracts.  For example, obligors located in California are more likely to be affected by certain hazards (such as earthquakes or widespread fires) than obligors located in other parts of the country, and the occurrence of a natural disaster in California may increase the delinquency or loan loss experience of the contracts related to obligors located in California.  In addition, obligors located in coastal states are more likely to be affected by hurricanes than obligors located in other parts of the country.  Hurricanes can cause extensive and catastrophic physical damage in and to coastal and inland areas, including uninsured damage to motorcycles.  The damage caused by a hurricane, and the national, regional and local economic and other effects of that damage, may increase the delinquency or loan loss experience of the contracts related to the affected obligors.  For example, the current substantial downturn in the financial services industry, which is highly concentrated in the states of New York, New Jersey and Connecticut, in the oil and gas industry, which is concentrated in the state of Texas, and in the automotive or steel industries, which are concentrated in Michigan, Ohio and Pennsylvania, is likely to reduce the income of obligors in those states and ultimately reduce the related obligors’ ability to make timely payments on their contracts.  Similarly, the current downturn in the housing industry in a state or region could reduce the income of obligors in that state or region and ultimately reduce the related obligors’ ability to make timely payments on their contracts.  In addition, the following economic conditions may affect payments:

•                  unemployment,

•                  interest rates,

•                  inflation rates, and

•                  consumer perceptions of the economy.

Potential losses on the notes are likely to be higher for contracts originated under certain incentive financing programs

From time to time, certain contracts may contain incentive financing terms offered by Eaglemark Savings Bank or the seller.  Such incentive financing terms increase the risk of potential losses on such contracts.  For example, a contract may have been originated without requiring the obligor to make a down payment on the purchase price of the motorcycle.  As a result, if an obligor elects to make no down payment under such a program, the principal balance of such contract will be higher than would have been the case had the obligor made a down payment on the purchase price of the motorcycle.  Accordingly, the principal balance of the related contract relative to the value of the motorcycle will be greater than would have been the case had the obligor made a down payment.  In addition, an obligor who has not paid any of his or her own funds for the purchase of a motorcycle may be more likely to default for that reason.  The frequency and severity of losses on such contracts are generally higher than the frequency and severity of losses on contracts in which the obligor made a down payment on the purchase price of the motorcycle.

In addition, a contract may provide that the first payment is deferred for a specified period.  The deferral period for the first payment generally may be up to 210 days.  See “The Contracts—Characteristics of the Contracts” in this prospectus supplement.  The obligor on a contract with a deferred first payment will be entitled to use the motorcycle during the deferral period.  Accordingly, the value of the motorcycle may be reduced during the deferral period without any reduction of the principal balance of the related contract.  Further, on the date on which the first payment is due on a contract with a deferred first payment, the principal balance of the related contract relative to the value of the motorcycle will be greater than would have been the case had the first payment on the contract not been deferred.  The severity of any loss on a contract with a deferred first payment will depend, in part, on the length of the deferral period, and the severity of losses on such contracts may be higher than the severity of losses on contracts without a deferred first payment.  See also “The Contracts—Characteristics of the Contracts” in this prospectus supplement.

No- or low-down payment incentive programs and other factors can adversely affect contract recoveries upon disposition of motorcycles

There can be no assurance that the value of any motorcycle that secures a contract will be greater than the outstanding principal amount of the contract.  Among other reasons, financing options can result in a contract having an initial principal balance in excess of the sales price of a motorcycle and related parts and accessories.  In addition, approximately 15.17% of the contracts included in the statistical pool of contracts were originated with no down payment or a down payment of less than 10% of the sales price of a motorcycle and related parts and accessories as described under “Prospectus Supplement Summary—The Contracts.”

Due to these and other factors, it is highly likely that the principal balance of the related contracts will exceed the value of the related motorcycles during the earlier years of those contracts’ terms.  Defaults during these earlier years are likely to result in losses because the proceeds of repossession are likely to be less than the full amount of principal and interest owed on those contracts.  In addition, the frequency and amount of losses may be greater for contracts with longer terms, because these contracts tend to have a somewhat greater incidence of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term contract may result in a longer period during which the value of the motorcycle that secures the contract is less than the remaining principal balance of the contract.  As a result, the proceeds received by the issuing entity upon any repossession and sale of motorcycles that secure the contracts may not be sufficient to pay the full amount owed under the related contracts.  You could suffer a loss if the proceeds available from repossession or other realization on a motorcycle are not sufficient to pay the amount owed under the related contract and available credit enhancement for losses on the contracts is insufficient.  See “Risk Factors—The sale of financed motorcycles relating to defaulting obligors may not result in complete recovery of amounts due” in the accompanying prospectus.

Excessive prepayments and defaults on contracts with higher contract interest rates may adversely impact your notes

Some of the contracts will have contract interest rates that are less than the interest rate on your notes plus various fees.  Payments on contracts with higher contract interest rates help compensate for the lower payments required to be made on contracts with lower contract interest rates.  Excessive prepayments and defaults on contracts with higher contract interest rates may adversely impact your notes by reducing the amounts available to make interest and principal payments on the notes.

Changes to federal or state law or implementation of new legislation may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes

Various federal and state governmental agencies have recently instituted and may in the future institute programs to assist consumers during the current economic downturn.  It is possible that any such programs and related legislation could affect an obligor’s contract.  If these actions have the effect of reducing an obligor’s obligations under its contract or diminishing a creditor’s rights under a contract, you may not receive interest and principal payments on your notes in the amounts and at the times you expect and the issuing entity may not have sufficient funds to pay all of the classes of notes in full.

In addition, if an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable.  As a result, that contract would be written off as uncollectible.  You could suffer a loss if the credit enhancement for your notes is insufficient to cover the applicable default amount.

Prepayments, potential losses and change in the order of priority of payments may occur following acceleration of the notes

If the maturity dates of the notes are accelerated following an event of default resulting from a payment default or the insolvency of the issuing entity, the issuing entity will make no further distributions in respect of the Class B notes or Class C notes until the Class A notes are paid in full and no distributions in respect of the Class C notes until the Class B notes are paid in full.

If the maturity dates of the notes are accelerated following an event of default, the indenture trustee under certain circumstances may sell the trust assets.  In any such event, the proceeds from the sale of the trust assets may not be sufficient to pay all of the notes in full.

In addition, if the maturity dates of the notes are accelerated following an event of default due to a payment default and the indenture trustee determines that the trust assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturity dates of the notes had not been accelerated, the indenture trustee may sell the trust assets for an amount less than the aggregate outstanding principal balance of the notes with the consent of the holders of a majority of the outstanding principal balance of the Controlling Class.  In such event, the proceeds from the sale of the trust assets may not be sufficient to pay all of the notes in full.

If you receive your principal earlier than expected, you may not be able to reinvest that amount at a rate of return that is equal to or greater than the rate of return on your notes.

The notes may not be suitable investments for all investors

The notes may not be a suitable investment for any investor that requires a regular or predictable schedule of principal payments.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors consider purchasing the notes.

Because the offered notes are in book-entry form, your rights can only be exercised indirectly

Because the offered notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg, or the Euroclear System in Europe. Transfers of interests in the offered notes must therefore be made in accordance with the usual rules and operating procedures of those systems.  So long as the offered notes are in book-entry form, you will not be entitled to receive a physical note representing your interest.  The offered notes will remain in book-entry form except in the limited circumstances described under the caption “Information Regarding the Notes—Book-Entry Registration” in the accompanying prospectus.  Unless and until the offered notes in this prospectus supplement cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder,” as such term is used in the indenture.  As a result, you will only be able to exercise the rights of noteholders indirectly through DTC, if in the United States, and its participating organizations, or Clearstream and Euroclear, in Europe, and their participating organizations. Holding the offered notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in DTC, Clearstream or Euroclear and to take other actions that require a physical note.

Interest and principal on the offered notes will be paid by the issuing entity to DTC as the holder of record of the notes while they are held in book-entry form.  DTC will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants.  This process may delay your receipt of principal and interest payments from the issuing entity.

The holders of the subordinated classes of notes will have limited control with respect to certain issuing entity actions which could conflict with the interests of the holders of the senior classes of notes

Because the issuing entity has pledged the property of the issuing entity to the indenture trustee to secure payment on the notes, the indenture trustee, acting at the direction of the holders of a specified percentage of the outstanding principal amount of the Controlling Class, has the power to direct the issuing entity to take certain actions in connection with the property of the issuing entity.  Furthermore, the holders of a majority of the outstanding principal amount of the Controlling Class, or the indenture trustee acting on behalf of the holders of the Controlling Class, under certain circumstances, has the right to terminate the servicer as the servicer of the contracts without consideration of the effect such termination would have on the holders of any other class of notes.  In addition, the holders of a majority of the outstanding principal amount of the Controlling Class will have the right to waive certain events of default with respect to the servicer, without consideration of the effect such waiver would have on the holders of any other class of notes.  The Controlling Class will be the Class A notes (voting as a single class) until they are paid in full.  If the Class A Notes are paid in full but the Class B notes are outstanding, the Controlling Class will be the Class B notes.  The Class C notes will be the Controlling Class after the Class A notes and Class B notes are paid in full.  See “Description of the Transfer and Servicing Agreements—Servicing—Servicer Default” and “—Rights Upon Servicer Default” in the prospectus and “Description of the Notes—Voting Rights” in this prospectus supplement.

This prospectus supplement provides information regarding only the statistical pool of contracts as of the statistical cutoff date, and the final pool of contracts will have different characteristics

This prospectus supplement describes only the characteristics of the statistical pool of contracts as of the statistical cutoff date.  Prior to the closing date, contracts will be removed from the statistical pool of contracts to form the final pool of contracts.  The final pool of contracts will have characteristics that differ from the characteristics of the statistical pool of contracts as of the statistical cutoff date described in this prospectus supplement.  For example, the number and composition of the contracts, the distribution by contract interest rate, aggregate outstanding principal balance, payment frequency, average term to maturity and geographic distribution of the final pool of contracts are expected to vary from those of the statistical pool of contracts.  You should not assume that the characteristics of the final pool of contracts will be identical to the characteristics of the statistical pool of contracts.

Retention of the Class C notes by the depositor or an affiliate of the depositor may reduce the market price of the offered notes

The Class C notes will be retained or purchased by the depositor or an affiliate of the depositor.  Accordingly, the market for the Class C notes may be less liquid than would otherwise be the case.  In addition, if any retained Class C notes are subsequently sold in the secondary market, demand and market price for any notes already in the market could be adversely affected.

The Issuing Entity

General

Harley-Davidson Motorcycle Trust 2009-4 is a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the owner trustee for the transactions described herein.  After its formation, the issuing entity will engage in only a limited set of activities.  The issuing entity’s activities are limited to:

•                  acquiring, holding and managing the contracts and the other assets of the issuing entity and proceeds therefrom;

•                  issuing the notes and the certificates;

•                  making payments on the notes and the certificates; and

•                  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or that are incidental to or connected with the foregoing purposes.

Under a transfer and sale agreement between the seller and the depositor, the seller will sell all of the contracts and the related property to the depositor.

Under a sale and servicing agreement among the issuing entity, the depositor, the servicer and the indenture trustee, the depositor will transfer all of the contracts and related property to the issuing entity.

The property of the issuing entity will consist of:

•                  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date, but excluding any scheduled payments due after, but received on or prior to, the applicable cutoff date;

•                  security interests in the financed motorcycles securing the contracts and any related property;

•                  rights with respect to any repossessed financed motorcycles;

•                  the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

•                  certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

•                  the depositor’s rights against the seller under the transfer and sale agreement pursuant to which the seller sold the contracts to the depositor;

•                  the right to receive payments from the depositor for the repurchase of contracts which do not meet specified representations and warranties made by the depositor in the sale and servicing agreement;

•                  the right to receive payments from the servicer for the purchase of contracts upon a breach of its servicing obligations relating to such contracts as specified in the sale and servicing agreement;

•                  the issuing entity’s rights against the servicer under the sale and servicing agreement;

•                  amounts held in the collection account, the distribution account and the reserve fund to be established and maintained under the sale and servicing agreement; and

•                  all proceeds of the foregoing.

The issuing entity will issue a certificate to the depositor representing the entire beneficial ownership interest in the issuing entity.  The fiscal year end of the issuing entity is December 31.

The issuing entity’s principal offices will be in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed below under “The Owner Trustee and the Indenture Trustee.”

Capitalization

In addition to the notes, the issuing entity will issue a class of certificates.  Each certificate represents a fractional undivided ownership interest in the issuing entity.  The certificates are not being offered by this prospectus supplement and the accompanying prospectus and will initially be issued to the depositor or one of its affiliates.

The following table illustrates the liabilities of the issuing entity as of the closing date:

Class A-1 notes	$142,000,000
Class A-2 notes	$162,000,000
Class A-3 notes	$154,000,000
Class A-4 notes	$42,000,000
Class B notes	$22,668,000
Class C notes	$39,831,000
Total	$562,499,000

The Seller, Servicer and Sponsor

Harley-Davidson Credit Corp. (“HDCC”) is the sponsor of the transaction and will act as seller and servicer of the contracts and will receive reimbursement of servicer advances and payment of a servicing fee from available collections prior to any payments to the noteholders.

The sponsor began its asset-backed securities program and securitizing motorcycle contracts in 1994 and, to date, has securitized only contracts relating to the retail purchase of new and used motorcycles manufactured by Harley-Davidson, Buell or other manufacturers.  Since the inception of its program through the end of December 31, 2008, the sponsor has securitized approximately $16.3 billion of motorcycle contracts in both public and private term asset-backed securitization transactions.  For the fiscal years ended December 31, 2004, 2005, 2006, 2007 and 2008, HDCC securitized approximately $1.9 billion, $2.5 billion, $2.3 billion, $2.5 billion, and $0.5 billion, respectively, through public and private term asset-backed securitization debt offerings.  In addition to selling receivables to trusts making registered public offerings and unregistered private offerings, in 2008, HDCC began securitizing retail motorcycle contracts with multi-seller asset-backed commercial paper conduits.

The sponsor has been servicing motorcycle contracts since 1993.  As of December 31, 2008, the servicer serviced a portfolio of 535,910 retail contracts (both motorcycle contracts and other contracts including, but not limited to, aircraft and marine contracts) with an aggregate outstanding balance of $6.3 billion.  As of December 31, 2008, HDCC had total assets of $5.1 billion, and stockholder’s equity of $1.3 billion.  None of the asset-backed securitization transactions involving HDCC as sponsor or servicer has defaulted or experienced an early amortization.  HDCC believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving HDCC as servicer.

Additional information regarding the seller, servicer and the sponsor is set forth under the caption “The Seller, Servicer and Sponsor” in the accompanying prospectus.

The Depositor

Harley-Davidson Customer Funding Corp. will act as depositor.  Information regarding the depositor is set forth under the caption “The Depositor” in the accompanying prospectus.

The Owner Trustee and the Indenture Trustee

Wilmington Trust Company will be the owner trustee under the trust agreement.   Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903.  Wilmington Trust Company has served as owner trustee in several asset-backed securities transactions involving motorcycle receivables.  Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business.  Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

The Bank of New York Mellon Trust Company, N.A. will be the indenture trustee under the indenture.  The indenture trustee is a national banking association and its principal offices are located at 700 South Flower Street, Suite 500, Los Angeles, California 90017.  The Bank of New York Mellon Trust Company, N.A. has and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of assets similar to the contracts.  The seller, servicer, sponsor, depositor and their affiliates may in the future engage in commercial banking transactions with the indenture trustee and its affiliates in the ordinary course of their respective business.

The servicer will separately pay the fees of the owner trustee in connection with its duties under the trust agreement.  The indenture trustee’s fees will be paid by the issuing entity from Available Amounts prior to any payments to the noteholders.  Each of the owner trustee and the indenture trustee will also be entitled to indemnification by the depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence.  The depositor will also indemnify the owner trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

The Indenture and the Administration Agreement

Under an indenture between the issuing entity and the indenture trustee, the issuing entity will pledge the trust assets to the indenture trustee to secure the payment of the notes.

Under an administration agreement among the issuing entity, the indenture trustee, the depositor and Harley-Davidson Credit Corp., as administrator, the administrator will agree to perform certain of the issuing entity’s administrative functions under the indenture and certain of the owner trustee’s administrative functions under the trust agreement.

Affiliations and Certain Relationships and Transactions

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee.  However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the servicer, the sponsor, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of motorcycle contracts.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee.  However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the servicer, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of motorcycle contracts.

The sponsor, the depositor and the servicer are affiliates and engage in transactions with each other involving the securitization of motorcycle receivables, including those described in this prospectus supplement and the accompanying prospectus.

The depositor will retain the residual interest, which represents the beneficial ownership interest in the issuing entity.  Therefore, the issuing entity is a direct subsidiary of the depositor and an indirect subsidiary of the sponsor.  The depositor retains the right to sell all or a portion of the residual interest at any time.  Following such sale to an unaffiliated third party, the issuing entity may cease to be an affiliate of either the sponsor or the depositor.  The issuing entity has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm’s-length.

In the ordinary course of business from time to time, HDCC and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements and investment and financial advisory services, all on arm’s-length terms and conditions.

Use of Proceeds

The issuing entity will use the net proceeds received from the sale of the offered notes for the purchase of the contracts and related assets from the depositor.  The depositor will use the net proceeds from the issuing entity’s purchase of the contracts for the purchase of the contracts from the seller and to fund the reserve fund.  The seller or its affiliates will use all or a portion of the net proceeds from the depositor’s purchase of the contracts to repay indebtedness, including “warehouse” indebtedness secured by the contracts prior to the transfer of contracts to the depositor, and for general corporate purposes.  The “warehouse” indebtedness is owed to certain of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to repay “warehouse” indebtedness will be paid to those underwriters or their affiliates.

The Contracts

The issuing entity will own a pool of conditional sales contracts and promissory notes and security agreements secured by new and used motorcycles.

Criteria for Selecting the Contracts

The contracts have been or will be selected by the seller from the seller’s portfolio of contracts using several criteria, some of which are set forth below and in the prospectus under “The Seller, Servicer and Sponsor—Criteria for Selecting the Contracts.”  The contracts have been originated indirectly by the seller primarily through Eaglemark Savings Bank and, to a limited extent, through Harley-Davidson® motorcycle dealers, and subsequently acquired by the depositor from the seller in the ordinary course of the depositor’s business.  The selection criteria include the requirement that each contract:

•                  is a fixed rate simple interest conditional sales contract or promissory note and security agreement relating to the retail purchase of a motorcycle;

•                  was originated in the United States and U.S. Territories and is payable in U.S. dollars;

•                  is secured by a new or used motorcycle manufactured by one or more subsidiaries of Harley-Davidson, Inc. (including Buell) or certain other motorcycle manufacturers;

•                  has a contract interest rate of not less than 1.000%;

•                  was less than 30 days delinquent as of the related cutoff date;

•                  will amortize the amount financed over an original term (which is the actual number of payment cycles over the life of the contract) no greater than 84 months; and

•                  has a current principal balance of at least $500.00.

No selection procedures believed to be adverse to the noteholders have been or will be utilized in selecting the contracts from qualifying conditional sales contracts and promissory notes and security agreements.  No expenses incurred in connection with the selection and acquisition of the contracts are payable from the proceeds of the issuance of the notes.

Characteristics of the Contracts

The characteristics set forth in this section are based on the statistical pool of contracts as of the statistical cutoff date or origination, as applicable.  The statistical pool consists of contracts that met the criteria described above and below as of the statistical cutoff date and is expected to be representative in all material respects of the final pool of contracts to be transferred to the issuing entity on the closing date, except that there will be fewer contracts in the final pool of contracts and the final pool of contracts will have a smaller aggregate principal balance.  Some amortization of the contracts in the statistical pool will have occurred since the statistical cutoff date and some contracts included in the statistical pool may have prepaid in full or have been determined not to meet the eligibility criteria described above and below and therefore will not be included in the final pool of contracts.  The final pool of contracts will be selected from the statistical pool.  The aggregate characteristics of the final pool of contracts will vary from the characteristics of the statistical pool of contracts as of the statistical cutoff date set forth below.  In particular, the number and aggregate principal balance of the contracts as of the cutoff date will be less than the number and aggregate principal balance of the statistical pool of contracts.  See “Risk Factors—This prospectus supplement provides information regarding only the statistical pool of contracts as of the statistical cutoff date, and the final pool of contracts will have different characteristics” in this prospectus supplement.

The statistical pool of contracts has the following characteristics:

•                  the last scheduled payment of each contract as of the statistical cutoff date is due no later than November 15, 2016;

•                  at least 85% of the aggregate principal balance of the statistical pool of contracts was originated on or after October 1, 2007;

•                  100% of the aggregate principal balance of the statistical pool of contracts has made at least one payment by the statistical cutoff date or has a first scheduled payment date no later than December 2009;

•                  approximately 77.27% of the aggregate principal balance of the statistical pool of contracts as of the statistical cutoff date is attributable to loans to purchase motorcycles which were new, and approximately 22.73% is attributable to loans to purchase motorcycles which were used at the time the related contract was originated;

•                  approximately 98.65% of the aggregate principal balance of the statistical pool of contracts as of the statistical cutoff date is attributable to loans to purchase motorcycles manufactured by Harley-Davidson, approximately 0.85% of the aggregate principal balance of the statistical pool of contracts as of the statistical cutoff date is attributable to loans to purchase motorcycles manufactured by Buell and approximately 0.50% of the aggregate principal balance of the statistical pool of contracts as of the statistical cutoff date is attributable to loans to purchase motorcycles not manufactured by Harley-Davidson or Buell;

•                  all contracts in the statistical pool have a contract interest rate of at least 1.000% per annum and not more than 24.250% per annum and the weighted average contract interest rate of the statistical pool of contracts as of the statistical cutoff date is approximately 11.221% per annum (see Table 1 below);

•                  the contracts in the statistical pool have remaining terms as of the statistical cutoff date of at least 3 months but not more than 84 months and original terms of at least 24 months but not more than 84 months;

•                  the contracts in the statistical pool have a weighted average remaining term to scheduled maturity as of the statistical cutoff date of approximately 60 months, and a weighted average term to scheduled maturity as of origination of approximately 74 months (see Tables 2 and 3 below);

•                  the average principal balance per contract in the statistical pool as of the statistical cutoff date was approximately $12,043.43, and the principal balances on the contracts in the statistical pool as of the statistical cutoff date ranged from $500.23 to $53,760.00 (see Table 4 below);

•                  the contracts in the statistical pool arise from loans to obligors located in the United States (including the District of Columbia), the U.S. Territories and military bases, and with respect to the contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balance of the contracts in the statistical pool as of the statistical cutoff date: 12.28% in Texas, 8.32% in California, 7.45% in Florida and 7.31% in North Carolina (see Table 5 below).  No other geographic location represented more than 5.00% of the aggregate principal balance of the contracts in the statistical pool as of the statistical cutoff date; and

•                  the weighted average FICO® score of obligors for which a FICO® score was obtained in respect of the statistical pool of contracts as of origination was approximately 713, and the FICO® scores of obligors of the contracts in the statistical pool as of origination ranged from 475 to 837 (see Table 6 below).

Certain contracts will have been originated under one of the following incentive financing programs offered by Eaglemark Savings Bank or the seller in connection with the retail purchase of new or used Harley-Davidson® motorcycles or Buell® motorcycles:

•                  no down payment;

•                  deferred first payment, in which the first payment on a contract is deferred generally for a period of up to 210 days and no interest accrues under such contract for a period up to 180 days;

•                  no down payment and deferred first payment (as described above);

•                  low contract interest rate;

•                  no down payment and low contract interest rate; and

•                  certain other financing programs.

Contracts originated under a no down payment financing program constituted approximately 14.98% of the aggregate principal balance of the contracts in the statistical pool as of the statistical cutoff date (which may include a no down payment offer in conjunction with another incentive financing program).  While such contracts are originated under a no down payment financing option, some obligors elect to make a down payment.  No other incentive financing program represented more than 0.59% of the aggregate principal balance of the contracts as of the statistical cutoff date.

The following tables describe the following characteristics of the statistical pool of contracts as of the statistical cutoff date:  the distribution by contract interest rate, the distribution by remaining term to maturity, the distribution by original term to maturity, the distribution by current balance, the geographic distribution and the distribution by FICO® score (which scores are as of the date of contract origination).  Following the transfer of the contracts to the issuing entity, the aggregate characteristics of the entire pool of contracts will vary from those of the statistical pool of contracts as of the statistical cutoff date.

TABLE 1

DISTRIBUTION BY CONTRACT INTEREST RATE OF THE STATISTICAL POOL OF CONTRACTS

(AS OF THE STATISTICAL CUTOFF DATE)

CONTRACT INTEREST RATE			NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (1)
1.000%	-	2.000%	603	1.01%	$5,467,315.85	0.76%
2.001%	-	3.000%	1,087	1.82	3,336,071.92	0.46
3.001%	-	4.000%	389	0.65	2,844,447.51	0.39
4.001%	-	5.000%	109	0.18	1,099,727.81	0.15
5.001%	-	6.000%	2,955	4.94	26,878,681.16	3.73
6.001%	-	7.000%	4,053	6.78	38,137,000.26	5.29
7.001%	-	8.000%	6,529	10.92	67,962,367.19	9.44
8.001%	-	9.000%	8,157	13.64	93,274,059.35	12.95
9.001%	-	10.000%	7,921	13.24	102,179,255.27	14.19
10.001%	-	11.000%	6,158	10.30	85,753,800.10	11.91
11.001%	-	12.000%	5,405	9.04	75,116,921.64	10.43
12.001%	-	13.000%	3,301	5.52	45,429,044.85	6.31
13.001%	-	14.000%	2,812	4.70	39,314,822.11	5.46
14.001%	-	15.000%	2,471	4.13	33,442,199.56	4.64
15.001%	-	16.000%	1,497	2.50	21,414,629.22	2.97
16.001%	-	17.000%	630	1.05	8,672,880.61	1.20
17.001%	-	18.000%	697	1.17	9,224,397.18	1.28
18.001%	-	19.000%	1,168	1.95	14,431,130.26	2.00
19.001%	-	20.000%	1,437	2.40	17,641,216.23	2.45
20.001%	-	21.000%	596	1.00	7,113,679.90	0.99
21.001%	-	22.000%	685	1.15	8,623,088.47	1.20
22.001%	-	23.000%	1,117	1.87	12,560,376.22	1.74
23.001%	-	24.000%	14	0.02	201,539.13	0.03
24.001%	-	24.250%	18	0.03	186,578.49	0.03

	TOTALS:		59,809	100.00%	$720,305,230.29	100.00%

(1)            Percentages may not add to 100.00% because of rounding.

TABLE 2

DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY

OF THE STATISTICAL POOL OF CONTRACTS

(AS OF THE STATISTICAL CUTOFF DATE)

REMAINING TERM (MONTHS)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (1)
1 – 12	4,826	8.07%	$11,735,513.27	1.63%
13 – 24	3,258	5.45	17,549,738.18	2.44
25 – 36	2,664	4.45	21,887,373.35	3.04
37 – 48	10,879	18.19	117,306,353.51	16.29
49 – 60	13,046	21.81	148,769,349.94	20.65
61 – 72	18,931	31.65	281,570,187.91	39.09
73 – 84	6,205	10.37	121,486,714.13	16.87

TOTALS:	59,809	100.00%	$720,305,230.29	100.00%

(1)    Percentages may not add to 100.00% because of rounding.

TABLE 3

DISTRIBUTION BY ORIGINAL TERM TO SCHEDULED MATURITY

OF THE STATISTICAL POOL OF CONTRACTS

(AS OF THE STATISTICAL CUTOFF DATE)

ORIGINAL TERM (MONTHS)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (1)
13 – 24	235	0.39%	$1,059,870.49	0.15%
25 – 36	2,394	4.00	11,719,497.70	1.63
37 – 48	1,808	3.02	14,641,797.88	2.03
49 – 60	15,512	25.94	172,958,671.21	24.01
61 – 72	15,484	25.89	162,271,759.73	22.53
73 – 84	24,376	40.76	357,653,633.28	49.65

TOTALS:	59,809	100.00%	$720,305,230.29	100.00%

(1)            Percentages may not add to 100.00% because of rounding.

TABLE 4

DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE OF THE STATISTICAL POOL OF CONTRACTS

(AS OF THE STATISTICAL CUTOFF DATE)

OUTSTANDING PRINCIPAL BALANCE			NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (1)
$500.23	-	$5,000.00	8,332	13.93%	$25,228,527.92	3.50%
5,000.01	-	10,000.00	15,244	25.49	117,570,332.67	16.32
10,000.01	-	15,000.00	17,527	29.30	218,423,713.83	30.32
15,000.01	-	20,000.00	13,149	21.98	226,992,714.74	31.51
20,000.01	-	25,000.00	4,167	6.97	91,181,947.40	12.66
25,000.01	-	30,000.00	922	1.54	24,881,271.20	3.45
30,000.01	-	35,000.00	325	0.54	10,431,858.08	1.45
35,000.01	-	40,000.00	96	0.16	3,582,741.14	0.50
40,000.01	-	45,000.00	38	0.06	1,579,196.91	0.22
45,000.01		50,000.00	8	0.01	379,166.40	0.05
50,000.01	-	53,760.00	1	0.00 (2)	53,760.00	0.01

	TOTALS:		59,809	100.00%	$720,305,230.29	100.00%

(1)           Percentages may not add to 100.00% because of rounding.

(2)           Less than 0.005% but greater than 0.000%

TABLE 5

GEOGRAPHIC DISTRIBUTION OF THE STATISTICAL POOL OF CONTRACTS

(AS OF THE STATISTICAL CUTOFF DATE)

GEOGRAPHIC DISTRIBUTION(1)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (2)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (2)
ALABAMA	1,067	1.78%	$13,870,284.28	1.93%
ALASKA	113	0.19	1,200,680.76	0.17
ARIZONA	1,187	1.98	16,023,425.04	2.22
ARKANSAS	560	0.94	6,988,967.55	0.97
CALIFORNIA	4,573	7.65	59,943,916.46	8.32
COLORADO	992	1.66	12,029,889.27	1.67
CONNECTICUT	752	1.26	8,037,986.44	1.12
DELAWARE	284	0.47	3,458,707.10	0.48
DISTRICT OF COLUMBIA	14	0.02	149,455.85	0.02
FLORIDA	4,332	7.24	53,636,209.56	7.45
GEORGIA	1,961	3.28	24,447,696.72	3.39
HAWAII	189	0.32	2,317,746.30	0.32
IDAHO	350	0.59	4,223,211.34	0.59
ILLINOIS	2,396	4.01	27,647,174.94	3.84
INDIANA	1,274	2.13	14,843,273.33	2.06
IOWA	743	1.24	8,273,025.35	1.15
KANSAS	704	1.18	8,379,576.15	1.16
KENTUCKY	838	1.40	9,919,700.48	1.38
LOUISIANA	934	1.56	12,568,518.57	1.74
MAINE	360	0.60	4,211,718.78	0.58
MARYLAND	802	1.34	9,147,405.49	1.27
MASSACHUSETTS	857	1.43	9,242,136.28	1.28
MICHIGAN	1,304	2.18	13,926,492.65	1.93
MINNESOTA	1,024	1.71	11,574,401.66	1.61
MISSISSIPPI	393	0.66	5,348,737.60	0.74
MISSOURI	1,234	2.06	14,373,262.97	2.00
MONTANA	283	0.47	3,331,087.88	0.46
NEBRASKA	568	0.95	6,156,290.66	0.85
NEVADA	710	1.19	9,313,239.60	1.29
NEW HAMPSHIRE	553	0.92	5,912,356.54	0.82
NEW JERSEY	1,540	2.57	15,995,724.03	2.22
NEW MEXICO	754	1.26	9,899,919.51	1.37
NEW YORK	2,053	3.43	21,057,782.32	2.92
NORTH CAROLINA	4,620	7.72	52,650,086.27	7.31
NORTH DAKOTA	193	0.32	2,221,062.72	0.31
OHIO	2,458	4.11	29,158,160.76	4.05
OKLAHOMA	956	1.60	12,500,315.80	1.74
OREGON	680	1.14	7,698,266.17	1.07
PENNSYLVANIA	836	1.40	8,848,806.41	1.23
RHODE ISLAND	185	0.31	1,768,623.87	0.25
SOUTH CAROLINA	847	1.42	10,171,721.31	1.41
SOUTH DAKOTA	159	0.27	1,742,420.98	0.24
TENNESSEE	1,480	2.47	18,084,181.47	2.51
TEXAS	6,597	11.03	88,423,875.43	12.28
UTAH	237	0.40	2,904,265.22	0.40
VERMONT	193	0.32	2,218,221.14	0.31
VIRGINIA	1,581	2.64	18,759,197.46	2.60

GEOGRAPHIC DISTRIBUTION(1)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (2)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (2)
WASHINGTON	1,279	2.14%	$15,466,927.95	2.15%
WEST VIRGINIA	624	1.04	7,430,456.05	1.03
WISCONSIN	836	1.40	8,362,399.32	1.16
WYOMING	288	0.48	3,641,093.64	0.51
OTHER (3)	62	0.10	805,146.86	0.11

TOTALS:	59,809	100.00%	$720,305,230.29	100.00%

(1)            Based on billing addresses of obligors as of the statistical cutoff date.

(2)            Percentages may not add to 100.00% because of rounding.

(3)            Includes U.S. Territories and military bases.

The seller’s credit underwriting analysis includes an evaluation of an applicant’s FICO®* score.  Eaglemark Savings Bank, the motorcycle dealer or the seller obtains, to the extent available, a FICO® score for an applicant at the time the credit application is submitted.  A FICO® score is a widely used industry measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  FICO® scores are based on independent third party information, the accuracy of which cannot be verified.  Data from an independent credit reporting agency, such as FICO® scores, is one of several factors that may be used by the seller in its credit underwriting analysis to assess the credit risk associated with each applicant.  FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the contracts.  In addition, FICO® scores may change over time, depending on the conduct of the obligor and changes in credit score technology and therefore, an obligor’s FICO® score at any time in the future may be higher or lower than the obligor’s FICO® score as of origination.

The following table summarizes the distribution of FICO® scores for the statistical pool of contracts as of the statistical cutoff date using FICO® scores obtained as of origination of each contract.  There can be no assurance that FICO®  scores will be an accurate predictor of the likelihood of repayment of the related contract or that any obligor’s credit score would not be lower if obtained as of the statistical cutoff date or the cutoff date.

TABLE 6

DISTRIBUTION BY FICO® SCORE OF THE STATISTICAL POOL OF CONTRACTS

(AS OF THE STATISTICAL CUTOFF DATE) (1)

FICO® SCORE	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (2)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (2)
Unknown	122	0.20%	$985,935.13	0.14%
475 - 539	240	0.40	2,397,616.26	0.33
540 - 589	1,619	2.71	16,913,689.86	2.35
590 - 639	5,241	8.76	61,067,159.72	8.48
640 - 689	11,727	19.61	154,858,252.44	21.50
690 - 739	15,020	25.11	183,820,116.87	25.52
740 - 789	21,881	36.58	259,082,869.63	35.97
790 - 837	3,959	6.62	41,179,590.38	5.72

TOTALS:	59,809	100.00%	$720,305,230.29	100.00%

(1)            FICO® scores with respect to any contract are as of origination.

(2)            Percentages may not add to 100.00% because of rounding.

* FICO® is a federally registered servicemark of Fair, Isaac & Company.

Delinquency, Loan Loss and Repossession Information

The following tables set forth the delinquency experience and loan loss and repossession experience of the portfolio of contracts that the seller owns or services consisting of (i) contracts relating to the retail purchase of new and used motorcycles secured by motorcycles purchased in the United States and U.S. Territories and manufactured by Harley-Davidson, Buell and other manufacturers and (ii) contracts secured by assets other than motorcycles, the aggregate principal balance of which represents a de minimis amount of the portfolio.  The data in the following tables include contracts which the seller has previously sold in connection with prior securitization transactions and for which the seller acts as servicer.

The figures in the following tables describing delinquency experience and loan loss and repossession experience differ from the figures disclosed for the same periods relating to securitization transactions closed prior to July 31, 2005 because a different methodology has been used to calculate such figures. The primary changes to the methodology involve using average balances and average numbers of contracts for each period and including repossessions at the seller’s estimate of fair market value, instead of using period-end balances and numbers of contracts and excluding repossessions as done under the methodology previously used.  The methodology used to calculate the figures below is consistent with the methodology that is used to calculate delinquencies and net losses in the financial reporting of the seller.

Delinquency Experience(1)

(Dollars in Thousands)

	At October 31,
	2009		2008
	Number of Contracts	Amount	Number of Contracts	Amount
Portfolio	513,744	$5,577,904.5	522,268	$6,016,153.8
Period of Delinquency(2)
30-59 Days	18,504	$209,292.8	16,410	$195,262.4
60-89 Days	6,268	73,495.8	6,314	76,861.8
90 Days or more	5,452	68,622.5	5,632	73,110.7
Total Delinquencies	30,224	$351,411.1	28,356	$345,234.8

Total Delinquencies as a Percent of Total Portfolio	5.88%	6.30%	5.43%	5.74%

	At December 31,
	2008		2007		2006		2005		2004
	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount
Portfolio	516,742	$5,856,866.7	478,600	$5,613,613.3	415,533	$4,960,657.4	354,462	$4,288,120.8	300,731	$3,591,481.6
Period of Delinquency(2)
30-59 Days	17,722	$212,394.9	16,085	$194,960.4	12,412	$150,722.9	10,581	$126,576.2	9,324	$105,158.6
60-89 Days	6,225	75,886.7	6,412	79,657.8	4,683	58,559.3	3,491	42,591.1	2,642	30,583.7
90 Days or more	6,749	87,672.5	5,703	76,162.7	3,826	49,890.0	2,956	39,716.5	2,078	26,524.9
Total Delinquencies	30,696	$375,954.1	28,200	$350,780.9	20,921	$259,172.2	17,028	$208,883.9	14,044	$162,267.2
Total Delinquencies as a Percent of Total Portfolio	5.94%	6.42%	5.89%	6.25%	5.03%	5.22%	4.80%	4.87%	4.67%	4.52%

(1)          Includes delinquent contracts already in repossession.

(2)          The period of delinquency is based on the number of days payment is contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the next month.

Loan Loss/Repossession Experience
(Dollars in Thousands)

	Ten Months Ended October 31,
	2009	2008
Outstanding Balance of All Contracts Serviced(1)	$5,638,717	$5,758,688
Contract Liquidations (2)	5.20%	4.20%
Net Losses:
Dollars(3)	$128,530.0	$99,643.6
Percentage(4)	2.74%	2.08%

	Year Ended December 31,
	2008	2007	2006	2005	2004
Outstanding Balance of All Contracts Serviced(1)	$5,775,467	$5,380,793	$4,680,658	$3,985,412	$3,301,278
Contract Liquidations(2)	4.29%	3.39%	2.94%	2.64%	2.36%
Net Losses:
Dollars(3)	$133,356.8	$103,638.2	$66,280.0	$51,152.9	$31,951.7
Percentage(4)	2.31%	1.93%	1.42%	1.28%	0.97%

(1)            Amount represents the average outstanding principal balance of all contracts serviced during the relevant period, calculated by dividing (i) the sum of the average principal balance of contracts outstanding for each calendar month in the period by (ii) the number of months in the period.

(2)            As a percentage of the monthly average number of contracts being serviced, divided by the number of months in the period, calculated on an annualized basis.

(3)            Net losses equal charge-offs net of recoveries.  Repossessed collateral is carried at the seller’s estimate of fair market value.

(4)            As a percentage of the outstanding balance of all contracts serviced, calculated on an annualized basis.

Delinquencies, loan losses and repossessions on motorcycle contracts are affected by economic conditions generally.  See “Risk Factors—Recent economic developments may adversely affect the performance and market value of your notes” and “—Future delinquency and loss experience of the contracts is expected to be worse than the servicer’s historical experience” in this prospectus supplement.  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the contracts included in the issuing entity will be similar to that set forth above.

Static Pool Information

Static pool information regarding delinquencies, cumulative losses and prepayments with respect to certain of the sponsor’s prior securitized pools of contracts relating to the retail purchase of new and used motorcycles is provided in Appendix A to this prospectus supplement.  The static pool information is presented for the pool of contracts relating to each prior securitization transaction sponsored by the sponsor during the five years preceding the date of this prospectus supplement; provided, however, that the static pool information is not deemed part of this prospectus supplement or the registration statement of which this prospectus supplement is a part to the extent that the static pool information relates to prior securitized pools that were established before January 1, 2006.  The static pool information is provided for illustrative purposes only and there is no assurance that the delinquency, cumulative loss or prepayment experience of the contracts held by the issuing entity will be similar to the delinquency, cumulative loss and prepayment experience of the sponsor’s prior securitized pools of contracts.  The static pool information also includes the following summary characteristics for each prior securitized pool of contracts as of the related cutoff date for such pool except that FICO® scores are as of origination:

•	number of contracts;
•	pool balance;
•	average loan balance;
•	weighted average contract interest rate;
•	weighted average original term;
•	weighted average remaining term;
•	weighted average FICO® score(1);
•	minimum FICO® score(1);
•	maximum FICO® score(1);
•	percentage of contracts secured by new motorcycles and used motorcycles;
•	distribution by contract interest rate; and
•	geographic distribution of contracts for concentrations by state equal to or greater than 5%.

(1)          FICO® scores with respect to any contract are as of origination.

The summary characteristics of the final securitized pool of contracts relating to each prior securitization transaction may vary somewhat from the characteristics of the initial pool of contracts as of the initial cutoff date due to the purchase of additional contracts by an issuing entity subsequent to the initial cutoff date in certain prior securitization transactions.

Yield and Prepayment Considerations

By their terms, the contracts may be prepaid, in whole or in part, at any time.  Each contract also contains a provision which permits the seller to require full prepayment in the event of a sale of the related motorcycle securing a contract.  In addition, repurchases of the contracts from the issuing entity by the depositor, and concurrently from the depositor by the seller, could occur in the event of a breach of certain representations and warranties with respect to the contracts, and purchases of the contracts from the issuing entity by the servicer could occur in the event of a breach of its servicing obligations relating to the contracts.  In addition, the servicer may exercise its option to purchase all of the contracts from the issuing entity when the aggregate outstanding principal balance of the contracts owned by the issuing entity has declined to less than 10% of the aggregate outstanding principal balance of the contracts as of the cutoff date.

Any prepayments, repurchases or purchases of contracts will reduce the average life of the notes and the interest received by the noteholders over the life of the notes (for this purpose the term “prepayment” includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies and debt cancellation agreements).

Weighted Average Lives of the Notes

The rate of payments on the contracts will directly affect the rate at which you receive principal payments on your notes and, if you purchase your notes at a premium or discount, your yield to maturity.

Prepayments on the contracts can be analyzed against a prepayment standard or model. In this prospectus supplement, the Absolute Prepayment Model (“ABS”) assumes a rate of prepayment each month relative to the original number of contracts in a pool of contracts.  ABS further assumes that all of the contracts in the pool of contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month.  ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the contracts.

As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of notes could occur later or significantly earlier than the respective final scheduled payment date.  Noteholders will bear any reinvestment risk associated with early payment of the notes.  Reinvestment risk means the risk that market interest rates may be lower at the time such noteholders receive payments from the issuing entity than the interest rate borne by the notes.

The ABS Tables have been prepared on the assumption that:

•                  the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•                  each scheduled monthly payment on each contract is scheduled to be made and is made on the last day of each month and each month has 30 days;

•                  payments are made on the notes on each payment date (and each payment date is assumed to be the 15th day of each month whether or not a business day) with a first payment date of January 15, 2010;

•                  the balance in the reserve fund on each payment date is the required amount described under “Prospectus Supplement Summary—Reserve Fund”;

•                  the notes are purchased on an assumed closing date of December 10, 2009; and

•                  the servicer does not exercise its option to purchase the contracts.

The ABS Tables also assume that the contracts have been aggregated into hypothetical pools with all of the contracts within each pool having the following characteristics and that the scheduled monthly payment for each of the pools will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Balance	Contract Rate	Original Term to Maturity (In Months)	Remaining Term to Maturity (In Months)
1	$10,551,986.76	7.401%	66	9
2	$15,779,847.08	7.625%	62	18
3	$19,680,031.75	8.103%	53	33
4	$105,476,007.76	8.079%	60	43
5	$133,765,961.00	11.096%	69	57
6	$253,173,834.46	12.235%	80	68
7	$109,234,779.01	13.505%	84	80

	$647,662,447.82

The ABS Tables indicate the projected weighted average life of each class of offered notes and set forth the percentage of the initial principal amount of each class of offered notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

The actual characteristics and performance of the contracts will differ from the assumptions used to prepare the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment rates. Any difference between the assumptions and the actual characteristics and performance of the contracts or actual prepayment experience will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of offered notes.

	Class A-1 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2010	90.64%	87.80%	84.00%	75.58%	73.26%	61.21%
2/15/2010	81.30%	75.74%	68.37%	58.90%	54.41%	41.32%
3/15/2010	71.98%	63.80%	53.11%	42.55%	36.01%	21.78%
4/15/2010	62.68%	52.00%	38.24%	26.51%	18.07%	2.61%
5/15/2010	53.40%	40.33%	23.75%	10.80%	0.60%	0.00%
6/15/2010	44.15%	28.80%	9.65%	0.00%	0.00%	0.00%
7/15/2010	34.92%	17.41%	0.00%	0.00%	0.00%	0.00%
8/15/2010	25.71%	6.16%	0.00%	0.00%	0.00%	0.00%
9/15/2010	16.53%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2010	8.16%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2010	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	0.51	0.41	0.33 (2)	0.28	0.25	0.20

(1)            The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)            This weighted average life to maturity for the Class A-1 notes has been calculated in accordance with the TALF prepayment assumptions applicable to the weighted average life of ABS as specified in the TALF frequently asked questions dated November 13, 2009 and posted on the FRBNY website at http://www.newyorkfed.org/markets/talf_faq.html.

	Class A-2 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	85.79%
6/15/2010	100.00%	100.00%	100.00%	95.99%	85.62%	69.63%
7/15/2010	100.00%	100.00%	96.44%	82.81%	72.15%	53.79%
8/15/2010	100.00%	100.00%	84.78%	69.92%	58.93%	38.28%
9/15/2010	100.00%	95.66%	73.46%	57.33%	45.95%	23.11%
10/15/2010	100.00%	86.63%	62.48%	45.05%	33.23%	8.28%
11/15/2010	99.84%	77.68%	51.71%	33.08%	20.76%	0.00%
12/15/2010	92.54%	68.84%	41.14%	21.55%	8.55%	0.00%
1/15/2011	85.25%	60.10%	30.79%	10.43%	0.00%	0.00%
2/15/2011	77.98%	51.46%	20.65%	0.00%	0.00%	0.00%
3/15/2011	70.73%	42.92%	10.73%	0.00%	0.00%	0.00%
4/15/2011	63.50%	34.48%	1.02%	0.00%	0.00%	0.00%
5/15/2011	56.28%	26.15%	0.00%	0.00%	0.00%	0.00%
6/15/2011	49.09%	17.93%	0.00%	0.00%	0.00%	0.00%
7/15/2011	42.41%	10.20%	0.00%	0.00%	0.00%	0.00%
8/15/2011	35.75%	2.56%	0.00%	0.00%	0.00%	0.00%
9/15/2011	29.11%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2011	22.49%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2011	15.88%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2011	9.28%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2012	2.71%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.56	1.24	0.99 (2)	0.86	0.78	0.66

(1)            The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)            This weighted average life to maturity for the Class A-2 notes has been calculated in accordance with the TALF prepayment assumptions applicable to the weighted average life of ABS as specified in the TALF frequently asked questions dated November 13, 2009 and posted on the FRBNY website at http://www.newyorkfed.org/markets/talf_faq.html.

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	93.48%
12/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	78.62%
1/15/2011	100.00%	100.00%	100.00%	100.00%	96.43%	64.13%
2/15/2011	100.00%	100.00%	100.00%	99.51%	84.14%	50.02%
3/15/2011	100.00%	100.00%	100.00%	88.29%	72.13%	36.29%
4/15/2011	100.00%	100.00%	100.00%	77.31%	60.42%	22.95%
5/15/2011	100.00%	100.00%	91.11%	66.58%	48.99%	10.01%
6/15/2011	100.00%	100.00%	81.37%	56.09%	37.86%	0.00%
7/15/2011	100.00%	100.00%	71.98%	45.86%	27.03%	0.00%
8/15/2011	100.00%	100.00%	62.78%	35.89%	16.51%	0.00%
9/15/2011	100.00%	94.75%	53.77%	26.17%	6.29%	0.00%
10/15/2011	100.00%	86.91%	44.95%	16.72%	0.00%	0.00%
11/15/2011	100.00%	79.17%	36.34%	7.53%	0.00%	0.00%
12/15/2011	100.00%	71.53%	27.93%	0.00%	0.00%	0.00%
1/15/2012	100.00%	64.00%	19.72%	0.00%	0.00%	0.00%
2/15/2012	95.95%	56.57%	11.72%	0.00%	0.00%	0.00%
3/15/2012	89.07%	49.25%	3.94%	0.00%	0.00%	0.00%
4/15/2012	82.21%	42.04%	0.00%	0.00%	0.00%	0.00%
5/15/2012	75.37%	34.95%	0.00%	0.00%	0.00%	0.00%
6/15/2012	68.56%	27.96%	0.00%	0.00%	0.00%	0.00%
7/15/2012	61.76%	21.09%	0.00%	0.00%	0.00%	0.00%
8/15/2012	54.98%	14.33%	0.00%	0.00%	0.00%	0.00%
9/15/2012	48.23%	7.69%	0.00%	0.00%	0.00%	0.00%
10/15/2012	41.85%	1.42%	0.00%	0.00%	0.00%	0.00%
11/15/2012	35.49%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2012	29.15%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2013	22.83%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2013	16.54%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2013	10.27%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2013	4.02%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	2.79	2.31	1.85 (2)	1.61	1.47	1.23

(1)            The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)            This weighted average life to maturity for the Class A-3 notes has been calculated in accordance with the TALF prepayment assumptions applicable to the weighted average life of ABS as specified in the TALF frequently asked questions dated November 13, 2009 and posted on the FRBNY website at http://www.newyorkfed.org/markets/talf_faq.html.

Class A-4 Notes

Assumed ABS Percentage

Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	90.72%
7/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	46.21%
8/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	3.21%
9/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
10/15/2011	100.00%	100.00%	100.00%	100.00%	86.72%	0.00%
11/15/2011	100.00%	100.00%	100.00%	100.00%	51.56%	0.00%
12/15/2011	100.00%	100.00%	100.00%	94.92%	17.56%	0.00%
1/15/2012	100.00%	100.00%	100.00%	63.23%	0.00%	0.00%
2/15/2012	100.00%	100.00%	100.00%	32.56%	0.00%	0.00%
3/15/2012	100.00%	100.00%	100.00%	2.93%	0.00%	0.00%
4/15/2012	100.00%	100.00%	86.67%	0.00%	0.00%	0.00%
5/15/2012	100.00%	100.00%	59.69%	0.00%	0.00%	0.00%
6/15/2012	100.00%	100.00%	33.52%	0.00%	0.00%	0.00%
7/15/2012	100.00%	100.00%	8.17%	0.00%	0.00%	0.00%
8/15/2012	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
9/15/2012	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
10/15/2012	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
11/15/2012	100.00%	82.64%	0.00%	0.00%	0.00%	0.00%
12/15/2012	100.00%	60.48%	0.00%	0.00%	0.00%	0.00%
1/15/2013	100.00%	38.73%	0.00%	0.00%	0.00%	0.00%
2/15/2013	100.00%	17.42%	0.00%	0.00%	0.00%	0.00%
3/15/2013	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2013	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2013	91.91%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2013	69.17%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2013	46.53%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2013	29.10%	0.00%	0.00%	0.00%	0.00%	0.00%

Class A-4 Notes

Assumed ABS Percentage

Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
9/15/2013	11.73%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	3.64	3.10	2.50 (2)	2.18	1.98	1.63

(1)            The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)            This weighted average life to maturity for the Class A-4 notes has been calculated in accordance with the TALF prepayment assumptions applicable to the weighted average life of ABS as specified in the TALF frequently asked questions dated November 13, 2009 and posted on the FRBNY website at http://www.newyorkfed.org/markets/talf_faq.html.

	Class B Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	29.12%
10/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
11/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
12/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
1/15/2012	100.00%	100.00%	100.00%	100.00%	71.76%	0.00%
2/15/2012	100.00%	100.00%	100.00%	100.00%	13.22%	0.00%
3/15/2012	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
4/15/2012	100.00%	100.00%	100.00%	52.46%	0.00%	0.00%
5/15/2012	100.00%	100.00%	100.00%	1.46%	0.00%	0.00%
6/15/2012	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
7/15/2012	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
8/15/2012	100.00%	100.00%	69.69%	0.00%	0.00%	0.00%
9/15/2012	100.00%	100.00%	25.80%	0.00%	0.00%	0.00%
10/15/2012	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
11/15/2012	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
12/15/2012	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
1/15/2013	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
2/15/2013	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
3/15/2013	100.00%	93.60%	0.00%	0.00%	0.00%	0.00%
4/15/2013	100.00%	55.73%	0.00%	0.00%	0.00%	0.00%
5/15/2013	100.00%	18.70%	0.00%	0.00%	0.00%	0.00%
6/15/2013	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2013	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2013	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
9/15/2013	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2013	89.65%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2013	57.67%	0.00%	0.00%	0.00%	0.00%	0.00%

	Class B Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
12/15/2013	25.81%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	3.99	3.40	2.76	2.39	2.17	1.79

(1)            The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

	Class C Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	74.74%
11/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	35.02%
12/15/2011	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
1/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
2/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
3/15/2012	100.00%	100.00%	100.00%	100.00%	75.50%	0.00%
4/15/2012	100.00%	100.00%	100.00%	100.00%	44.78%	0.00%
5/15/2012	100.00%	100.00%	100.00%	100.00%	15.38%	0.00%
6/15/2012	100.00%	100.00%	100.00%	72.94%	0.00%	0.00%
7/15/2012	100.00%	100.00%	100.00%	46.19%	0.00%	0.00%
8/15/2012	100.00%	100.00%	100.00%	20.62%	0.00%	0.00%
9/15/2012	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
10/15/2012	100.00%	100.00%	91.06%	0.00%	0.00%	0.00%
11/15/2012	100.00%	100.00%	68.28%	0.00%	0.00%	0.00%
12/15/2012	100.00%	100.00%	46.34%	0.00%	0.00%	0.00%
1/15/2013	100.00%	100.00%	25.28%	0.00%	0.00%	0.00%
2/15/2013	100.00%	100.00%	5.09%	0.00%	0.00%	0.00%
3/15/2013	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
4/15/2013	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
5/15/2013	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
6/15/2013	100.00%	90.05%	0.00%	0.00%	0.00%	0.00%
7/15/2013	100.00%	69.94%	0.00%	0.00%	0.00%	0.00%
8/15/2013	100.00%	53.67%	0.00%	0.00%	0.00%	0.00%
9/15/2013	100.00%	37.75%	0.00%	0.00%	0.00%	0.00%
10/15/2013	100.00%	22.18%	0.00%	0.00%	0.00%	0.00%
11/15/2013	100.00%	6.99%	0.00%	0.00%	0.00%	0.00%
12/15/2013	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2014	96.62%	0.00%	0.00%	0.00%	0.00%	0.00%

	Class C Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
2/15/2014	78.62%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2014	60.69%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2014	42.83%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2014	25.04%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2014	7.33%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	4.36	3.75	3.04	2.63	2.38	1.94

(1)            The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the contracts which will differ from the actual characteristics and performance of the contracts) and should be read in conjunction therewith.

TALF Considerations

In order to be eligible collateral under TALF, the Class A notes and the contracts underlying the Class A notes must satisfy eligibility criteria specified by the FRBNY and satisfy the FRBNY’s risk assessment principles.  Subject to the important considerations described under “Risk Factors—The requirements of TALF may adversely affect the market value and liquidity of your notes” in this prospectus supplement, on the closing date, the Class A notes will be “eligible collateral” for investors to pledge as collateral for loans borrowed from the FRBNY under TALF and the contracts underlying the Class A notes will satisfy the eligibility criteria specified by the FRBNY.  On the closing date, the Class A notes will be backed by “motorcycles” for purposes of calculating the initial TALF haircuts.  The information contained in this section regarding the requirements of TALF is based on the TALF Terms and Conditions as in effect on the date hereof posted by the FRBNY at http://www.newyorkfed.org/markets/talf_terms.html and the frequently asked questions posted by the FRBNY at http://www.newyorkfed.org/markets/talf_faq.html.

If you are an investor intending to pledge the Class A notes as collateral for loans borrowed from the FRBNY under TALF, you are encouraged to consult with your financial and legal advisors regarding the program requirements (including the Master Loan and Security Agreement to be entered into between the FRBNY and TALF Agents, and the customer agreement to be entered into between the TALF Agents and investors, as well as the terms and conditions, frequently asked questions and other supporting material on the FRBNY website) of, eligibility for, and related legal and economic risks in connection with, loans under TALF.

On the closing date, the Class A notes and the receivables will satisfy the TALF eligibility criteria, as specified below.

As of the cutoff date, the contracts have the following characteristics:

•                  All of the contracts are U.S. dollar-denominated.

•                  The contracts are retail loans relating to motorcycles and do not include exposures that are themselves cash asset-backed securities or synthetic asset-backed securities.

•                  At least 95% of the dollar amount of the contracts are both (a) originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S.-domiciled obligors.

•                  At least 85% of the dollar amount of the contracts were originated on or after October 1, 2007.

On the closing date, the Class A notes will have the following characteristics:

•                  The Class A notes will be U.S. dollar-denominated cash (not synthetic) asset-backed securities.

•                  Each class of Class A notes will have received the ratings specified in “Prospectus Supplement Summary—Ratings” above, and has not been placed on review or watch for downgrade and will not have a credit rating below the highest investment grade rating category from any eligible nationally recognized statistical rating organization, which for this purpose means Standard & Poor’s, Moody’s and Fitch Ratings, Ltd. (“Fitch”).  The ratings will be obtained without the benefit of any third party guarantee.

•                  The Class A notes will be issued in book-entry form and cleared through The Depository Trust Company or “DTC”, in the name of Cede & Co., as nominee of DTC.

•                  The Class A notes will not bear interest payments that step up or step down to predetermined levels on specific dates.

•                  The Class A notes will be obligations of the issuing entity only, and no payments of principal of or interest on the offered notes will be guaranteed by any third-party.

•                  The Class A notes are not subject to an optional redemption other than a customary clean-up call (as defined in the TALF frequently asked questions).

•                  The weighted average life (in years) to maturity of each class of Class A notes (assuming a 1.5% ABS and the ABS Assumptions, as described under “Weighted Average Lives of the Notes”) will be five years or less.

•                  The CUSIP number for each class of Class A notes will be as set forth in “Prospectus Supplement Summary—CUSIP Numbers” in this prospectus supplement.

It is a condition to the issuance of the Class A notes that the following documents will be delivered no later than four business days, or such later date as may be specified by the FRBNY, prior to the closing date:

•                  An attestation in a form prescribed by the FRBNY from a nationally recognized certified public accounting firm that is registered with the Public Company Accounting Oversight Board indicating that the Class A notes are “eligible collateral” under TALF.

•                  A “Certification as to TALF Eligibility For Non-Mortgage-Backed ABS” in the most recent form prescribed by the FRBNY as of the date of this prospectus supplement, a copy of which is attached to this prospectus supplement as Appendix B, executed by each of Harley-Davidson Credit Corp., as sponsor, and the issuing entity.

•                  An undertaking, in the form prescribed by the FRBNY, executed by the sponsor, under which the sponsor will agree to indemnify the FRBNY and TALF LLC and their respective affiliates for certain losses they may suffer if the certifications in the Certification as to TALF Eligibility are untrue.

In connection with the risk assessment performed by the FRBNY on the Class A notes and the contracts, at least three weeks prior to the TALF subscription date for December 2009, the sponsor provided the FRBNY with all written data on the Class A notes and the contracts that the sponsor provided to any nationally recognized statistical rating organization (“NRSRO”), as well as a copy of a written waiver or consent permitting any NRSRO to which the sponsor provided written data relating to the Class A notes and the contracts to share its view of the credit quality of the Class A notes and the contracts with the FRBNY.  The sponsor will continue to provide to the FRBNY, on an on-going basis, until the closing date, any written data provided to any NRSRO relating to the Class A notes and the contracts.

The sponsor will also deliver to the FRBNY, no later than the closing date, the final credit rating letters issued by Standard & Poor’s and Moody’s with respect to the Class A notes.

An investor in the Class A notes must use a TALF Agent, which will act as an agent for the investor, to obtain a loan under TALF. It is expected that each TALF Agent will require the related investor to enter into a customer agreement setting forth the terms and conditions of the relationship between that TALF Agent and that investor before the TALF Agent will agree to act as the investor’s agent in connection with the related TALF loan.

If any rating for any class of Class A notes is lowered or withdrawn by Standard & Poor’s, Moody’s or Fitch (regardless of whether such rating agency has issued a rating on the Class A notes on the closing date), or is placed on review or watch for downgrade, then that class of Class A notes will no longer be eligible collateral for a new TALF loan until, as applicable, the rating is reinstated to the highest long-term or short-term investment grade rating for such rating agency or such review or watch for downgrade is removed.  Although the Certification as to TALF Eligibility For Non-Mortgage-Backed ABS requires the sponsor and the issuing entity to notify the FRBNY and all registered holders of the Class A notes upon a determination that certain statements relating to eligibility have ceased to be correct, neither the sponsor nor the issuing entity is obligated to monitor the continuing accuracy of the characteristics of the contracts set forth above or to recalculate the weighted average life of each class of Class A notes based on actual prepayment experience after the closing date or to take actions to cause any ratings assigned to a class of Class A notes to be reinstated or such review or watch to be removed.  See “Risk Factors—The requirements of TALF may adversely affect the market value and liquidity of your notes”.

Description of the Notes

This section supplements the information in the accompanying prospectus under the caption “Description of the Notes and Indenture.”  However, as these statements are only summaries, you should read the sale and servicing agreement and indenture.  The information in this section and in the accompanying prospectus under the caption “Description of the Notes and Indenture” describes the material terms of the notes, the indenture and the applicable transfer and servicing agreements, including the sale and servicing agreement.  Copies of the indenture and the sale and servicing agreement are available to you upon request to the depositor and will be filed with the Securities and Exchange Commission following the issuance of the notes.

General

The notes will be issued pursuant to the terms of the indenture between the issuing entity and the indenture trustee.

The issuing entity will issue six classes of notes, designated as the Class A-1 notes, Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes and Class C notes, all of which are offered for sale pursuant to this prospectus supplement.  We refer to these notes as the “offered notes,” and the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes as the “Class A notes.”  The issuing entity will also issue a class of certificates.

The Class C notes will be acquired by the depositor or be sold to one or more affiliates of the depositor.

The offered notes will be delivered in book-entry form only and will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

Interest

Each class of notes will bear interest at the fixed rate per annum for that class as set forth under “Prospectus Supplement Summary—Terms of the Notes” above.

The issuing entity will pay interest on the notes on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” below.

Interest will be payable to you monthly on the 15th day of each month or, if that date is not a business day, on the next business day.  Interest on the Class A-1 notes will be calculated for each interest period based on the actual number of days in such interest period and a 360-day year.  Interest on the Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes and Class C notes will be calculated for each interest period on the basis of a 360-day year consisting of twelve 30-day months.  An interest period means, with respect to the Class A-1 notes, the period from and including the prior payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date and, with respect to the Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes and Class C notes, the period from and including the 15th day of the prior month (or, in the case of the initial payment date, from and including the closing date) to but excluding the 15th day of the current month.

Interest payments on all classes of Class A notes will have the same priority.  If on any payment date the issuing entity has insufficient funds to make a full payment of interest on the Class A notes, the holders of the Class A notes will receive their pro rata share of the amount available for interest on the Class A notes.

Interest payments on the Class B notes and Class C notes will be subordinated to interest payments on the Class A notes, and interest payments on the Class C notes will be subordinated to interest payments on the Class A notes and Class B notes.  In addition, after the acceleration of the notes following an event of default resulting from a payment default or certain bankruptcy or insolvency events, the issuing entity will not make interest payments on the Class B notes or the Class C notes until the Class A notes have been paid in full and will not make interest payments on the Class C notes until the Class A notes and Class B notes have been paid in full.

If on any payment date, the issuing entity does not have sufficient funds to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward, and together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

Principal

Principal of the notes will be payable in an amount equal to the amount by which (1) the aggregate principal balance of the contracts as of the close of business on the last day of the Due Period relating to the prior payment date (or in the case of the first payment date, the aggregate principal balance of the contracts as of the cutoff date) exceeds (2) the aggregate principal balance of the contracts as of the close of business on the last day of the Due Period relating to such payment date, excluding certain non-collectible or defaulted contracts and contracts to be repurchased by the depositor or purchased by the servicer due to certain breaches.

Principal payments on the Class A notes will be senior in priority to principal payments on the Class B notes, Class C notes and the certificates.  Principal payments on the Class B notes will be senior in priority to principal payments on the Class C notes and the certificates.  Principal payments on the Class C notes will be senior in priority to principal payments on the certificates.  Principal payments on the notes will be paid sequentially, so that no principal will be paid on the Class B notes until the aggregate outstanding principal balance of the Class A notes has been paid in full and that no principal will be paid on the Class C notes until the aggregate outstanding principal balance of the Class A notes and Class B notes has been paid in full, and no principal will be paid on the certificates until the aggregate outstanding principal balance of the notes has been paid in full.  The classes of Class A notes will generally be paid principal in numerical order unless there has been an acceleration of the notes following an event of default.  The issuing entity will pay principal on the notes on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” below.

Principal of each class of notes is due and payable on the final scheduled payment date for that class shown on the cover page of this prospectus supplement.

Optional Redemption

The servicer has the option upon twenty days’ prior written notice to the indenture trustee to purchase all of the contracts on any payment date if the aggregate outstanding principal balance of the contracts owned by the issuing entity is less than 10% of the aggregate outstanding principal balance of the contracts as of the cutoff date.

If the servicer exercises this option, the notes and the certificates will be redeemed at a price equal to the unpaid principal amount of the notes and the certificates plus accrued interest thereon (with respect to the notes only).

Voting Rights

This prospectus supplement and the accompanying prospectus specify certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice.  Except in limited circumstances, only the Controlling Class will have those rights.  See “Description of the Notes and Indenture—The Indenture—Modification of Indenture With Noteholder Consent” in the accompanying prospectus.

In particular, under the indenture, if the maturity dates of the notes are accelerated following an event of default due to a payment default and the indenture trustee determines that the trust assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturity dates of the notes had not been accelerated, the indenture trustee may sell the trust assets for an amount less than the aggregate outstanding principal balance of the notes with the consent of the holders of a majority of the outstanding principal balance of the Controlling Class.  See “Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

Notices

You will be notified in writing by the indenture trustee of any event of default, event of termination or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer obtaining actual knowledge of these events.  If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing.  Those notices will be deemed to have been given on the date of that publication or mailing.

Description of the Certificates

General

The certificates will be issued under the trust agreement in definitive form.  The depositor or one of its affiliates will be the initial holder of the certificates.  Payments on the certificates will be subordinated to payments on the notes.  The certificates will not bear interest.

Principal

Payments will be made to the certificateholders on each payment date in the priority and in the amount set forth under “Certain Information Regarding the Notes — Payments and Distributions on the Notes” in this prospectus supplement.  No payments will be made on the certificates until the notes have been paid in full.  See “Description of the Notes—Principal” and “Certain Information Regarding the Notes — Payments and Distributions on the Notes” in this prospectus supplement.

Certain Information Regarding the Notes

The Accounts

The Collection Account

The indenture trustee will establish an account referred to as the collection account in accordance with the sale and servicing agreement.  The servicer will cause all collections made on or in respect of the contracts during a Due Period to be deposited in or credited to the collection account.  The servicer is required to deposit into the collection account as promptly as practicable, but in any case not later than the second business day following processing thereof, all amounts received on or in respect of the contracts.  However, if the servicer’s short term debt security rating is at least “Prime-1” by Moody’s and “A-1” by Standard & Poor’s, the servicer may deposit into the collection account all amounts received on or in respect of the contracts on the business day immediately preceding each payment date.  The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts to one or more lockbox banks (either directly by remitting payments to a lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the servicer which payments will be subsequently transferred from such account to one or more lockbox banks), acting as agent for the issuing entity pursuant to a lockbox agreement.  Funds in the collection account will be invested in certain eligible investments.  All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the collection account.

The Reserve Fund

The depositor will establish pursuant to the sale and servicing agreement the reserve fund which will be a segregated account in the name of the indenture trustee.  The reserve fund will be created with an initial deposit by the depositor on the closing date and will thereafter be funded as described below under “—Calculation of Reserve Fund Required Amount” and “—Payments and Distributions on the Notes—Distributions.”

Amounts held from time to time in the reserve fund will be held for the benefit of noteholders and the certificateholders and may be invested at the direction of the servicer in investments acceptable to the rating agencies rating the notes as being consistent with the ratings of the notes.  Investment income on those investments will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund on any payment date exceed the amount that is required to be on deposit in the reserve fund.  If the amount on deposit in the reserve fund on any payment date exceeds the amount that is required to be on deposit in the reserve fund on that payment date, the indenture trustee will withdraw that excess and pay it to the depositor.  Upon any distribution to the depositor of those excess amounts, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.

The servicer may, from time to time after the date of this prospectus supplement, request each rating agency rating the notes to approve a formula for determining the amount that is required to be on deposit in the reserve fund on each payment date that is different from that described below.  If each rating agency delivers a letter to the indenture trustee and the owner trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes, then the amount that is required to be on deposit in the reserve fund will be determined in accordance with the new formula.  The sale and servicing agreement will accordingly be amended, without the consent of any noteholder or any certificateholder, to reflect the new calculation.

If Available Amounts for any payment date, after paying the servicing fee, reimbursing the servicer for servicer advances, and paying the indenture trustee’s fee, are insufficient to pay principal and interest on the notes and principal on the certificates, the indenture trustee will withdraw funds from the reserve fund for distribution to the noteholders and the certificateholders to cover any shortfalls.  If on the final scheduled payment date of any class of notes the principal amount of that class has not been paid in full, the indenture trustee will withdraw funds from the reserve fund to pay those notes subject to the order of priority described under “Description of the Notes—Principal.”

None of the noteholders, the certificateholders, the indenture trustee, the servicer, or the depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent payment date to make full distributions to the noteholders.

Calculation of Reserve Fund Required Amount

On the closing date, the depositor will deposit an amount equal to 1.00% of the aggregate outstanding principal amount of the notes and certificates as of the closing date into the reserve fund.  With respect to any payment date, the reserve fund required amount will equal the greater of (a) 2.70% of the aggregate principal balance of the contracts in the issuing entity as of the last day of the immediately preceding Due Period; provided, however, that if a reserve fund trigger event occurs and is continuing, the reserve fund required amount will be equal to 6.00% of the aggregate principal balance of the contracts in the issuing entity as of the last day of the immediately preceding Due Period and (b) 1.00% of the aggregate outstanding principal amount of the notes and certificates as of the closing date; provided, however, in no event shall the reserve fund required amount be greater than the aggregate outstanding principal balance of the notes.  As of any payment date, the amount of funds actually on deposit in the reserve fund may, in certain circumstances, be less than the reserve fund required amount.

A “reserve fund trigger event” will have been deemed to occur with respect to any payment date if (i) the Average Delinquency Ratio for such payment date is equal to or greater than (a) 3.75% for any payment date which occurs within the period from the closing date to, and inclusive of, the 12th payment date occurring after the closing date, (b) 4.25% for any payment date which occurs within the period from the day after the 12th payment date occurring after the closing date to, and inclusive of, the 24th payment date occurring after the closing date, (c) 4.75% for any payment date which occurs within the period from the day after the 24th payment date occurring after the closing date to, and inclusive of, the 36th payment date occurring after the closing date or (d) 5.25% for any payment date thereafter; (ii) the Average Loss Ratio for such payment date is equal to or greater than 6.00% for any payment date; or (iii) the Cumulative Loss Ratio for such payment date is equal to or greater than (a) 2.50% for any payment date which occurs within the period from the closing date to, and inclusive of, the 12th payment date occurring after the closing date, (b) 3.75% for any payment date which occurs within the period from the day after the 12th payment date occurring after the closing date to, and inclusive of, the 24th payment date occurring after the closing date, (c) 5.00% for any payment date which occurs within the period from the day after the 24th payment date occurring after the closing date to, and inclusive of, the 36th payment date occurring after the closing date, (d) 6.50% for any payment date which occurs within the period from the day after the 36th payment date occurring after the closing date to, and inclusive of, the 48th payment date occurring after the closing date or (e) 7.25% for any payment date thereafter.

A reserve fund trigger event will be deemed to have terminated with respect to a payment date if no reserve fund trigger event shall exist with respect to three consecutive payment dates (inclusive of the respective payment date).

The Distribution Account

The indenture trustee will establish and maintain with itself the distribution account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and reserve fund for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

Determination of Outstanding Principal Balances

Prior to each payment date, the servicer will calculate a seven-digit decimal factor which represents the unpaid principal amount of each class of notes, after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

If the servicer were to perform such calculations on the closing date, the resulting decimal factor for each of the notes would be 1.0000000.  Thereafter, these decimal factors will decline in correspondence with reductions in the outstanding principal amount of the notes.  Your portion of the aggregate outstanding principal amount of notes will be the product of:

•                  the original denomination of the class of notes you own; and

•                  the decimal factor relating to the class of notes at the time of determination (calculated as described above).

Noteholders of record will receive reports on or about each payment date concerning payments received on the contracts, the aggregate outstanding principal balance of the contracts owned by the issuing entity, the decimal factors described above and various other items of information.  In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See “Description of the Transfer and Servicing Agreements—Servicing—Statements to Noteholders” in the accompanying prospectus and “Reports to Noteholders” in this prospectus supplement.

Payments and Distributions on the Notes

Available Amounts

The issuing entity will pay principal and interest in respect of the notes on each payment date from Available Amounts for the payment date, as well as amounts permitted to be withdrawn from the reserve fund.  See “Certain Information Regarding the Notes—The Accounts—The Reserve Fund”.  “Available Amounts” for any payment date are generally the sum of:

•                  the following amounts on deposit in the collection account which the issuing entity received during the prior calendar month:

(1)                                  all amounts allocable to scheduled principal or interest payments on the contracts;

(2)                                  prepayments of contracts; and

(3)                                  proceeds of repossessed financed motorcycles and other proceeds of defaulted contracts;

•                  the acquisition price paid by the depositor in repurchasing contracts from the issuing entity on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

•                  the acquisition price paid by the servicer in purchasing contracts from the issuing entity on that payment date as a result of a breach of its servicing obligations relating to those contracts as specified in the sale and servicing agreement;

•                  servicer advances, if any, made by the servicer on that payment date in respect of interest payments for the prior calendar month which were delinquent by 30 or more days; and

•                  the amount paid by the servicer to purchase the contracts when the aggregate outstanding principal balance of the contracts owned by the issuing entity is reduced to less than 10% of the aggregate outstanding principal balance of the contracts as of the cutoff date.

The precise calculation of the funds available to the issuing entity on each payment date to make payments on the notes is set forth in the definition of “Available Amounts” and the definitions of the defined terms contained in that definition set forth in the Glossary.  We refer you to those definitions.

Servicing Compensation and Reimbursement of Servicer Advances

On each payment date, the servicer will be entitled to receive the servicing fee in an amount equal to the product of one twelfth (1/12th) of one percent (1.00%) and the aggregate principal balance of the contracts as of the first day of the calendar month preceding the month in which that payment date falls (or with respect to the first payment date, the aggregate principal balance of the contracts as of the cutoff date).  The servicer will also be entitled to retain any late payment fees, prepayment charges, if any, and other similar fees and charges received during the prior calendar month.

The servicer is obligated to advance each month an amount equal to accrued and unpaid interest on each contract which was 30 days or greater delinquent with respect to the related Due Period, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract.  The servicer will be entitled to reimbursement of its outstanding advances on any payment date by means of a first priority withdrawal of certain funds then held in the collection account.  See “Description of the Transfer and Servicing Agreements—Servicing—Advances” in the prospectus and “—Distributions” in this prospectus supplement.

Distributions

On each payment date prior to the acceleration of the notes, the servicer will direct the indenture trustee to apply Available Amounts, together with amounts withdrawn from the reserve fund to the extent described below, in the following order of priority:

(1)           Servicer Advances — reimbursement of servicer advances, to the servicer;

(2)           Servicing Fee — the servicing fee, to the servicer, including any unpaid servicing fee with respect to one or more prior due periods;

(3)           Indenture Trustee Fee — the indenture trustee’s fee, to the indenture trustee, including any unpaid indenture trustee’s fee with respect to one or more prior due periods;

(4)           Class A Interest — to the Class A noteholders, pro rata, all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest;

(5)           Class A Principal — the First Priority Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, and fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full;

(6)           Class B Interest — to the Class B noteholders, all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest;

(7)           Class A and Class B Principal — the Second Priority Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full, and fifth, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full;

(8)           Class C Interest — to the Class C noteholders, all accrued and unpaid interest on the Class C notes, including any accrued and unpaid interest on the Class C notes payable on prior payment dates plus interest on that accrued and unpaid interest;

(9)           Note Principal — the Note Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full, fifth, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full, and sixth, to the Class C noteholders until the aggregate outstanding principal balance of the Class C notes has been paid in full;

(10)         Certificate Principal — the Certificate Principal Distributable Amount, to the certificateholders until the aggregate outstanding principal amount of the certificates has been paid in full;

(11)         Reserve Fund — to the reserve fund, the amount, if any, needed to fund the reserve fund to the required amount; and

(12)         Residual — any remaining amounts to the depositor as residual interestholder under the trust agreement.

The issuing entity is to make payments first from Available Amounts, and second, but only as to amounts described in clauses (4), (5), (6), (7), (8), (9) and (10) above, from amounts permitted to be withdrawn from the reserve fund as described under “Certain Information Regarding the Notes—The Accounts—The Reserve Fund” above.

On each payment date after an event of default under the indenture due to a breach by the issuing entity of a representation, warranty, material covenant or material agreement in the indenture and acceleration of the notes, amounts available to the noteholders and the certificateholders after the payment of the amounts described in clauses (1) - (3) above, will be distributed in the following priority:

first, Class A Interest — to the Class A noteholders, pro rata, all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest;

second, Class A Principal — the First Priority Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

third, Class B Interest — to the Class B noteholders, all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest;

fourth, Class A and Class B Principal — the Second Priority Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full, and third, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full;

fifth, Class C Interest — to the Class C noteholders, all accrued and unpaid interest on the Class C notes, including any accrued and unpaid interest on the Class C notes payable on prior payment dates plus interest on that accrued and unpaid interest;

sixth, Class A Principal — to the Class A noteholders, any amounts remaining, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

seventh, Class B Principal — to the Class B noteholders, any amounts remaining until the aggregate outstanding principal balance of the Class B notes has been paid in full;

eighth, Class C Principal — to the Class C noteholders, any amounts remaining until the aggregate outstanding principal balance of the Class C notes has been paid in full; and

ninth, Certificate Principal — to the certificateholders, any amounts remaining until the aggregate outstanding principal amount of the certificates has been paid in full.

On each payment date after an event of default under the indenture due to a payment default or certain bankruptcy or insolvency events and acceleration of the notes, amounts available to the noteholders and the certificateholders, after the payment of the amounts described in clauses (1) — (3) above, will be distributed in the following priority:

first, Class A Interest — to the Class A noteholders, pro rata, all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest second, Class A Principal — to the Class A noteholders, any amounts remaining, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-2 notes, Class A-3 notes and Class A-4 notes has been paid in full;

third, Class B Interest — to the Class B noteholders, all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest;

fourth, Class B Principal — to the Class B noteholders, any amounts remaining until the aggregate outstanding principal balance of the Class B notes has been paid in full;

fifth, Class C Interest — to the Class C noteholders, all accrued and unpaid interest on the Class C notes, including any accrued and unpaid interest on the Class C notes payable on prior payment dates plus interest on that accrued and unpaid interest;

sixth, Class C Principal — to the Class C noteholders, any amounts remaining until the aggregate outstanding principal balance of the Class C notes has been paid in full; and

seventh, Certificate Principal — to the certificateholders, any amounts remaining until the aggregate outstanding principal amount of the certificates has been paid in full.

Fees and Expenses

The following table describes the fees and expenses that are paid or payable out of Available Amounts.

Fee/Expense	Servicer Advance	Servicing Fee	Indenture Trustee Fee
Purpose	Reimbursement to Servicer for prior advances made by Servicer comprised of accrued and unpaid interest on contracts that are 30 days or greater delinquent with respect to the related due period	Compensation for services provided by Servicer	Compensation for services provided by Indenture Trustee

Party Receiving Fee/Expense	Servicer	Servicer	Indenture Trustee

Distribution Priority (1)	Clause (1) of payment waterfall	Clause (2) of payment waterfall	Clause (3) of payment waterfall

Payment Frequency	Monthly	Monthly	Monthly

Amount or Method of Calculating the Amount	Aggregate amount of unreimbursed advances outstanding as of the end of the prior calendar month

The sum of (i) an amount equal to the product of one-twelfth (1/12th) of one percent (1.00%) times the aggregate principal balance of the contracts as of the first day of the calendar month preceding the month in which that payment date falls and (ii) any late payment fees, prepayment charges, if any, and other similar fees and charges received during the prior calendar month

An amount equal to one-twelfth of the product of 0.002250% and the aggregate principal balance of the contracts as of the first day of the calendar month preceding the month in which that payment date falls; provided, however, in no event will the indenture trustee fee be less than $200.00 per month

(1)    The distribution priority references are to clauses in the waterfall of payments as set forth under “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” in this prospectus supplement.

Material Federal Income Tax Consequences

The discussion under the heading “Material Federal Income Tax Consequences” may not address all tax considerations that may be significant to you.  The discussion was written on the understanding that it may be used in promoting, marketing, and recommending the transactions discussed herein.  The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code of 1986, as amended.  Each prospective investor should consult an independent tax advisor as to the tax consequences of the transaction based on the investor’s particular circumstances.

Treatment of Issuing Entity

Winston & Strawn LLP, as federal tax counsel to the issuing entity, will deliver its opinion on the closing date that the issuing entity will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumptions and qualifications described in the accompanying prospectus under the caption “Material Federal Income Tax Consequences.”

Treatment of Investors in Offered Notes

Winston & Strawn LLP, as federal tax counsel to the issuing entity, will deliver its opinion that the offered notes held by persons other than the depositor or one of its affiliates will be characterized as indebtedness for federal income tax purposes.  Each purchaser of the offered notes agrees to treat the offered notes held by persons other than the depositor or one of its affiliates as debt for federal, state and local income and franchise tax purposes.  An investor will be taxed on the amount of payments of interest on an offered note as ordinary interest income at the time it accrues or is received in accordance with the investor’s regular method of accounting.  An accrual basis holder of an offered note with a maturity date of not more than one year from the issue date of that note (and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant-yield method over the term of each interest period.  It is possible that certain of the offered notes may be issued with original issue discount greater than a de minimis amount (i.e., 1/4 of one percent of the notes’ stated redemption price at maturity multiplied by the number of full years to maturity).  In that event, an investor in such offered notes may be required to include in income, and add to the tax basis for such offered notes, each year an accrued amount of original issue discount in accordance with the applicable tax laws as described more fully in the accompanying prospectus.  An investor who disposes of an offered note will recognize taxable gain or loss equal to the difference between the amount realized and the investor’s adjusted tax basis in the offered note.  Any gain or loss will be a capital gain or loss assuming the offered notes constitute capital assets in the hands of the owner.  Special rules apply to investors who purchase offered notes at a discount or a premium.  The foregoing general description of the treatment of investors in offered notes is subject to the further explanation, assumptions and qualifications set forth in the accompanying prospectus.

ERISA Considerations

The offered notes are available for purchase by or with plan assets of a private employee benefit plan, individual retirement account, Keogh Plan, group trust or other entity the assets of which are subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and employee benefit plans that are subject to law that is substantially similar to ERISA or Section 4975 of the Code (each, a “Benefit Plan”).  A fiduciary of a Benefit Plan must determine that the purchase of an offered note is consistent with its fiduciary duties under ERISA or other applicable law and does not result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or other applicable law.

For additional information regarding treatment of the offered notes under ERISA and Section 4975 of the Code, see “ERISA Considerations” in the accompanying prospectus.

Some transactions involving the issuing entity might be deemed to constitute non-exempt prohibited transactions under ERISA and the Code with respect to a Benefit Plan subject to ERISA or Section 4975 of the Code that purchased offered notes if assets of the issuing entity were deemed to be assets of the Benefit Plan.  Under a regulation issued by the United States Department of Labor (as amended by Section 3(42) of ERISA, the “Plan Assets Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.  Although no assurances can be given in this regard, the offered notes acquired by persons other than the depositor or one if its affiliates should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the offered notes (i) are expected to be treated as indebtedness under local law and (ii) should not be deemed to have any “substantial equity features.”  The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurred losses.  The more subordinated a class of offered notes, the greater is the risk of recharacterization with respect to that class.

Regardless of whether the assets of the issuing entity will be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code, the purchase and holding of offered notes could give rise to a non-exempt prohibited transaction to the extent the issuing entity, the indenture trustee, the owner trustee, the servicer, the depositor or one or more of the underwriters, or certain of their affiliates, maintain relationships with a prospective Benefit Plan investor (or its fiduciaries).  These relationships may cause the issuing entity, the indenture trustee, the owner trustee, the servicer, the depositor or an underwriter to be a fiduciary or a party in interest with respect to such Benefit Plan.  In such instance, the purchase or holding of the offered notes could raise prohibited transaction or other concerns under ERISA, Section 4975 of the Code or other applicable law.

To the extent the issuing entity, the indenture trustee, the owner trustee, the servicer, the depositor or an underwriter is a fiduciary or a party in interest with respect to a Benefit Plan investor subject to ERISA or Section 4975 of the Code, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of offered notes by a Benefit Plan depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire the offered notes. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a “qualified professional asset manager”; and PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by an “in-house asset manager.”  In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and the corresponding exemption provided under Section 4975 of the Code may apply to a transaction involving the purchase of the offered notes.  There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the offered notes and Benefit Plan fiduciaries should make their own determination regarding whether any relationship the Benefit Plan investor (or its fiduciaries) maintains with the issuing entity, the indenture trustee, the owner trustee, the servicer, the depositor or an underwriter (or certain of their affiliates) would constitute a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or other applicable law.

A purchaser of offered notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions. For example, to the extent the indenture trustee, the owner trustee, the servicer, the depositor or an underwriter has investment discretion to invest the assets of the Benefit Plan in offered notes, gives investment advice with respect to the Benefit Plan’s investment in offered notes or is an employer maintaining or contributing to the Benefit Plan, the above exemptions likely would not cover the Benefit Plan’s investment in the offered notes and, as a result, the investment in the offered notes might give rise to a non-exempt prohibited transaction.

Each person that acquires an offered note and that is or is acquiring the offered note on behalf of or with plan assets of a Benefit Plan will be deemed to have represented that its acquisition and holding of the offered note do not give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or under any substantially similar applicable law, for which a statutory, regulatory or administrative exemption is not available.

The sale of any of the offered notes to a Benefit Plan is in no respect a representation by the issuing entity, the depositor, the servicer, the seller or the underwriters that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

Legal Proceedings

None of the sponsor, the depositor, the servicer, the seller or the issuing entity are parties to any legal or governmental proceeding which could have a material adverse impact on your interest in the notes or in the issuing entity’s assets.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement among the depositor, the seller and the underwriters, the depositor has agreed to sell to each of the underwriters named below and each of those underwriters has severally agreed to purchase the following respective initial principal amounts of Class A notes and Class B notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4	Class B

J.P. Morgan Securities Inc.	$23,666,667	$27,000,000	$25,666,667	$7,000,000	$5,667,000
BNP Paribas Securities Corp.	23,666,667	27,000,000	25,666,667	7,000,000	5,667,000
Citigroup Global Markets Inc.	23,666,667	27,000,000	25,666,667	7,000,000	5,667,000
RBS Securities Inc.	23,666,667	27,000,000	25,666,667	7,000,000	5,667,000
Deutsche Bank Securities Inc.	23,666,666	27,000,000	25,666,666	7,000,000	—
Morgan Stanley & Co. Incorporated	23,666,666	27,000,000	25,666,666	7,000,000	—

Total	$142,000,000	$162,000,000	$154,000,000	$42,000,000	$22,668,000

The joint bookrunners will receive a structuring fee of $103,560.60.  In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A notes and Class B notes, if any of those notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the Class A notes and Class B notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement and to certain dealers at that price, less a concession not in excess of the amount noted in the table below.  The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

Class	Selling Concession Not to Exceed	Reallowance Not to Exceed

Class A-1 notes	0.075%	0.045%
Class A-2 notes	0.120%	0.072%
Class A-3 notes	0.168%	0.101%
Class A-4 notes	0.228%	0.137%
Class B notes	0.300%	0.180%

After the initial public offering of the Class A notes and Class B notes, the offering prices and other selling terms may be varied by the underwriters.  The Class C notes will not be purchased by the underwriters but will be acquired by the depositor and/or be sold to one or more affiliates of the depositor.  The Class C notes may be offered by the sponsor (or an affiliate) or by the depositor from time to time directly or through underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale.  Any underwriters or agents that participate in the distribution of the Class C notes may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of the Class C notes by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Until the distribution of the Class A notes and Class B notes is completed, rules of the Securities and Exchange Commission (the “SEC”) may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A notes and Class B notes.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Class A notes and Class B notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A notes and Class B notes.

If the underwriters create a short position in the Class A notes and Class B notes in connection with this offering (i.e., they sell more Class A notes and Class B notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing Class A notes and Class B notes in the open market.  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

None of the seller, the servicer, the depositor, the issuing entity or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the Class A notes and Class B notes.  In addition, none of the seller, the servicer, the depositor, the issuing entity or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

There is currently no secondary market for the Class A notes and Class B notes and you should not assume that one will develop.  The underwriters currently expect, but are not obligated, to make a market in the Class A notes and Class B notes.  You should not assume that any such market will develop or, if one does develop, that it will continue or provide sufficient liquidity.

Each underwriter has represented and agreed that:

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”)) received by it in connection with the issue or sale of any Class A notes and Class B notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Class A notes and Class B notes in, from or otherwise involving the United Kingdom.

No action has been taken by the issuing entity or the underwriters which would or is intended to permit a public offer of the Class A notes and Class B notes in any country or jurisdiction (other than the United States of America) where action for that purpose is required.  Accordingly, no offer or sale of any Class A notes and Class B notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required, and neither the prospectus nor this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

The underwriting agreement provides that the seller and the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Harley-Davidson, Inc., Harley-Davidson Credit Corp., Harley-Davidson Financial Services, Inc. and any of their respective affiliates.  Harley-Davidson Credit Corp. or its affiliates will apply all or a portion of the net proceeds of the sale of the contracts to the depositor to the repayment of indebtedness, including “warehouse” indebtedness, secured by the contracts prior to their transfer to the depositor.  Certain of the underwriters or their affiliates have acted as a “warehouse” lender to an affiliate of Harley-Davidson Credit Corp. and will receive a portion of such proceeds as repayment of such “warehouse” indebtedness.

Ratings of the Notes

It is a condition of issuance that the offered notes have received at least the ratings from Standard & Poor’s and Moody’s set forth above in “Prospectus Supplement Summary—Ratings.”

We have been informed by the rating agencies listed above that the respective ratings on the notes will be monitored by the related rating agency, but we cannot assure you that either rating agency will continue monitoring the ratings assigned to the notes.  A rating is not a recommendation to buy, sell or hold securities.  Ratings on the notes may be lowered, qualified or withdrawn at any time by either of the rating agencies.  A rating is based on each rating agency’s independent evaluation of the contracts and the availability of any credit enhancement for the notes.  A rating, or a change or a withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating by the other rating agency.  A revision or withdrawal of such rating may have an adverse effect on the market price of the notes.

Legal Matters

Certain legal matters with respect to the notes, including certain federal income tax matters, will be passed upon for the seller, the servicer, the depositor and the issuing entity by Winston & Strawn LLP, Chicago, Illinois.  Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP, New York, New York.

Reports to Noteholders

Unless and until the notes are issued in physical form, monthly and annual unaudited reports containing information concerning the contracts will be prepared by the servicer, and sent on behalf of the issuing entity only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes.  No reports will be sent to you.  See “Information Regarding the Notes—Book-Entry Registration” and “Description of the Transfer and Servicing Agreements—Servicing—Statements to Noteholders” in the prospectus.  Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  The administrator, on behalf of the issuing entity, will file with the SEC all annual reports, periodic reports and current reports of the issuing entity under the name “Harley-Davidson Motorcycle Trust 2009-4” as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, including monthly reports on Form 10-D within 15 days after each payment date.  None of these annual, periodic or current reports will be available on any website of any of the seller, the servicer, the sponsor, the depositor or the issuing entity as such parties do not maintain a website for such purpose and such information will be available on the SEC Internet site (http://www.sec.gov).

We filed a registration statement relating to the notes with the SEC.  This prospectus supplement is part of the registration statement, but the registration statement includes additional information.

You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC, 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our filings with the SEC are also available to the public on the SEC Internet site (http://www.sec.gov) which website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus supplement.  All periodic reports on Form 10-D and current reports on Form 8-K filed by the issuing entity subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered notes shall be deemed to be incorporated by reference in this prospectus supplement.  In all cases, you should rely on the later information over different information included in this prospectus supplement or in the accompanying prospectus.

As a recipient of this prospectus supplement and accompanying prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), and a copy of any annual report on Form 10-K, periodic report on Form 10-D or current report on Form 8-K of the issuing entity that has been filed with the SEC, at no cost, by writing or calling us at:

Harley-Davidson Credit Corp.

222 West Adams Street, Suite 2000

Chicago, Illinois 60606

Attention: Treasurer

(telephone (312) 696-5351; facsimile (312) 368-4372)

You may also request a copy of any periodic report of the issuing entity on Form 10-D at no cost by writing or calling the owner trustee at:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration

(telephone (302) 636-6000; facsimile (302) 636-4140)

Glossary of Terms

Aggregate Principal Balance is the sum of the Principal Balances of each outstanding contract.  At the time of initial issuance of the notes and the certificates, the aggregate principal amount of the notes and the certificates will equal the sum of the Principal Balances of the contracts as of the cutoff date.

Aggregate Principal Balance Decline means, with respect to any payment date, the amount by which the Aggregate Principal Balance as of the close of business on the last day of the Due Period relating to the payment date immediately preceding that payment date (or as of the cutoff date in the case of the first payment date) exceeds the Aggregate Principal Balance as of the close of business on the last day of the Due Period relating to such payment date.

Available Amounts means, with respect to any payment date, the sum of the Available Interest and the Available Principal for such payment date.

Available Interest means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

•                  all amounts received in respect of interest on the contracts;

•                  the interest component of all Net Liquidation Proceeds;

•                  the interest component of the purchase price paid by the depositor in repurchasing contracts from the issuing entity on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

•                  the interest component of the purchase price paid by the servicer in purchasing contracts from the issuing entity on that payment date as a result of a breach of its servicing obligations relating to those contracts as specified in the sale and servicing agreement;

•                  all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the trust accounts;

•                  servicer advances made by the servicer on that payment date in respect of interest payments for the prior calendar month which were delinquent by 30 or more days; and

•                  the interest component of the amount paid by the servicer to purchase the contracts when the aggregate principal balance of the contracts is reduced to less than 10% of the aggregate outstanding principal balance of the contracts as of the cutoff date.

Available Principal means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

•                  all amounts received in respect of principal on the contracts;

•                  the principal component of all Net Liquidation Proceeds;

•                  the principal component of the purchase price paid by the depositor in repurchasing contracts from the issuing entity on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

•                  the principal component of the purchase price paid by the servicer in purchasing contracts from the issuing entity on that payment date as a result of a breach of its servicing obligations relating to those contracts as specified in the sale and servicing agreement; and

•                  the principal component of the amount paid by the servicer to purchase the contracts when the aggregate principal balance of the contracts is reduced to less than 10% of the aggregate outstanding principal balance of the contracts as of the cutoff date.

Average Delinquency Ratio, with respect to any payment date, is equal to the arithmetic average of the Delinquency Ratios for the payment date and the two immediately preceding payment dates.

Average Loss Ratio for any payment date is equal to the arithmetic average of the Loss Ratios for such payment date and the two immediately preceding payment dates.  The “Loss Ratio” for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (x) the Net Liquidation Losses for all contracts that became Liquidated Contracts during the immediately preceding Due Period multiplied by 12 by (y) the outstanding Principal Balances of all contracts as of the beginning of the related Due Period.

Certificate Principal Distributable Amount means, on any payment date, an amount equal to zero until the outstanding principal amount of each class of notes has been reduced to zero, and thereafter, an amount equal to the Principal Distributable Amount (as reduced by the Note Principal Distributable Amount, if any for such payment date) for such payment date.

Controlling Class means the Class A notes (voting together as a single class) for so long as any Class A notes are outstanding, then the Class B notes for so long as any Class B notes are outstanding, and then the Class C notes for so long as any Class C notes are outstanding.

Cumulative Loss Ratio for any payment date means the fraction (expressed as a percentage) computed by the servicer by dividing (a) the aggregate Net Liquidation Losses for all contracts since the cutoff date through the end of the related Due Period by (b) the principal balance of the contracts as of the cutoff date.

Delinquency Amount as of any payment date means the principal balance of all contracts that were delinquent 60 days or more as of the end of the related Due Period (including contracts in respect of which the related motorcycles have been repossessed and are still in inventory).

Delinquency Ratio for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (a) the Delinquency Amount during the immediately preceding Due Period by (b) the Principal Balance of the contracts as of the beginning of the related Due Period.

Due Period means a calendar month, and the Due Period related to a payment date shall be the calendar month immediately preceding such date.

First Priority Principal Distributable Amount means, with respect to any payment date, an amount, not less than zero, equal to the result of (a) the aggregate outstanding principal amount of the Class A notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes on that preceding payment date), minus (b) the Aggregate Principal Balance at the end of

Due Period related to such payment date.  The First Priority Principal Distributable Amount will not exceed the aggregate outstanding principal amount of the Class A notes and will not be less than the amount that is necessary to pay the relevant class of Class A notes in full on the final scheduled payment date for such class of Class A notes.

Liquidated Contract means a contract with respect to which there has occurred one or more of the following: (i) 90 days have elapsed following the date of repossession (and expiration of any redemption period) with respect to the motorcycle securing such contract, (ii) the receipt of proceeds by the servicer from the sale of a repossessed motorcycle securing a contract, (iii) the servicer has determined in good faith that all amounts expected to be recovered have been received with respect to such contract, or (iv) all or any portion of any payment is delinquent 150 days or more.

Moody’s means Moody’s Investors Service, Inc.

Net Liquidation Losses means, as of any payment date, with respect to all Liquidated Contracts on an aggregate basis, the amount, if any, by which (a) the outstanding Principal Balance of all Liquidated Contracts exceeds (b) the Net Liquidation Proceeds for such Liquidated Contracts.

Net Liquidation Proceeds means, as to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related motorcycle, including proceeds realized on the repurchase of such motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such motorcycle, after payment of all reasonable expenses incurred thereby, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such contract as well as any post disposition proceeds or other amounts in respect of a Liquidated Contract received by the servicer.

Note Principal Carryover Shortfall means, as of the close of any payment date, the excess of the Note Principal Distributable Amount with respect to the immediately preceding payment date over the amount in respect of principal that was actually paid to the notes on such preceding payment date.

Note Principal Distributable Amount means, on any payment date, the sum of (x) the Principal Distributable Amount and (y) any outstanding Note Principal Carryover Shortfall for that payment date, minus the aggregate amount of principal distributed in respect of the First Priority Principal Distributable Amount and the Second Priority Principal Distributable Amount on such payment date; provided, however, that the Note Principal Distributable Amount shall not exceed the outstanding principal amount of the notes.  Notwithstanding the foregoing, the Note Principal Distributable Amount on the final scheduled payment date for a class of notes will not be less than the amount that is necessary (after giving effect to other amounts to be paid to that class of notes on that payment date and allocable to principal) to pay that class of notes in full.

Principal Balance means, (a) with respect to any contract as of any date, an amount equal to the unpaid principal balance of such contract as of the close of business on the cutoff date, reduced by the sum of (x) all payments received by the servicer as of such date allocable to principal and (y) any amount by which a court of appropriate jurisdiction in an insolvency proceeding has ordered the unpaid principal balance of such contract be reduced; provided, however, that (i) if (x) a contract is repurchased by the seller because of a breach of a representation or warranty or is purchased by the servicer because of a breach of its servicing obligations relating to such contract, or if (y) the servicer gives notice of its intent to purchase the contracts in connection with an optional termination of the issuing entity, in each case the Principal Balance of such contract or contracts shall be deemed to be zero for the Due Period in which such event occurs and for each Due Period thereafter and (ii) from and after the Due Period in which a contract becomes a Liquidated Contract, the Principal Balance of such contract shall be deemed to be zero; and (b) where the context requires, the aggregate Principal Balances described in clause (a) for all such contracts.

Principal Distributable Amount means (i) in respect of the first payment date after the closing date, the excess of (x) the aggregate principal balance of the contracts as of the cutoff date over (y) the Aggregate Principal Balance as of the last day of the Due Period relating to the first payment date, and (ii) on any payment date thereafter, the Aggregate Principal Balance Decline for that payment date.

Second Priority Principal Distributable Amount means, with respect to any payment date, an amount, not less than zero, equal to the result of (a) the aggregate outstanding principal amount of the Class A notes and Class B notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes and Class B notes on that preceding payment date) minus (b) the sum of (i) the amount of principal distributed in respect of the First Priority Principal Distributable Amount on such payment date and (ii) the Aggregate Principal Balance at the end of the Due Period related to such payment date.  The Second Priority Principal Distributable Amount will not exceed the aggregate outstanding principal amount of the Class A notes and Class B notes and will not be less than the amount that is necessary to pay the Class B notes in full on the final scheduled payment date for the Class B notes.

Standard & Poor’s means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

ANNEX I

Global Clearance, Settlement and
Tax Documentation Procedures

Except in certain limited circumstances, the notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through The Depository Trust Company (“DTC”), Euroclear or Clearstream.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e. seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practices.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of securities in same-day funds.

Trading between Euroclear and/or Clearstream Participants.  Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream purchaser.  When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement.  Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account.  The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream.  Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Euroclear participants or Clearstream participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC purchaser.  Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant.  The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement.  In these cases, Euroclear or Clearstream will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date.  The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debit in anticipation or receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day-period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.  Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)                                  borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b)                                 borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c)                                  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Euroclear or Clearstream (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  Form W-8BEN may be filed by the noteholder or his agent.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedures.  The beneficial owner of a Global Security or in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other business entity treated as such) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the United States Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be a U.S. Person.  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

APPENDIX A

STATIC POOL INFORMATION

This static pool information regarding delinquencies, cumulative losses and prepayments and summary pool characteristics are presented for the pool of contracts relating to each prior securitization transaction sponsored by the sponsor during the five years preceding the date of this prospectus supplement.  The static pool information is provided for illustrative purposes only and there is no assurance that the delinquency, cumulative loss and prepayment experience of the contracts held by the issuing entity will be similar to the delinquency, cumulative loss and prepayment experience of the sponsor’s prior securitized pools of contracts.  The summary characteristics for each prior securitized pool of contracts in this Appendix A describe the initial pool of contracts as of the related initial cutoff date for such pool.  The characteristics of the final securitized pool of contracts relating to each prior securitization transaction may vary somewhat from the summary characteristics of the initial pool of contracts as of the initial cutoff date due to the purchase of additional contracts by a trust subsequent to the initial cutoff date in certain prior securitization transactions.

SUMMARY CHARACTERISTICS

Initial pool characteristics as of the related initial cutoff date

	2005-1		2005-2		2005-3		2005-4		2006-1		2006-2		2006-3		2007-1

Number of Initial Contracts	33,509		37,795		29,949		24,081		30,668		33,101		36,041		39,671

Initial Pool Balance	$484,070,863		$539,659,875		$468,011,606		$325,000,000		$481,645,777		$503,275,266		$545,413,805		$547,481,210

Avg Initial Contract Balance	$14,446		$14,279		$15,627		$13,496		$15,705		$15,204		$15,133		$13,801

Weighted Avg Interest Rate	10.48%		11.08%		10.86%		10.81%		11.00%		11.97%		12.23%		12.16%

Weighted Avg Original Term (months)	76		77		77		76		76		77		77		76

Weighted Avg Remaining Term (months)	73		74		76		71		74		76		76		70

Weighted Avg FICO® Score*	684		680		688		690		696		689		690		690

Minimum FICO® Score	425		436		436		388		402		431		439		407

Maximum FICO® Score	844		844		844		837		848		839		839		843

Initial Contracts secured by new motorcycles	76.96%		79.84%		80.11%		80.85%		80.75%		81.41%		82.63%		77.89%

Initial Contracts secured by used motorcycles	23.04%		20.16%		19.89%		19.15%		19.25%		18.59%		17.37%		22.11%

Distribution by Contract Interest Rate:

0 - 5.000%	1.87%		1.82%		1.28%		4.95%		2.84%		0.10%		0.10%		0.14%

5.001 - 10.000%	54.49%		49.23%		53.18%		47.24%		46.34%		39.79%		35.14%		34.71%

10.001 - 15.000%	33.74%		35.96%		32.82%		35.78%		37.40%		40.99%		45.74%		45.30%

15.001 - 20.000%	2.35%		8.10%		4.39%		5.24%		6.11%		9.45%		9.89%		13.78%

20.001 - 25.000%	7.55%		4.89%		8.33%		6.79%		7.32%		9.67%		9.12%		6.07%

25.001 - 30.000%	0.00%		0.00%		0.00%		0.00%		0.00%		0.00%		0.00%		0.00%

Geographic Distribution (>=5%)

	FL	12.52%	TX	9.84%	CA	9.37%	FL	12.50%	FL	12.75%	TX	8.88%	TX	9.05%	TX	13.51%

	TX	12.31%	CA	9.03%	TX	8.71%	TX	9.56%	TX	12.65%	CA	7.48%	CA	8.27%	FL	12.81%

	CA	11.90%	FL	7.47%	FL	6.88%	CA	9.45%	CA	10.52%	FL	7.09%	FL	6.61%	CA	10.20%

							NC	5.72%			PA	5.02%

*Excludes contracts with no FICO® score.

SUMMARY CHARACTERISTICS

Initial pool characteristics as of the related initial cutoff date

	2007-2		2007-3		2008-1		2009-1		2009-2		2009-3

Number of Initial Contracts	48,716		50,520		38,834		45,080		63,614		76,397

Initial Pool Balance	$688,560,338		$782,000,294		$540,000,001		$641,025,708		$897,438,333		$897,435,901

Avg Initial Contract Balance	$14,134		$15,479		$13,905		$14,220		$14,108		$11,747

Weighted Avg Interest Rate	12.63%		10.75%		11.84%		12.47%		12.62%		12.07%

Weighted Avg Original Term (months)	76		74		74		75		75		74

Weighted Avg Remaining Term (months)	72		72		68		67		69		63

Weighted Avg FICO® Score*	682		692		693		693		696		703

Minimum FICO® Score	432		435		431		435		450		481

Maximum FICO® Score	839		835		848		841		842		839

Initial Contracts secured by new motorcycles	79.20%		84.42%		78.54%		76.08%		73.65%		72.54%

Initial Contracts secured by used motorcycles	20.80%		15.58%		21.46%		23.92%		26.35%		27.46%

Distribution by Contract Rate:

0 - 5.000%	0.10%		21.52%		4.11%		0.16%		0.22%		1.05%

5.001 - 10.000%	32.58%		29.63%		36.25%		31.12%		29.52%		37.90%

10.001 - 15.000%	43.91%		28.80%		38.95%		50.41%		48.49%		40.23%

15.001 - 20.000%	15.47%		14.04%		14.97%		11.35%		16.05%		15.53%

20.001 - 25.000%	7.94%		5.99%		5.71%		6.96%		5.71%		5.29%

25.001 - 30.000%	0.00%		0.00%		0.00%		0.00%		0.00%		0.00%

Geographic Distribution (>=5%)

	TX	11.07%	TX	9.38%	TX	13.51%	CA	9.85%	TX	9.95%	TX	11.68%

	CA	7.76%	CA	7.46%	FL	9.25%	FL	8.95%	CA	8.35%	CA	8.53%

	FL	7.20%	FL	5.48%	CA	8.81%	PA	6.88%	FL	6.68%	FL	6.58%

			PA	5.29%					PA	5.98%

			OH	5.09%

*Excludes contracts with no FICO® score.

POOL FACTORS

A pool factor equals the contract balance at the end of the related period divided by the sum of the initial balance of the initial contract pool plus the initial balance of the pre-funded amount (if any).  Pool factors are first provided for the month in which the subsequent contracts were added to the trust.  Information is reported as of November 16, 2009.

Month	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2007-1	2007-2	2007-3	2008-1	2009-1	2009-2	2009-3
1				0.9686						0.9809	0.9723	0.9783	0.9730	0.9695
2	0.9527	0.9671	0.9647	0.9401	0.9645	0.9620	0.9612		0.9528	0.9572	0.9455	0.9543	0.9485
3	0.9224	0.9394	0.9382	0.9118	0.9347	0.9328	0.9331	0.9407	0.9271	0.9338	0.9169	0.9294	0.9237
4	0.8942	0.9102	0.9139	0.8841	0.9053	0.9042	0.9098	0.9122	0.8997	0.9138	0.8902	0.9061	0.9016
5	0.8673	0.8829	0.8896	0.8510	0.8762	0.8782	0.8866	0.8831	0.8740	0.8929	0.8617	0.8816
6	0.8401	0.8560	0.8663	0.8209	0.8494	0.8515	0.8627	0.8553	0.8479	0.8699	0.8335	0.8575
7	0.8102	0.8318	0.8427	0.7924	0.8210	0.8276	0.8397	0.8277	0.8235	0.8454	0.8050
8	0.7831	0.8061	0.8146	0.7643	0.7954	0.8049	0.8114	0.7986	0.8003	0.8199	0.7764
9	0.7561	0.7823	0.7891	0.7388	0.7705	0.7823	0.7855	0.7724	0.7764	0.7950	0.7488
10	0.7316	0.7585	0.7637	0.7111	0.7481	0.7604	0.7608	0.7462	0.7521	0.7713	0.7256
11	0.7060	0.7321	0.7384	0.6863	0.7255	0.7336	0.7373	0.7220	0.7265	0.7478	0.7027
12	0.6824	0.7070	0.7142	0.6602	0.7027	0.7091	0.7137	0.6992	0.7019	0.7243	0.6790
13	0.6605	0.6826	0.6887	0.6383	0.6820	0.6856	0.6883	0.6777	0.6787	0.7020	0.6564
14	0.6351	0.6603	0.6663	0.6171	0.6559	0.6633	0.6663	0.6544	0.6579	0.6798	0.6296
15	0.6123	0.6389	0.6452	0.5951	0.6330	0.6424	0.6449	0.6307	0.6357	0.6579	0.6064
16	0.5912	0.6156	0.6262	0.5761	0.6106	0.6200	0.6258	0.6086	0.6146	0.6394	0.5860
17	0.5693	0.5962	0.6078	0.5518	0.5890	0.6004	0.6074	0.5870	0.5950	0.6210	0.5654
18	0.5492	0.5775	0.5886	0.5311	0.5684	0.5803	0.5885	0.5663	0.5750	0.6009	0.5459
19	0.5287	0.5591	0.5720	0.5112	0.5474	0.5627	0.5699	0.5467	0.5577	0.5813	0.5268
20	0.5099	0.5426	0.5502	0.4913	0.5289	0.5467	0.5503	0.5274	0.5405	0.5590	0.5078
21	0.4919	0.5257	0.5303	0.4720	0.5099	0.5305	0.5307	0.5089	0.5230	0.5386	0.4912
22	0.4757	0.5097	0.5112	0.4529	0.4926	0.5127	0.5120	0.4899	0.5051	0.5208
23	0.4597	0.4898	0.4922	0.4355	0.4771	0.4941	0.4928	0.4738	0.4848	0.5021
24	0.4443	0.4724	0.4746	0.4186	0.4607	0.4755	0.4756	0.4584	0.4666	0.4839
25	0.4294	0.4549	0.4564	0.4038	0.4448	0.4591	0.4588	0.4428	0.4515	0.4669
26	0.4117	0.4379	0.4404	0.3896	0.4272	0.4424	0.4422	0.4274	0.4359	0.4509
27	0.3967	0.4220	0.4252	0.3753	0.4105	0.4265	0.4260	0.4104	0.4208	0.4358
28	0.3809	0.4060	0.4112	0.3607	0.3945	0.4118	0.4134	0.3948	0.4071
29	0.3657	0.3913	0.3981	0.3456	0.3797	0.3966	0.3998	0.3810	0.3936
30	0.3516	0.3767	0.3846	0.3310	0.3647	0.3819	0.3867	0.3670	0.3804
31	0.3370	0.3637	0.3707	0.3173	0.3505	0.3699	0.3730	0.3536
32	0.3244	0.3515	0.3558	0.3038	0.3371	0.3571	0.3578	0.3409
33	0.3113	0.3388	0.3414	0.2900	0.3238	0.3449	0.3429	0.3279
34	0.2996	0.3262	0.3275	0.2781	0.3133	0.3332	0.3306	0.3160
35	0.2884	0.3132	0.3139	0.2661	0.3016	0.3190	0.3175
36	0.2772	0.2993	0.3002	0.2547	0.2897	0.3057	0.3045
37	0.2655	0.2865	0.2874	0.2444	0.2781	0.2940	0.2930
38	0.2539	0.2743	0.2759	0.2343	0.2657	0.2822	0.2819
39	0.2423	0.2622	0.2642	0.2250	0.2545	0.2710	0.2715
40	0.2309	0.2513	0.2550	0.2154	0.2447	0.2605
41	0.2202	0.2402	0.2458	0.2048	0.2344	0.2499
42	0.2099	0.2299	0.2363	0.1948	0.2242	0.2400
43	0.2000	0.2212	0.2266	0.1861	0.2148
44	0.1903	0.2123	0.2155	0.1777	0.2052
45	0.1809	0.2037	0.2050	0.1690	0.1963
46	0.1729	0.1949	0.1959	0.1611
47	0.1650	0.1849	0.1866	0.1534
48	0.1577	0.1759	0.1777	0.1458
49	0.1502	0.1675	0.1690
50	0.1416	0.1590	0.1604
51	0.1338	0.1505	0.1528
52	0.1269	0.1433
53	0.1196	0.1357
54	0.1124	0.1285
55	0.1060
56	0.0996
57

DELINQUENCIES

30 - 59 Day Delinquencies

Principal balance of contracts that are 30-59 days delinquent at the end of the related period, divided by the pool balance at the beginning of such period.  Information is reported as of November 16, 2009.

Month	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2007-1	2007-2	2007-3	2008-1	2009-1	2009-2	2009-3
1	0.98%	0.37%	0.52%	1.01%	0.52%	0.55%	0.48%	0.74%	0.83%	0.51%	1.17%	1.52%	1.41%	1.33%
2	1.41%	1.33%	1.40%	1.51%	1.06%	1.50%	1.53%	1.33%	1.88%	1.47%	1.31%	1.68%	1.79%
3	1.43%	1.67%	1.72%	1.80%	1.20%	1.64%	1.49%	1.52%	2.02%	1.88%	1.57%	2.02%	2.16%
4	1.86%	2.10%	2.13%	1.71%	1.51%	2.18%	1.87%	1.76%	2.28%	2.15%	1.99%	2.21%	2.56%
5	2.11%	2.48%	2.38%	1.78%	1.83%	2.46%	2.34%	2.01%	2.68%	2.49%	2.28%	2.49%
6	2.28%	2.55%	2.46%	2.12%	2.11%	2.43%	2.35%	2.43%	2.95%	2.51%	2.53%	2.69%
7	2.36%	2.93%	2.59%	2.07%	2.21%	2.63%	2.33%	2.71%	3.06%	2.22%	2.60%
8	2.53%	3.06%	2.42%	2.47%	2.37%	2.84%	2.32%	2.57%	3.42%	2.45%	2.89%
9	2.68%	2.84%	2.86%	2.66%	2.34%	2.86%	2.86%	2.89%	3.34%	2.36%	2.67%
10	2.65%	2.87%	2.75%	2.61%	2.46%	2.59%	2.87%	2.96%	2.81%	2.53%	3.06%
11	3.14%	2.71%	2.82%	3.04%	2.69%	2.33%	3.25%	2.88%	2.87%	2.64%	2.98%
12	2.74%	3.06%	3.00%	2.81%	2.53%	2.84%	3.35%	3.28%	3.04%	2.92%	3.18%
13	2.80%	3.07%	2.91%	2.87%	2.52%	3.10%	3.10%	2.95%	3.26%	3.42%	3.06%
14	2.65%	3.29%	3.46%	3.09%	2.44%	3.17%	3.25%	2.77%	3.64%	3.48%	2.59%
15	3.01%	3.69%	3.35%	3.01%	2.67%	3.50%	3.16%	2.89%	3.86%	3.37%	3.13%
16	3.16%	3.43%	3.45%	2.94%	2.94%	3.38%	3.50%	3.19%	4.37%	3.75%	3.41%
17	3.14%	3.55%	3.58%	2.96%	3.32%	3.41%	3.69%	3.13%	4.15%	3.71%	3.45%
18	3.44%	3.80%	3.41%	3.17%	3.47%	3.58%	3.63%	3.49%	4.26%	3.49%	3.66%
19	3.17%	3.67%	3.42%	3.16%	3.20%	3.69%	3.20%	3.76%	4.66%	3.27%	3.52%
20	3.40%	3.95%	3.16%	3.26%	3.65%	4.23%	3.09%	4.10%	4.81%	2.98%	4.07%
21	3.34%	3.71%	3.63%	3.72%	3.60%	3.84%	3.48%	3.93%	4.72%	3.16%	4.16%
22	3.49%	3.65%	3.65%	3.35%	3.48%	3.29%	3.61%	4.09%	3.95%	3.43%
23	3.59%	3.50%	3.75%	3.96%	3.82%	3.24%	3.76%	4.14%	3.59%	3.50%
24	3.42%	3.75%	3.88%	3.46%	3.55%	3.38%	3.96%	4.14%	3.84%	3.61%
25	3.26%	3.61%	3.53%	3.72%	3.32%	3.51%	4.34%	4.14%	4.36%	3.79%
26	3.27%	4.18%	3.80%	3.64%	3.21%	3.99%	4.42%	3.68%	4.41%	4.20%
27	3.62%	4.26%	3.82%	3.72%	3.46%	4.02%	4.03%	3.66%	4.67%	4.34%
28	3.50%	4.00%	3.86%	3.43%	3.43%	4.40%	4.51%	3.74%	4.99%
29	3.96%	4.26%	4.45%	3.33%	3.68%	4.50%	4.47%	4.01%	5.13%
30	4.14%	4.18%	3.90%	3.62%	4.12%	4.21%	4.26%	4.02%	5.42%
31	4.09%	4.31%	3.56%	4.04%	4.43%	4.45%	4.16%	4.17%
32	4.03%	4.83%	3.64%	3.68%	4.25%	4.65%	3.82%	4.45%
33	3.98%	4.46%	3.82%	4.17%	4.18%	4.31%	3.93%	4.70%
34	4.25%	4.22%	3.91%	5.01%	4.36%	4.27%	4.51%	5.01%
35	4.31%	3.93%	4.13%	4.76%	4.55%	3.58%	4.43%
36	4.06%	4.10%	4.49%	4.37%	4.25%	3.93%	4.50%
37	3.74%	4.04%	4.61%	4.61%	3.94%	4.59%	4.73%
38	3.57%	4.60%	4.65%	4.79%	3.60%	4.54%	5.20%
39	3.97%	4.82%	4.42%	4.67%	3.79%	4.95%	5.26%
40	4.22%	4.91%	4.88%	4.22%	4.55%	4.95%
41	4.42%	5.15%	5.17%	4.07%	4.30%	5.03%
42	4.74%	4.88%	4.59%	4.15%	4.61%	5.39%
43	5.03%	5.39%	4.61%	4.01%	4.91%
44	5.02%	4.76%	4.18%	5.05%	5.32%
45	4.79%	5.40%	4.39%	4.57%	5.37%
46	4.74%	4.83%	4.73%	4.73%
47	5.19%	4.46%	4.79%	5.12%
48	5.04%	4.52%	4.99%	4.75%
49	4.90%	5.25%	5.32%
50	4.40%	5.10%	5.48%
51	4.56%	4.97%	5.91%
52	5.24%	5.66%
53	4.73%	6.18%
54	5.44%	6.19%
55	5.82%
56	5.82%
57

DELINQUENCIES (continued)

60 - 89 Day Delinquencies

Principal balance of contracts that are 60 - 89 days delinquent at the end of the related period, divided by the pool balance at the beginning of such period.  Information is reported as of November 16, 2009.

Month	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2007-1	2007-2	2007-3	2008-1	2009-1	2009-2	2009-3
1	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%
2	0.27%	0.11%	0.26%	0.48%	0.11%	0.18%	0.20%	0.22%	0.33%	0.22%	0.38%	0.45%	0.50%
3	0.26%	0.39%	0.43%	0.50%	0.22%	0.33%	0.42%	0.44%	0.58%	0.60%	0.40%	0.60%	0.65%
4	0.56%	0.62%	0.72%	0.57%	0.34%	0.61%	0.68%	0.33%	0.79%	0.84%	0.53%	0.71%	0.85%
5	0.60%	0.89%	0.90%	0.45%	0.48%	0.76%	0.84%	0.60%	0.96%	1.13%	0.74%	0.79%
6	0.74%	0.98%	0.79%	0.54%	0.65%	0.96%	0.96%	0.74%	1.02%	1.08%	0.84%	1.01%
7	0.86%	1.03%	0.84%	0.49%	0.76%	1.02%	0.94%	0.84%	1.29%	0.88%	1.11%
8	0.98%	1.14%	0.83%	0.57%	0.82%	1.08%	0.84%	1.03%	1.47%	0.86%	1.06%
9	0.93%	0.96%	0.73%	0.84%	1.09%	1.06%	0.76%	1.05%	1.42%	0.90%	1.11%
10	1.02%	0.90%	0.84%	1.04%	1.01%	0.98%	0.92%	1.08%	1.26%	0.91%	1.18%
11	1.01%	0.78%	0.88%	0.91%	0.96%	0.74%	0.98%	1.21%	1.01%	1.05%	1.30%
12	0.95%	0.85%	1.03%	1.23%	1.05%	0.81%	1.06%	1.32%	1.06%	1.12%	1.20%
13	0.87%	0.86%	1.15%	1.29%	1.00%	0.90%	1.24%	1.41%	1.14%	1.26%	1.15%
14	0.79%	0.96%	1.15%	1.44%	0.97%	1.12%	1.30%	1.22%	1.29%	1.41%	1.02%
15	0.73%	1.15%	1.45%	1.23%	0.89%	1.16%	1.36%	1.08%	1.43%	1.45%	0.88%
16	0.75%	1.28%	1.35%	1.12%	0.92%	1.16%	1.44%	1.10%	1.63%	1.44%	1.11%
17	0.96%	1.52%	1.51%	1.03%	1.06%	1.25%	1.63%	1.22%	1.82%	1.40%	1.07%
18	1.12%	1.55%	1.57%	1.01%	1.15%	1.12%	1.45%	1.27%	1.65%	1.44%	1.09%
19	1.25%	1.57%	1.37%	1.12%	1.27%	1.45%	1.33%	1.41%	1.80%	1.11%	1.26%
20	1.19%	1.74%	1.35%	1.28%	1.19%	1.58%	1.20%	1.61%	1.78%	0.98%	1.12%
21	1.40%	1.65%	1.01%	1.35%	1.27%	1.76%	1.10%	1.74%	1.63%	0.93%	1.40%
22	1.39%	1.46%	1.11%	1.54%	1.51%	1.36%	1.20%	1.54%	1.44%	1.09%
23	1.53%	1.25%	1.24%	1.37%	1.59%	1.16%	1.41%	1.71%	1.05%	1.05%
24	1.33%	1.31%	1.24%	1.45%	1.53%	1.03%	1.48%	1.60%	1.08%	1.09%
25	1.25%	1.28%	1.30%	1.36%	1.27%	1.13%	1.63%	1.49%	1.32%	1.18%
26	1.07%	1.35%	1.51%	1.63%	1.09%	1.29%	1.64%	1.30%	1.24%	1.27%
27	1.18%	1.51%	1.51%	1.54%	1.11%	1.65%	1.69%	1.00%	1.46%	1.49%
28	1.15%	1.55%	1.52%	1.39%	1.08%	1.68%	1.70%	1.29%	1.64%
29	1.23%	1.62%	1.84%	1.16%	1.27%	1.87%	1.64%	1.40%	1.87%
30	1.30%	1.67%	1.76%	1.17%	1.39%	1.70%	1.63%	1.39%	2.05%
31	1.39%	1.73%	1.46%	1.09%	1.72%	1.89%	1.43%	1.38%
32	1.50%	2.04%	1.30%	1.40%	1.84%	1.66%	1.13%	1.53%
33	1.44%	2.02%	1.17%	1.40%	1.82%	1.76%	1.31%	1.66%
34	1.61%	1.52%	1.37%	1.80%	1.74%	1.35%	1.22%	1.88%
35	1.82%	1.38%	1.31%	2.07%	1.53%	1.15%	1.25%
36	1.79%	1.28%	1.66%	1.86%	1.68%	1.22%	1.38%
37	1.77%	1.43%	1.97%	1.79%	1.30%	1.31%	1.52%
38	1.46%	1.51%	2.01%	1.59%	1.18%	1.49%	1.64%
39	1.31%	1.75%	1.90%	1.91%	1.07%	1.42%	1.88%
40	1.37%	2.07%	1.96%	1.56%	1.18%	1.72%
41	1.44%	2.06%	1.75%	1.13%	1.49%	1.87%
42	1.66%	2.16%	1.78%	1.05%	1.37%	1.70%
43	2.04%	2.15%	1.58%	1.36%	1.53%
44	2.01%	2.06%	1.29%	1.23%	1.70%
45	2.15%	1.70%	1.20%	1.35%	2.07%
46	2.05%	1.68%	1.35%	1.56%
47	1.60%	1.16%	1.34%	1.68%
48	1.73%	1.60%	1.34%	2.09%
49	1.42%	1.54%	1.74%
50	1.23%	1.59%	1.71%
51	1.35%	1.78%	2.10%
52	1.38%	1.73%
53	1.61%	1.99%
54	1.57%	2.36%
55	1.93%
56	1.91%
57

DELINQUENCIES (continued)

90+ Day Delinquencies

Principal balance of contracts that are 90 or more days delinquent at the end of the related period, divided by the pool balance at the beginning of such period.  Information is reported as of November 16, 2009.

Month	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2007-1	2007-2	2007-3	2008-1	2009-1	2009-2	2009-3
1	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
3	0.11%	0.05%	0.12%	0.27%	0.04%	0.06%	0.09%	0.13%	0.15%	0.15%	0.24%	0.28%	0.33%
4	0.19%	0.27%	0.35%	0.47%	0.15%	0.22%	0.34%	0.21%	0.50%	0.55%	0.38%	0.59%	0.63%
5	0.38%	0.58%	0.69%	0.48%	0.27%	0.52%	0.68%	0.27%	0.82%	0.91%	0.43%	0.70%
6	0.57%	0.84%	0.79%	0.40%	0.40%	0.71%	0.79%	0.50%	1.00%	1.04%	0.64%	0.75%
7	0.55%	0.98%	0.68%	0.44%	0.55%	0.86%	0.81%	0.69%	1.05%	0.94%	0.68%
8	0.69%	1.07%	0.57%	0.45%	0.62%	1.00%	0.69%	0.77%	1.32%	0.75%	0.89%
9	0.91%	1.01%	0.60%	0.48%	0.63%	0.99%	0.58%	0.89%	1.35%	0.74%	0.97%
10	0.90%	0.77%	0.51%	0.64%	0.87%	0.84%	0.53%	1.02%	1.12%	0.71%	1.04%
11	0.95%	0.61%	0.54%	0.91%	0.94%	0.66%	0.67%	1.03%	0.88%	0.73%	1.13%
12	0.89%	0.53%	0.62%	0.72%	0.86%	0.56%	0.71%	1.08%	0.75%	0.88%	1.29%
13	0.73%	0.46%	0.75%	0.92%	0.81%	0.53%	0.83%	1.08%	0.73%	0.97%	1.17%
14	0.60%	0.61%	0.87%	1.19%	0.63%	0.62%	1.01%	1.06%	0.82%	1.09%	0.95%
15	0.55%	0.71%	0.87%	1.09%	0.68%	0.77%	1.14%	0.96%	0.98%	1.19%	0.84%
16	0.52%	0.81%	1.15%	1.07%	0.61%	0.88%	1.19%	0.82%	1.07%	1.32%	0.70%
17	0.51%	1.00%	1.27%	0.91%	0.69%	1.05%	1.34%	0.86%	1.29%	1.37%	0.81%
18	0.70%	1.12%	1.16%	0.77%	0.76%	1.11%	1.36%	0.94%	1.45%	1.37%	0.91%
19	0.83%	1.28%	1.11%	0.68%	0.84%	1.05%	1.20%	0.96%	1.54%	1.30%	0.88%
20	0.87%	1.36%	0.79%	0.84%	1.09%	1.32%	0.96%	1.06%	1.55%	1.09%	1.05%
21	0.88%	1.27%	0.80%	0.91%	1.13%	1.39%	0.84%	1.19%	1.57%	0.94%	1.11%
22	1.04%	1.13%	0.71%	0.94%	1.03%	1.28%	0.80%	1.36%	1.45%	0.85%
23	1.12%	0.92%	0.74%	1.15%	1.29%	0.97%	0.77%	1.35%	1.15%	0.88%
24	1.05%	0.85%	0.96%	1.15%	1.36%	0.81%	0.98%	1.38%	1.00%	0.87%
25	0.89%	0.90%	0.99%	1.29%	1.20%	0.73%	1.17%	1.38%	0.90%	0.98%
26	0.71%	0.90%	1.02%	1.48%	1.07%	0.72%	1.27%	1.23%	1.00%	1.09%
27	0.70%	0.90%	1.14%	1.52%	0.86%	0.94%	1.40%	1.08%	1.07%	1.21%
28	0.75%	1.04%	1.28%	1.41%	0.79%	1.17%	1.57%	0.98%	1.28%
29	0.88%	1.28%	1.34%	1.14%	0.88%	1.37%	1.61%	1.15%	1.52%
30	0.87%	1.21%	1.45%	0.87%	0.98%	1.53%	1.53%	1.21%	1.72%
31	0.87%	1.33%	1.31%	0.93%	1.00%	1.55%	1.40%	1.32%
32	1.13%	1.61%	1.02%	1.06%	1.29%	1.58%	1.19%	1.29%
33	1.18%	1.58%	0.86%	1.02%	1.38%	1.45%	0.93%	1.41%
34	1.27%	1.32%	0.87%	1.01%	1.62%	1.46%	1.07%	1.50%
35	1.38%	1.09%	0.87%	1.20%	1.65%	1.22%	1.06%
36	1.45%	0.93%	1.00%	1.50%	1.50%	0.94%	0.96%
37	1.21%	0.85%	1.02%	1.48%	1.29%	0.90%	1.11%
38	1.10%	0.89%	1.13%	1.57%	1.04%	0.92%	1.31%
39	1.03%	0.99%	1.31%	1.56%	0.89%	1.09%	1.50%
40	0.89%	1.33%	1.46%	1.54%	0.95%	1.10%
41	0.92%	1.56%	1.57%	1.34%	0.98%	1.32%
42	1.09%	1.51%	1.47%	1.05%	1.15%	1.61%
43	1.18%	1.63%	1.29%	0.82%	1.18%
44	1.41%	1.65%	1.13%	0.98%	1.37%
45	1.46%	1.69%	1.00%	0.97%	1.41%
46	1.46%	1.38%	1.01%	1.07%
47	1.43%	1.11%	1.01%	1.36%
48	1.42%	1.00%	1.27%	1.32%
49	1.40%	1.11%	1.22%
50	1.10%	1.18%	1.47%
51	1.06%	1.14%	1.49%
52	1.17%	1.42%
53	1.16%	1.37%
54	1.20%	1.41%
55	1.21%
56	1.45%
57

DELINQUENCIES (continued)

60+ Day Delinquencies

Principal balance of contracts that are 60 or more days delinquent at the end of the related period, divided by the pool balance at the beginning of such period.  Information is reported as of November 16, 2009.

Month	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2007-1	2007-2	2007-3	2008-1	2009-1	2009-2	2009-3
1	0.02%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%
2	0.28%	0.11%	0.26%	0.48%	0.12%	0.18%	0.20%	0.23%	0.33%	0.22%	0.38%	0.45%	0.50%
3	0.37%	0.44%	0.55%	0.77%	0.26%	0.40%	0.51%	0.57%	0.73%	0.75%	0.64%	0.88%	0.97%
4	0.75%	0.88%	1.07%	1.05%	0.49%	0.83%	1.02%	0.55%	1.30%	1.39%	0.91%	1.29%	1.48%
5	0.98%	1.47%	1.59%	0.93%	0.76%	1.27%	1.52%	0.86%	1.78%	2.04%	1.17%	1.50%
6	1.31%	1.82%	1.58%	0.94%	1.04%	1.67%	1.74%	1.24%	2.03%	2.12%	1.48%	1.76%
7	1.41%	2.01%	1.52%	0.93%	1.31%	1.88%	1.75%	1.52%	2.34%	1.81%	1.79%
8	1.67%	2.21%	1.39%	1.02%	1.44%	2.08%	1.54%	1.79%	2.79%	1.61%	1.95%
9	1.84%	1.98%	1.33%	1.32%	1.71%	2.06%	1.34%	1.94%	2.77%	1.64%	2.09%
10	1.92%	1.67%	1.34%	1.68%	1.88%	1.82%	1.45%	2.10%	2.38%	1.62%	2.22%
11	1.96%	1.39%	1.42%	1.82%	1.90%	1.40%	1.65%	2.24%	1.89%	1.77%	2.42%
12	1.84%	1.38%	1.65%	1.94%	1.91%	1.37%	1.77%	2.41%	1.81%	2.00%	2.49%
13	1.61%	1.32%	1.90%	2.21%	1.80%	1.42%	2.08%	2.49%	1.87%	2.23%	2.32%
14	1.39%	1.57%	2.02%	2.63%	1.60%	1.74%	2.31%	2.28%	2.11%	2.50%	1.97%
15	1.28%	1.86%	2.31%	2.31%	1.57%	1.93%	2.50%	2.04%	2.42%	2.64%	1.72%
16	1.27%	2.09%	2.50%	2.19%	1.53%	2.04%	2.63%	1.92%	2.71%	2.76%	1.81%
17	1.47%	2.52%	2.78%	1.94%	1.75%	2.30%	2.97%	2.08%	3.12%	2.78%	1.87%
18	1.83%	2.66%	2.73%	1.78%	1.92%	2.22%	2.81%	2.21%	3.10%	2.81%	1.99%
19	2.09%	2.85%	2.48%	1.80%	2.11%	2.50%	2.53%	2.37%	3.33%	2.41%	2.14%
20	2.06%	3.10%	2.14%	2.12%	2.28%	2.90%	2.17%	2.67%	3.33%	2.07%	2.17%
21	2.28%	2.92%	1.81%	2.26%	2.40%	3.15%	1.95%	2.93%	3.20%	1.87%	2.51%
22	2.43%	2.59%	1.82%	2.49%	2.53%	2.64%	2.00%	2.91%	2.89%	1.95%
23	2.65%	2.17%	1.99%	2.52%	2.88%	2.13%	2.18%	3.06%	2.20%	1.93%
24	2.37%	2.16%	2.20%	2.60%	2.89%	1.84%	2.47%	2.98%	2.08%	1.96%
25	2.14%	2.19%	2.29%	2.64%	2.47%	1.86%	2.80%	2.87%	2.22%	2.16%
26	1.78%	2.25%	2.53%	3.10%	2.16%	2.01%	2.92%	2.53%	2.24%	2.36%
27	1.88%	2.41%	2.64%	3.05%	1.97%	2.59%	3.08%	2.08%	2.53%	2.70%
28	1.90%	2.58%	2.80%	2.81%	1.87%	2.85%	3.27%	2.27%	2.92%
29	2.11%	2.90%	3.18%	2.30%	2.15%	3.23%	3.25%	2.55%	3.39%
30	2.17%	2.88%	3.20%	2.04%	2.37%	3.23%	3.15%	2.60%	3.77%
31	2.26%	3.06%	2.77%	2.02%	2.72%	3.44%	2.84%	2.69%
32	2.63%	3.65%	2.32%	2.46%	3.13%	3.24%	2.32%	2.82%
33	2.62%	3.60%	2.03%	2.41%	3.20%	3.21%	2.23%	3.07%
34	2.88%	2.84%	2.23%	2.81%	3.36%	2.81%	2.29%	3.38%
35	3.20%	2.47%	2.18%	3.28%	3.18%	2.37%	2.30%
36	3.24%	2.20%	2.67%	3.36%	3.18%	2.16%	2.34%
37	2.99%	2.28%	3.00%	3.27%	2.59%	2.21%	2.63%
38	2.56%	2.39%	3.14%	3.16%	2.22%	2.41%	2.96%
39	2.35%	2.75%	3.21%	3.47%	1.97%	2.51%	3.38%
40	2.27%	3.41%	3.41%	3.10%	2.13%	2.82%
41	2.36%	3.62%	3.31%	2.48%	2.46%	3.18%
42	2.75%	3.67%	3.24%	2.10%	2.52%	3.32%
43	3.22%	3.78%	2.87%	2.18%	2.71%
44	3.42%	3.71%	2.42%	2.20%	3.08%
45	3.61%	3.39%	2.20%	2.32%	3.48%
46	3.51%	3.06%	2.37%	2.63%
47	3.03%	2.27%	2.34%	3.04%
48	3.15%	2.60%	2.61%	3.41%
49	2.82%	2.64%	2.96%
50	2.33%	2.77%	3.18%
51	2.41%	2.92%	3.59%
52	2.55%	3.15%
53	2.77%	3.36%
54	2.77%	3.76%
55	3.13%
56	3.36%
57

CUMULATIVE NET LOSSES

Cumulative Net Losses

For trusts 2005-1 through 2005-3, cumulative losses represent the aggregative principal balance plus accrued interest of liquidated contracts, less recoveries, divided by the sum of the initial balance of the initial contract pool plus the initial balance of the pre-funded amount (if any).  For trusts after 2005-3, cumulative losses represent the aggregative principal balance of liquidated contracts, less recoveries, divided by the sum of the initial balance of the initial contract pool plus the initial balance of the pre-funded amount (if any).  Information is reported as of November 16, 2009.

Month	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2007-1	2007-2	2007-3	2008-1	2009-1	2009-2	2009-3
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.02%
3	0.01%	0.01%	0.01%	0.02%	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%	0.02%	0.07%	0.07%
4	0.03%	0.02%	0.02%	0.05%	0.03%	0.02%	0.02%	0.04%	0.05%	0.05%	0.06%	0.16%	0.18%
5	0.13%	0.07%	0.14%	0.19%	0.07%	0.07%	0.09%	0.09%	0.18%	0.18%	0.19%	0.41%
6	0.22%	0.24%	0.33%	0.27%	0.15%	0.20%	0.30%	0.15%	0.43%	0.51%	0.31%	0.72%
7	0.41%	0.50%	0.58%	0.36%	0.25%	0.39%	0.54%	0.25%	0.79%	0.83%	0.50%
8	0.57%	0.83%	0.76%	0.45%	0.36%	0.58%	0.70%	0.43%	1.06%	1.10%	0.70%
9	0.70%	1.09%	0.83%	0.55%	0.51%	0.81%	0.86%	0.63%	1.40%	1.25%	0.91%
10	0.89%	1.36%	0.96%	0.60%	0.65%	1.01%	0.97%	0.86%	1.73%	1.40%	1.18%
11	1.09%	1.43%	1.10%	0.74%	0.82%	1.18%	1.08%	1.12%	1.93%	1.54%	1.50%
12	1.30%	1.54%	1.23%	0.90%	1.04%	1.30%	1.19%	1.38%	2.05%	1.65%	1.75%
13	1.45%	1.64%	1.33%	1.04%	1.19%	1.37%	1.31%	1.59%	2.17%	1.77%	1.99%
14	1.53%	1.71%	1.48%	1.15%	1.33%	1.44%	1.48%	1.82%	2.26%	1.98%	2.25%
15	1.62%	1.82%	1.67%	1.39%	1.40%	1.51%	1.66%	1.99%	2.38%	2.22%	2.39%
16	1.68%	1.94%	1.86%	1.55%	1.49%	1.60%	1.89%	2.13%	2.52%	2.46%	2.57%
17	1.78%	2.03%	1.98%	1.70%	1.57%	1.78%	2.14%	2.25%	2.66%	2.74%	2.65%
18	1.83%	2.17%	2.27%	1.78%	1.68%	1.96%	2.39%	2.32%	2.89%	3.03%	2.77%
19	1.91%	2.36%	2.44%	1.87%	1.76%	2.18%	2.60%	2.46%	3.16%	3.22%	2.95%
20	2.02%	2.53%	2.60%	1.97%	1.89%	2.35%	2.75%	2.54%	3.42%	3.40%	3.11%
21	2.12%	2.74%	2.74%	2.04%	2.03%	2.49%	2.84%	2.66%	3.67%	3.54%	3.30%
22	2.23%	2.95%	2.81%	2.12%	2.24%	2.67%	2.92%	2.83%	3.90%	3.65%
23	2.36%	3.06%	2.92%	2.23%	2.38%	2.80%	3.02%	3.03%	4.05%	3.75%
24	2.51%	3.14%	2.98%	2.31%	2.53%	2.90%	3.08%	3.22%	4.17%	3.83%
25	2.62%	3.19%	3.10%	2.45%	2.70%	2.94%	3.14%	3.41%	4.25%	3.94%
26	2.69%	3.27%	3.21%	2.56%	2.80%	2.99%	3.26%	3.58%	4.31%	4.05%
27	2.72%	3.35%	3.33%	2.70%	2.87%	3.04%	3.41%	3.69%	4.42%	4.20%
28	2.77%	3.43%	3.46%	2.79%	2.97%	3.08%	3.57%	3.78%	4.54%
29	2.81%	3.51%	3.64%	2.89%	2.98%	3.18%	3.72%	3.86%	4.67%
30	2.88%	3.64%	3.75%	2.97%	3.03%	3.30%	3.88%	3.94%	4.86%
31	2.97%	3.78%	3.89%	3.01%	3.09%	3.47%	4.04%	4.02%
32	3.01%	3.91%	4.00%	3.03%	3.17%	3.63%	4.16%	4.14%
33	3.09%	4.06%	4.07%	3.09%	3.27%	3.77%	4.25%	4.27%
34	3.20%	4.18%	4.09%	3.09%	3.35%	3.91%	4.28%	4.37%
35	3.32%	4.23%	4.11%	3.14%	3.50%	3.98%	4.31%
36	3.41%	4.29%	4.15%	3.18%	3.64%	4.08%	4.41%
37	3.49%	4.31%	4.20%	3.27%	3.75%	4.10%	4.44%
38	3.57%	4.33%	4.24%	3.35%	3.79%	4.13%	4.51%
39	3.60%	4.37%	4.32%	3.43%	3.83%	4.15%	4.57%
40	3.66%	4.37%	4.38%	3.50%	3.84%	4.20%
41	3.67%	4.42%	4.48%	3.56%	3.88%	4.27%
42	3.68%	4.50%	4.59%	3.61%	3.92%	4.35%
43	3.71%	4.57%	4.67%	3.65%	3.97%
44	3.74%	4.64%	4.71%	3.64%	4.02%
45	3.80%	4.71%	4.72%	3.65%	4.07%
46	3.85%	4.77%	4.71%	3.68%
47	3.91%	4.82%	4.73%	3.69%
48	3.93%	4.83%	4.74%	3.72%
49	3.97%	4.84%	4.78%
50	3.98%	4.85%	4.81%
51	3.99%	4.89%	4.85%
52	3.97%	4.91%
53	3.98%	4.94%
54	4.00%	4.98%
55	4.00%
56	4.02%
57

PREPAYMENTS

One-Month ABS Speed

The ABS Speed is a measurement of the non-scheduled amortization of the pool of contracts and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the nonscheduled reduction in the pool of contracts, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the contracts have been aggregated into one pool. The  non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM multiplied by the age of the pool.  For the 2006-1 trust and all subsequent trusts, the age of the pool is the age of the pool as of the end of the prior calendar month.  For the trusts established prior to the 2006-1 trust, the age of the pool is calculated to be the difference between the weighted average original term to maturity of the pool of contracts as of the related cutoff date and the weighted average remaining term to maturity of the pool of contracts at the end of the prior calendar month.  Information is reported as of November 16, 2009.

Month	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2007-1	2007-2	2007-3	2008-1	2009-1	2009-2	2009-3
1	2.09%	0.37%	0.66%	1.91%	0.59%	1.31%	1.18%	1.04%	1.76%	0.91%	1.58%	1.05%	1.56%	1.59%
2	2.11%	1.86%	1.96%	1.74%	2.16%	1.94%	1.83%	1.58%	1.72%	1.38%	1.53%	1.22%	1.39%
3	2.02%	1.85%	1.79%	1.75%	1.90%	1.94%	1.96%	2.10%	1.65%	1.37%	1.70%	1.30%	1.44%
4	1.88%	2.01%	1.56%	1.77%	1.90%	1.91%	1.51%	1.79%	1.78%	1.05%	1.57%	1.19%	1.22%
5	1.75%	1.84%	1.56%	2.16%	1.91%	1.75%	1.52%	1.86%	1.66%	1.16%	1.74%	1.34%
6	1.89%	1.76%	1.44%	1.96%	1.74%	1.84%	1.61%	1.78%	1.72%	1.38%	1.79%	1.32%
7	2.11%	1.55%	1.69%	1.88%	1.89%	1.61%	1.54%	1.79%	1.59%	1.54%	1.83%
8	1.93%	1.75%	1.95%	1.87%	1.74%	1.52%	2.04%	1.99%	1.54%	1.65%	1.84%
9	1.95%	1.65%	1.75%	1.70%	1.71%	1.52%	1.86%	1.78%	1.64%	1.62%	1.79%
10	1.72%	1.84%	1.77%	1.89%	1.50%	1.48%	1.78%	1.81%	1.68%	1.53%	1.48%
11	1.89%	1.90%	1.79%	1.74%	1.55%	1.93%	1.67%	1.66%	1.82%	1.55%	1.51%
12	1.72%	1.82%	1.71%	1.88%	1.55%	1.74%	1.70%	1.57%	1.76%	1.57%	1.60%
13	1.78%	1.78%	1.85%	1.56%	1.04%	1.68%	1.87%	1.53%	1.67%	1.50%	1.53%
14	1.93%	1.64%	1.61%	1.52%	1.91%	1.64%	1.61%	1.69%	1.52%	1.52%	1.87%
15	1.75%	1.57%	1.53%	1.65%	1.68%	1.53%	1.58%	1.76%	1.66%	1.50%	1.64%
16	1.63%	1.76%	1.39%	1.41%	1.66%	1.69%	1.40%	1.65%	1.60%	1.22%	1.48%
17	1.72%	1.49%	1.35%	1.87%	1.62%	1.47%	1.35%	1.63%	1.49%	1.23%	1.51%
18	1.59%	1.44%	1.45%	1.63%	1.57%	1.54%	1.45%	1.57%	1.54%	1.40%	1.44%
19	1.65%	1.43%	1.20%	1.57%	1.61%	1.32%	1.43%	1.55%	1.34%	1.38%	1.44%
20	1.53%	1.26%	1.70%	1.65%	1.43%	1.19%	1.55%	1.52%	1.35%	1.64%	1.49%
21	1.51%	1.32%	1.57%	1.61%	1.54%	1.26%	1.57%	1.47%	1.40%	1.50%	1.27%
22	1.36%	1.25%	1.53%	1.63%	1.40%	1.42%	1.52%	1.54%	1.46%	1.29%
23	1.36%	1.62%	1.54%	1.51%	1.24%	1.52%	1.58%	1.29%	1.65%	1.44%
24	1.32%	1.44%	1.45%	1.48%	1.35%	1.54%	1.43%	1.29%	1.51%	1.41%
25	1.28%	1.46%	1.52%	1.33%	1.33%	1.37%	1.41%	1.31%	1.28%	1.33%
26	1.58%	1.48%	1.35%	1.30%	1.50%	1.41%	1.41%	1.32%	1.35%	1.26%
27	1.35%	1.40%	1.28%	1.32%	1.46%	1.37%	1.38%	1.48%	1.32%	1.16%
28	1.45%	1.43%	1.22%	1.38%	1.42%	1.28%	1.07%	1.38%	1.19%
29	1.41%	1.32%	1.13%	1.45%	1.33%	1.35%	1.18%	1.27%	1.19%
30	1.36%	1.34%	1.19%	1.47%	1.37%	1.32%	1.14%	1.29%	1.20%
31	1.44%	1.19%	1.25%	1.40%	1.32%	1.06%	1.24%	1.27%
32	1.25%	1.12%	1.38%	1.40%	1.26%	1.16%	1.39%	1.20%
33	1.32%	1.19%	1.36%	1.46%	1.30%	1.11%	1.39%	1.24%
34	1.20%	1.23%	1.32%	1.28%	0.99%	1.11%	1.15%	1.17%
35	1.15%	1.30%	1.32%	1.36%	1.17%	1.38%	1.29%
36	1.17%	1.41%	1.35%	1.31%	1.20%	1.32%	1.30%
37	1.25%	1.33%	1.32%	1.20%	1.20%	1.17%	1.16%
38	1.29%	1.28%	1.20%	1.19%	1.30%	1.20%	1.13%
39	1.32%	1.30%	1.25%	1.10%	1.18%	1.15%	1.06%
40	1.33%	1.20%	0.93%	1.17%	1.07%	1.09%
41	1.27%	1.24%	0.96%	1.36%	1.15%	1.15%
42	1.25%	1.20%	1.01%	1.30%	1.16%	1.07%
43	1.22%	0.98%	1.07%	1.16%	1.08%
44	1.23%	1.04%	1.30%	1.15%	1.12%
45	1.24%	1.01%	1.25%	1.20%	1.09%
46	1.06%	1.07%	1.10%	1.11%
47	1.07%	1.25%	1.16%	1.13%
48	1.00%	1.15%	1.11%	1.15%
49	1.05%	1.13%	1.12%
50	1.25%	1.17%	1.17%
51	1.20%	1.18%	1.03%
52	1.07%	1.02%
53	1.17%	1.10%
54	1.20%	1.10%
55	1.06%
56	1.15%
57

APPENDIX B

CERTIFICATION AS TO TALF ELIGIBILITY

FOR NON-MORTGAGE-BACKED ABS

The Issuing Entity and the Sponsor (collectively, “we”) hereby certify that:

1.                                       We have reviewed the terms and conditions of the Term Asset-Backed Securities Loan Facility (“TALF”) provided by the Federal Reserve Bank of New York (“FRBNY”). Terms used below that are defined or explained in such terms and conditions, or in FAQs or other interpretative material issued by the FRBNY, shall have the meanings provided in such terms and conditions, FAQs or other interpretative material (such terms and conditions, FAQs or other interpretative material, the “TALF Rules”).

2.                                       After due inquiry by our appropriate officers, agents and representatives, we have determined that the securities offered hereby designated as the (a) Class A-1 Notes, CUSIP #:41283J AA8, (b) Class A-2 Notes, CUSIP #: 41283J AB6, (c) Class A-3 Notes, CUSIP #: 41283J AC4, and (d) Class A-4 Notes, CUSIP #: 41283J AD2, constitute eligible collateral under TALF. In particular:

•                  The securities are U.S. dollar-denominated cash (that is, not synthetic) asset-backed securities (“ABS”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long-term or short-term investment-grade rating category from two or more eligible nationally recognized statistical rating organizations (“NRSROs”) and do not have (including on a preliminary basis) a credit rating below the highest investment-grade rating category from an eligible NRSRO.  Such ratings were obtained without the benefit of any third-party guarantee and are not on review or watch for downgrade.

•                  The securities are cleared through The Depository Trust Company.

•                  The securities do not bear interest payments that step up or step down to predetermined levels on specific dates.

•                  The securities are not subject to an optional redemption other than a customary clean-up call (as defined in the TALF Rules).

•                  The underlying credit exposures are auto loans (as defined in the TALF Rules) and do not include exposures that are themselves cash ABS or synthetic ABS.  At least 95% of the dollar amount of the credit exposures underlying the securities are exposures that are both (a) originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S.-domiciled obligors.  The average life of the securities is less than or equal to five years.

•                  At least 85% of the dollar amount of the credit exposures underlying the securities were originated on or after October 1, 2007.

3.                                       On or before the date three weeks prior to the subscription date for the ABS, we provided to the FRBNY all data on the ABS and its underlying exposures that the sponsor or the issuer provided to any NRSRO, whether or not such NRSRO rated the ABS and whether or not such NRSRO is an eligible NRSRO.  After such date, we provided to the FRBNY all such data thereafter provided to a NRSRO (whether or not it rated the ABS or is an eligible NRSRO) at the same time or promptly after we provided it to the NRSRO.  We have provided to each NRSRO (whether or not it rated the ABS or is an eligible NRSRO) to which the issuer or the sponsor has provided data on the ABS or its underlying exposures a written waiver or consent permitting the NRSRO to share its view of the credit quality of the ABS and its underlying exposures with the FRBNY, and we have delivered to the FRBNY a copy of each such waiver or consent.

4.                                       Pursuant to the TALF Rules, the independent accounting firm that is performing certain procedures for the benefit of the FRBNY in connection with this offering is required, in certain circumstances where fraud or illegal acts are suspected to have occurred, to make reports to the TALF Compliance fraud hotline.  We hereby provide our consent to such accounting firm to make such reports and waive any client confidentiality provisions we would otherwise be entitled to under applicable law, rules of accountant professional responsibility or contract.

5.                                       We understand that purchasers of the securities offered hereby that are affiliates of either the originators of assets that are securitized in this offering or the Issuing Entity or Sponsor of this offering will not be able to use these securities as TALF collateral.

6.                                       We hereby undertake that, until the maturity of the securities offered hereby, we will issue a press release and notify the FRBNY and all registered holders of the securities if we determine that the statements set forth in Item 2 above were not correct when made or have ceased to be correct.  We will issue such press release and make such notification no later than 9:00 a.m. on the fourth business day after we make such determination; provided that we undertake to provide same business-day notice of any change in credit rating issued by any major NRSRO (including any change in the final rating compared to a preliminary rating) that occurs after pricing of this offering and on or prior to the closing date.

7.                                       We hereby undertake that, until the maturity of the securities offered hereby, we will provide, as promptly as practicable, upon the request of the FRBNY, copies of (i) the Governing Documents for the securities and (ii) the servicer and/or trustee reports or any other similar reports provided or made available to investors in connection with the securities issued.  Governing Documents include the instruments and agreements (including any indenture, pooling and servicing agreement, trust agreement, servicing agreement, other similar agreement and other operative document), however denominated, pursuant to which the securities were issued, the assets backing such securities are serviced and collections on such assets are applied, remitted and distributed.

8.                                       We hereby represent and warrant to the FRBNY and TALF LLC that (i) this prospectus and (ii) this prospectus, when taken as whole together with all information provided by us or on our behalf to any NRSRO in connection with this offering, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9.                                       We acknowledge that the FRBNY and TALF LLC (in accepting the securities offered hereby as collateral), will rely upon this certification and will suffer damages if such certification is incorrect. The Sponsor (and, if required by the terms of the form referred to below, the Sponsor’s direct or indirect ultimate parent) has executed and delivered to the FRBNY an undertaking, in the form prescribed by the FRBNY, under which the Sponsor (and, if applicable, its direct or indirect ultimate parent) has agreed to indemnify FRBNY and TALF LLC and their respective affiliates against losses incurred or suffered by them arising out of any misrepresentation or breach of warranty made or to be performed by us in this certification.

10.                                 We hereby jointly and severally agree that, should the securities be pledged to the FRBNY under the Master Loan and Security Agreement established under TALF or purchased by TALF LLC and at any time fail to constitute eligible collateral under TALF (provided that, solely for purposes of the foregoing, the only failure to satisfy the ratings eligibility criteria that shall be considered shall be a failure that arises as a result of the final rating on the securities, upon issuance, being lower than the required ratings for TALF eligibility, not any subsequent downgrades) under the TALF Rules as in effect at the time the securities are issued (a “Warranty Breach”), we shall permit (i) the United States Department of the Treasury (“Treasury”) and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in our possession, custody or control to the extent relevant to ascertaining the cause and nature of the Warranty Breach, during normal business hours and upon reasonable notice to the Issuing Entity or the Sponsor, as the case may be; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Treasury, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of their respective functions, to follow applicable law and regulation (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the Sponsor or the Issuing Entity, as applicable, as to information that should be afforded confidentiality. In making this agreement, we understand that Treasury has represented that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this paragraph shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

Harley-Davidson Credit Corp.,		Harley-Davidson Motorcycle Trust 2009-4,
as sponsor		as issuing entity

By:	/s/ Perry A. Glassgow	By: Harley-Davidson Credit Corp., as administrator
Name: Perry A. Glassgow
Title: Vice President, Treasurer and Assistant Secretary		By:	/s/ Perry A. Glassgow
Name: Perry A. Glassgow
Title: Vice President, Treasurer and Assistant Secretary

PROSPECTUS

Harley-Davidson Motorcycle Trusts
Motorcycle Contract Backed Notes
(Issuable in Series)

Harley-Davidson Customer Funding Corp.,
as depositor

Harley-Davidson Credit Corp.,
as seller, servicer and sponsor

The issuing entities:

The depositor will form a new trust to issue each series of notes.  The trust will be the issuing entity and will offer the notes under this prospectus and a prospectus supplement which will be prepared separately for each series.  Each issuing entity will own a pool of conditional sales contracts and/or promissory note and security agreements relating to the retail purchase of new or used motorcycles manufactured by one or more subsidiaries of Harley-Davidson (including Buell Motorcycle Company, LLC (“Buell”) and MV Agusta (“MV”), wholly-owned subsidiaries of Harley Davidson) and other manufacturers.  Harley-Davidson and its subsidiaries are collectively referred to herein as “Harley-Davidson”.

The offered notes:

•                  will consist of motorcycle contract backed notes sold periodically in one or more series which may include one or more classes of notes;

•                  will be paid only from the assets of the related issuing entity;

•                  will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

•                  may have one or more forms of credit enhancement; and

•                  will be issued as part of a designated series that may include one or more classes with payment rights that are senior or subordinate to the rights of one or more of the other classes of notes.

You should carefully consider the factors set forth under “Risk Factors” on page 8 of this prospectus and the other risk factors included in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may not be used to offer and sell any series of notes unless accompanied by the prospectus supplement for that series.

Prospectus dated November 23, 2009

i

Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that offer varying levels of detail:

•                  this prospectus — which provides general information, some of which may not apply to a particular series of notes including your series, and

•                  the accompanying prospectus supplement — which provides a summary of the specific terms of your series of notes.

We have included cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further discussions.  The table of contents included in this prospectus and the accompanying prospectus supplement provide the pages on which these captions are located.  References to “we”, “our” and “us” refer to Harley-Davidson Customer Funding Corp.

Certain matters discussed by us in this prospectus are “forward-looking statements”, or a projection of what we think will happen in the future.  These forward-looking statements can generally be identified as such by reference to this note or because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “plan,” or “estimate” or words of similar meaning.  Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements.  Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus.  Certain of such risks and uncertainties are described in close proximity to such statements or elsewhere in this prospectus, including under the caption “Risk Factors” in this prospectus and the accompanying prospectus supplement.  You are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus.

You should rely only on the information contained in this document, including the information described under the heading “Where You Can Find More Information” in the prospectus.  We have not authorized anyone to provide you with any different information or make any representation not contained in this prospectus.  If anyone makes such a representation to you, you should not rely on it.

ii

Prospectus Summary

This summary highlights selected information from this prospectus and does not contain all the information that you should consider in making an investment decision.  You should read carefully this entire prospectus and the accompanying prospectus supplement to understand all of the terms of the offering of your series of notes.  In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of each issuing entity and the issuance of the notes.  Forms of these documents have been filed as exhibits to the registration statement of which this prospectus is a part and final versions of these documents will be filed with the Securities and Exchange Commission following the issuance of your series of notes.

There are material risks associated with an investment in the notes.  See “Risk Factors” in this prospectus and in the accompanying prospectus supplement for a discussion of factors you should consider before investing in the notes.

Trust and Issuing Entity

For each series of notes, the depositor will form an owner trust. An “owner trust” will issue notes and a certificate and will be formed by a trust agreement between the depositor and the owner trustee of the owner trust.

Depositor

Harley-Davidson Customer Funding Corp., a wholly-owned subsidiary of Harley-Davidson Credit Corp. The depositor will deposit the contracts into the issuing entity. The depositor will be the initial holder of the residual certificate issued by the issuing entity.

Seller and Sponsor	Harley-Davidson Credit Corp. will sell the contracts to the depositor for deposit into the issuing entity.

Originators

Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of Harley-Davidson Credit Corp., and certain motorcycle dealers will originate the contracts in accordance with the underwriting standards set by Harley-Davidson Credit Corp. under agreements governing the assignment of the contracts to the seller. The seller will acquire the contracts from Eaglemark Savings Bank and motorcycle dealers in the ordinary course of its business pursuant to such agreements.

Servicer	Harley-Davidson Credit Corp.

Owner Trustee	The owner trustee of the trust for your series of notes will be identified in your prospectus supplement.

Indenture Trustee	The indenture trustee for the indenture under which the notes will be issued will be identified in your prospectus supplement.

Administrator	Harley-Davidson Credit Corp. will provide notices and perform other administrative functions for each issuing entity.

The Notes	A series of notes will include one or more of classes of notes which will be issued pursuant to an indenture.

Terms of the Notes	•	Your prospectus supplement provides the particular terms of your class of notes, including:

	•	the stated principal amount of each class of notes; and

	•	the interest rate, which may be fixed, variable, adjustable or some combination of these rates, or the formula for calculating the interest rate.

The terms of a class of notes may differ from those of other classes of notes of the same series in one or more aspects, including:

	•	timing and priority of payments;

	•	seniority;

	•	allocations of losses;

	•	interest rate or formula for calculating the interest rate;

	•	amount of interest or principal payments;

	•	whether interest or principal will be payable to holders of the class if specified events occur;

	•	the right to receive collections from designated portions of the contracts owned by the issuing entity;

	•	scheduled final payment date; and

	•	the ability of holders of a class of notes to direct the indenture trustee or the owner trustee to take specified remedies.

Trust Assets

The property of each issuing entity will primarily be a pool of contracts relating to the retail purchase of new or used motorcycles manufactured by Harley-Davidson, Buell, MV and other manufacturers and amounts due or collected under the contracts after a cutoff date specified in your prospectus supplement and will include related assets including:

	•	security interests in the financed motorcycles;

	•	proceeds from claims on insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

	•	certain rebates of premiums and other amounts relating to insurance policies and other items financed under the contracts;

	•	the rights of the depositor in the agreements identified in your prospectus supplement;

	•	amounts deposited in bank accounts specified in your prospectus supplement; and

	•	proceeds from liquidated assets, including repossessed motorcycles.

The assets of an issuing entity may also include contracts from Canadian obligors. An issuing entity may hold its interest in such contracts either directly or indirectly through one or more notes, certificates, participations or other interests issued to the issuing entity by a Canadian special purpose entity and secured by such contracts.

The Contracts

The contracts will be conditional sales contracts or promissory note and security agreements originated directly or indirectly by the seller relating to the retail purchase of new or used motorcycles manufactured by Harley-Davidson, Buell, MV and other manufacturers.

	•	Your prospectus supplement provides information about:

	•	the initial aggregate principal balance of the contracts transferred to the issuing entity;

	•	the number of contracts;

	•	the average contract principal balance;

	•	the geographical distribution of the contracts;

	•	the distribution of the contracts by contract interest rate;

	•	the remaining term of the contracts;

	•	the weighted average remaining term of the contracts; and

	•	the weighted average contract interest rate on the contracts.

Credit and Cash Flow Enhancement	The depositor may, but need not, arrange for protection from losses to one or more classes of the notes. Credit enhancement may include:

	•	a cash collateral account;

	•	excess spread, which is generally interest collections on the contracts in excess of the amount required to be paid on the notes and other required payments;

	•	subordination of one or more other classes of securities;

	•	one or more reserve funds;

	•	over-collateralization;

	•	letters of credit or other credit or liquidity facilities;

	•	third party payments such as surety bonds and guarantees;

	•	guaranteed investment contracts;

	•	repurchase obligations;

	•	yield supplement agreements or accounts;

	•	cash deposits; or

	•	swap or other interest rate protection agreements.

In addition, the depositor may, but need not, develop and include in issuing entity features designed to ensure the timely payment of amounts owed to you. These cash flow enhancement features may include any one or more of the following:

	•	yield supplement agreements or accounts;

	•	liquidity facilities; or

	•	cash deposits.

Your prospectus supplement will describe the specific terms of any credit or cash flow enhancement applicable to your notes.

Servicing; Servicing Fee	The servicer will be responsible for servicing, managing and administering the contracts and financed motorcycles, and maintaining custody of, enforcing and making collections on the contracts.

The issuing entity will pay the servicer a monthly fee equal to a percentage of the principal balance of the contracts as of the beginning of each month. The fee will be payable out of amounts received on the contracts. Your prospectus supplement will describe the priority of payment of such servicing fee.

The servicer will also receive additional servicing compensation in the form of investment earnings on certain bank accounts of the issuing entity and late fees, prepayment fees and other administrative fees and expenses or similar charges (to the extent expressly provided therefor) received by the servicer during that month in respect of the contracts. See “Description of the Transfer and Servicing Agreements—Servicing—Servicing Compensation and Payment of Expenses” in this prospectus.

Advances

The servicer may be obligated to advance interest that is due but unpaid by an obligor. The servicer will not be obligated to make an advance if it determines that it will not be able to recover that advance from an obligor. The issuing entity will reimburse the servicer for the advances the servicer has made from late collections on the contracts for which it has made advances or from collections generally if the servicer determines that an advance will not be recoverable from an obligor.

Your prospectus supplement will describe the nature of the servicer’s obligation to make advances to the issuing entity and the reimbursement of those advances.

You should refer to “Description of the Transfer and Servicing Agreements—Servicing—Advances” in this prospectus for more detailed information on advances and reimbursement of advances.

Optional Purchase of Contracts

Once the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates, the servicer, at its option, may purchase all of the contracts held by the issuing entity. Upon such a purchase, the notes of that issuing entity will be prepaid in full. See “Description of the Notes and Indenture—Optional Purchase of Contracts and Redemption of Notes” in this prospectus.

Tax Status	Winston & Strawn LLP, as special tax counsel to the issuing entity, will deliver an opinion that:

	•	the notes held by persons other than the depositor or one of its affiliates will be characterized as debt for federal income tax purposes; and

	•	the issuing entity will not be characterized as an “association” or “publicly traded partnership” taxable as a corporation.

By purchasing a note, you agree to treat your note as debt for federal, state and local income tax purposes.

ERISA Considerations

Subject to the considerations described in “ERISA Considerations” in this prospectus and your prospectus supplement, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase notes issued by an “owner trust”.

You should refer to “ERISA Considerations” in this prospectus and your prospectus supplement for more detailed information regarding the ERISA eligibility of any class of notes.

Risk Factors

The following risk factors and the risk factors in your prospectus supplement describe the principal risk factors relating to an investment in the notes.  You should carefully consider the following risk factors and the additional risk factors described in the section captioned “Risk Factors” in your prospectus supplement before you invest in any class of notes.

You must rely on the issuing entity’s assets for repayment which may not be sufficient to make full payment on your notes

The notes represent interests solely in the issuing entity or indebtedness of the issuing entity and will not be insured or guaranteed by the originators, the seller, the servicer, the depositor, or any of their respective affiliates, or the indenture trustee or the owner trustee or any other person or entity.  The only source of payment for your notes is payments received on the contracts held by the issuing entity and certain forms of credit enhancement, if any, for your notes.  The amount of credit enhancement available to cover shortfalls in distributions of interest on and principal of your notes may be limited.  If the credit enhancement is exhausted, the sole source of payment for your notes will be from payments on the contracts.

The issuing entity has limited recourse against the seller, the depositor and the servicer

None of the seller, the depositor or any of their affiliates is generally obligated to make any payments in respect of any notes or the contracts of the issuing entity.  However, in connection with the sale of contracts by the depositor to the issuing entity, the depositor will make representations and warranties with respect to the characteristics of such contracts, and in certain circumstances, the depositor may be required to repurchase contracts with respect to which such representations and warranties have been breached.  The seller will correspondingly be obligated to the depositor under the transfer and sale agreement (which rights of the depositor against the seller will be assigned to the issuing entity) to repurchase the contracts from the depositor contemporaneously with the depositor’s repurchase of the contracts from the issuing entity.  In addition, the servicer will be required to purchase contracts from the issuing entity if it breaches its servicing obligations relating to those contracts as specified in the sale and servicing agreement.  There can be no assurance that the depositor, the seller or the servicer will be able to purchase a contract at the time when it is required to do so.  See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Contracts by Seller”, “Description of the Transfer and Servicing Agreements—Representations and Warranties made by the Seller and the Depositor” and “Description of the Transfer and Servicing Agreements—Servicing.”

The ratings on your notes may be lowered or withdrawn

It is a condition to the issuance of the notes that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.  A rating is not a recommendation to purchase, hold or sell notes inasmuch as such rating does not comment as to market price or suitability for a particular investor.  Ratings of notes will address the likelihood of the payment of principal and interest thereon pursuant to their terms.  The ratings of notes will not address the likelihood of an early return of invested principal.  There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.  For more detailed information regarding the ratings assigned to any class of a particular series of notes, see “Ratings of the Notes” in your prospectus supplement.

Conflicts of interest involving the rating agencies may affect the ratings on your notes

Under the rules of the Securities and Exchange Commission, a rating agency has a conflict of interest where, as is the case with the ratings of the notes, the sponsor or issuer of a security pays the fee charged by the rating agency for its rating services.  This conflict of interest may result in a rating agency assigning incorrect ratings to the notes or could make a rating agency act more slowly than expected in downgrading its ratings on the notes.  As a result of scrutiny by regulators of a rating agency, a rating agency may also be more likely to downgrade the ratings it has assigned to a security, including the notes.

The price at which you can resell your notes may decrease if the ratings of your notes decline

At the initial issuance of the notes, at least one nationally recognized statistical rating organization will rate the offered notes in one of the four highest rating categories.  A security rating is not a recommendation to buy, sell or hold notes.  A rating will reflect the rating agency’s assessment of the likelihood that the holders of the notes will receive the payment of interest on the notes on each payment date and the payment of principal on the final scheduled payment date.  Similar ratings on different types of notes do not necessarily mean the same thing.  You should analyze the significance of each rating independently from any other rating.  At any time, a rating agency may lower its ratings of the notes or withdraw its ratings entirely.  If a rating assigned to any security is lowered or withdrawn for any reason, you may not be able to resell your notes or you may be able to resell them only at a substantial discount.  For more detailed information regarding the ratings assigned to the notes, see “Ratings of the Notes” in this prospectus and in your prospectus supplement.

You may experience reduced returns on your investment due to prepayments on the contracts, repurchases of the contracts, liquidations of defaulted contracts and early termination of the issuing entity

A higher than anticipated level of prepayments of the contracts or liquidations of defaulted contracts may cause an issuing entity to pay principal on your notes sooner than you expected.  Also, an issuing entity may pay principal on your notes sooner than you expected if the depositor or the servicer repurchases contracts from the issuing entity.  You may not be able to reinvest the principal paid to you at yields that are equivalent to the yields on your notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

The contracts included in the issuing entity may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related motorcycles or for other reasons.  The depositor will be required to repurchase a contract from the issuing entity if a breach of its representations and warranties relating to that contract materially and adversely affects the issuing entity’s or the noteholders’ interest in the contract or the collectibility of the contract.  In that event, the seller will be obligated to repurchase the contract from the depositor.  In addition, the servicer will be required to purchase contracts from the issuing entity if it breaches its servicing obligations relating to those contracts as specified in the sale and servicing agreement.  Under agreements with certain motorcycle dealers the seller may have full or partial recourse against the motorcycle dealer for such repurchased contract.  This recourse to the dealers will be assigned by the seller to the depositor pursuant to the transfer and sale agreement, assigned from the depositor to the issuing entity pursuant to the sale and servicing agreement and pledged by the issuing entity to the indenture trustee pursuant to the indenture.  There can be no assurance that a motorcycle dealer will perform its obligations under such motorcycle dealer agreement if and when required to do so.  The servicer may purchase all remaining contracts from the issuing entity when the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates.

The depositor cannot fully predict the extent to which prepayments on the contracts by the related obligors will shorten the life of the notes.  The rate of prepayments on the contracts may be influenced by a variety of economic, social and other factors including:

•                  changes in obligor requirements;

•                  the level of interest rates;

•                  the level of casualty losses; and

•                  the overall economic environment.

The depositor cannot assure you that prepayments on the contracts held by the issuing entity will conform to any historical experience.  The depositor cannot predict the actual rates of prepayments which will be experienced on the contracts.  However, your prospectus supplement may present information as to the principal balances of the notes remaining on each payment date under several hypothetical prepayment rates.  You will bear all reinvestment risk resulting from prepayments on the contracts and the corresponding acceleration of payments on the notes.  See “Weighted Average Lives of the Notes” in this prospectus.

Proceeds of the sale of contracts may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default until maturity

If so directed by the holders of the requisite percentage of outstanding notes following an acceleration of the notes upon an event of default, the indenture trustee in certain circumstances will sell the contracts owned by the issuing entity.  However, there is no assurance that the market value of those contracts will at any time be equal to or greater than the aggregate outstanding principal balance of the notes.  Therefore, upon a sale of the contracts, there can be no assurance that sufficient funds will be available to repay your notes in full.  In addition, the amount of principal required to be paid to you on each payment date will generally be limited to amounts available in the collection account and the reserve fund, if any.  The failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  See “Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Social, economic and other factors may affect the performance of the contracts and the availability of subsequent contracts

Economic conditions in countries, states or U.S. territories where obligors reside may affect the delinquency, loan loss and repossession experience of the issuing entity with respect to the contracts.  The performance by such obligors, or the ability of the seller to acquire from the originators sufficient subsequent contracts for purchase with the amount on deposit in the pre-funding account (if any), may be affected by a variety of social and economic factors including, but not limited to, interest rates, unemployment levels, the rate of inflation, and consumer perception of economic conditions generally.  However, neither the seller nor the depositor is able to determine or predict whether or to what extent economic or social factors will affect the performance by any obligors or the availability of subsequent contracts in cases where subsequent contracts are to be transferred to the issuing entity as specified in the prospectus supplement.

United States and world economic and political conditions, including acts or threats of terrorism and/or war, could adversely affect payments on the notes

National and international political developments, instability and uncertainties could result in economic weakness in the United States and in international markets.  These uncertainties include threatened hostilities with other countries, political unrest and instability around the world, and continuing threats of terrorist attacks.  Any actual armed hostilities, and any future terrorist attacks in the United States or abroad, could also have an adverse impact on the U.S. economy, global financial markets and payments and collections on the contracts.

You should consider the possible effects on delinquency, default and prepayment experience of the contracts.  For example, the ongoing U.S. military operations in the Middle East and hostilities in other countries have increased the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.  Under the Servicemembers Civil Relief Act, obligors who are members of the military on active duty, including reservists who are called to active duty after the origination of their contracts, may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions.  No information can be provided as to the number of contracts that may be affected by the Servicemembers Civil Relief Act.  If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will only be required to advance principal and interest which was 30 days or more delinquent with respect to the related due period, and only to the extent the servicer believes that such amounts will ultimately be recoverable through collection.  Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed motorcycle securing a contract during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the contract, lower the monthly payments and readjust the payment schedule for a period of time after completion of the obligor’s military service.  As a result, there may be delays in payment and increased losses on the contracts.

For more information regarding the effect of the Servicemembers Civil Relief Act and similar state laws, you should refer to “Legal Aspects of the Contracts—Other Limitations” in this prospectus.

The sale of financed motorcycles relating to defaulting obligors may not result in complete recovery of amounts due

The servicer generally exercises its right to sell a motorcycle securing a defaulted contract after repossession.  There is no assurance that the amount of proceeds received by the servicer from the sale of such motorcycle will be equal to or greater than the outstanding principal balance of such defaulted contract as of the date of the sale of such motorcycle.  Financing options resulting in a contract having an initial principal balance in excess of the sales price of a motorcycle and related parts and accessories may increase the risk that the amount of such sales proceeds will not be sufficient to satisfy such outstanding principal balance.  As a result, you may suffer losses on your investment if available credit enhancement for losses on the contracts is insufficient.

Certain events of default under the indenture may result in insufficient funds to make payments on your notes

If the issuing entity fails to pay principal of any class of notes on its final scheduled payment date, or fails to pay interest on the class or classes of notes described in your prospectus supplement within five days of the related due date, the indenture trustee or the holders of more than 50% of the notes or the class or the classes of notes described in your prospectus supplement may declare the entire amount of the notes to be due immediately.  If this happens, the holders of more than 50% (or such higher percentage as specified in your prospectus supplement) of the notes or the class or classes of notes described in your prospectus supplement may direct the indenture trustee to sell the contracts and prepay the notes.  In such event, there may not be sufficient funds to pay all of the classes of notes in full.

Paid-ahead simple interest contracts may affect the weighted average life of the notes

If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected.  This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract.  Obligors may not be required to make any scheduled payments during the period for which the contract was paid-ahead.  During this period, interest will continue to accrue on the contract principal balance, but the contract would not be considered delinquent.  Furthermore, when an obligor resumes the required payments, they may be insufficient to cover the interest that has accrued since the last payment by that obligor.

Generally paid-ahead payments shorten the weighted average lives of the notes when the paid-ahead amount is applied to the payment of principal on the notes; however, in certain circumstances the weighted average lives of the notes may be extended.  In addition, liquidation proceeds will be applied first to reimburse any advances made by the servicer.  Therefore, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made.

The seller’s portfolio of contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments.  We cannot predict the number of contracts which may become paid-ahead simple interest contracts or the amount of scheduled payments which may be paid ahead.

The rating of a swap counterparty may affect the ratings of the notes

If an issuing entity enters into a swap agreement, the rating agencies that rate the issuing entity’s notes will consider the provisions of the swap agreement and the rating of the swap counterparty.  If a rating agency downgrades the debt rating of the swap counterparty, it may downgrade the rating of the notes.  In such an event, you may not be able to resell your notes or you may be able to resell them only at a substantial discount.

Subordination of some classes of notes may cause such classes of notes to bear additional credit risk and does not ensure payment of the more senior classes of notes

The issuing entity may pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes.  The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.

The senior classes of notes could lose the credit enhancement provided by the subordinate classes of notes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay the senior classes of notes.

Your prospectus supplement will describe any subordination provisions applicable to your notes.

Interests of other persons in the contracts or the financed motorcycles could reduce the funds available to make payments on your notes

A person could acquire an interest in a contract that is superior to that of the issuing entity.  The seller’s accounting records and computer systems will be marked to reflect a sale of the contracts to the depositor (and the issuing entity), but the servicer will retain possession and control of the contracts and the contracts will not be marked or stamped to indicate that they have been sold to the issuing entity.  In order to protect an issuing entity’s ownership interest in its contracts, the depositor will file UCC-1 financing statements with the appropriate governmental authorities to give notice of the issuing entity’s ownership of its contracts.  In addition, some of the contracts may have been originated electronically or otherwise be classified as “electronic chattel paper” under the Uniform Commercial Code.  A security interest in electronic chattel paper is perfected through the secured party maintaining “control” (within the meaning of §9-105 of the Uniform Commercial Code) of the electronic chattel paper.  Each sale and servicing agreement will obligate the servicer to maintain the perfection of the issuing entity’s ownership interest in the contracts, but the authoritative copies of the electronic contracts will not be communicated to or maintained by the issuing entity.  If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts (or, in the case of electronic chattel paper, obtains control) without actual knowledge of the issuing entity’s interest, that person will acquire an interest in the contracts superior to the interest of the issuing entity and some or all of the collections on the contracts may not be available to make payments on the notes.

A person could also acquire an interest in a financed motorcycle that is superior to that of the issuing entity because of the failure to identify the issuing entity as the secured party on the related certificate of title.  The seller will assign its security interests in the financed motorcycles to the depositor, and the depositor will assign its security interests in the financed motorcycles to the issuing entity.  The seller’s assignment to the depositor and the depositor’s subsequent assignment to the issuing entity are subject to state vehicle registration laws.  These registration laws require that the secured party’s name appear on the certificate or similar registration of title in order for the secured party’s security interest to be perfected.  To facilitate servicing and reduce administrative costs, the servicer will continue to hold the certificates of title or ownership for the financed motorcycles and will not endorse or otherwise amend the certificates of title or ownership to identify the issuing entity as the new secured party.  In most states, the issuing entity, as assignee of a contract, will have the benefits of the first-priority security interest in the related financed motorcycle obtained by Eaglemark Savings Bank or the seller, even though the issuing entity is not listed on the certificate of title as a secured party.  However, a U.S. bankruptcy judge in Texas recently held that an assignee of a contract did not have the benefits of the security interest obtained by the assignor of the contract because the financed vehicle had not been re-registered to identify the assignee as the new secured party on the certificate of title, which the judge decided was required under Texas law.  In June 2009, a new Texas law became effective that clarified existing law and stated that re-registration was not required, although it is unknown if a court would rely on the intent and effect of the new law in analyzing assignments that occurred prior to the new law’s enactment.  As a result, the issuing entity may not have a perfected security interest in the financed motorcycles in certain states because the certificates or similar registrations of title will not be amended to reflect the assignment of the security interests in the financed motorcycles to the issuing entity.  If other courts were to interpret Texas law or other states’ laws in a similar manner as the bankruptcy judge in the Texas case mentioned above, the security interest of the issuing entity in a financed motorcycle could be deemed to be unperfected. If the issuing entity does not have a perfected security interest in a financed motorcycle, its ability to realize on the financed motorcycle following an obligor default would be adversely affected.  In addition, because the issuing entity will not be identified as the secured party on any certificate of title or similar registration of title, the security interest of the issuing entity in the motorcycles may be defeated through fraud, forgery, negligence or error.

In addition, the holders of some types of liens, such as tax liens or mechanics liens, may have priority over the issuing entity’s security interest in the financed motorcycles.  The issuing entity also may lose its security interest in a financed motorcycle that is confiscated by the government.

In the event that the issuing entity must rely upon repossession and sale of the financed motorcycle securing a defaulted contract to recover amounts due on the defaulted contract, the issuing entity’s ability to realize upon the financed motorcycle would be limited by the failure to have a perfected security interest in the financed motorcycle or the existence of a senior security interest in the financed motorcycle.  In this event, you may be subject to delays in payment and may incur losses on your investment in the notes as a result of defaults or delinquencies by obligors.  See “Legal Aspects of the Contracts—Security Interests” in this prospectus.

Limitations on enforceability of security interests in the financed motorcycles may hinder the issuing entity’s ability to realize the value of the financed motorcycles

State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit or delay the issuing entity’s ability to obtain or sell the financed motorcycles.  This could reduce or delay the availability of funds to make payments on your notes.  Under these state law limitations:

•                  some jurisdictions require that the obligor be notified of the default and be given a period of time within which it may cure the default prior to or after repossession; and

•                  the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus the secured party’s expenses for repossessing, holding and preparing the collateral for disposition.

Contracts that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment

The contracts are consumer contracts subject to many federal and state consumer protection laws. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, payments on the notes could be delayed or reduced.  See “Legal Aspects of the Contracts—Consumer Protection Laws” in this prospectus.

Each of the depositor and seller will make representations and warranties relating to the contracts’ compliance with consumer protection laws and the enforceability of the contracts.  If those representations and warranties are not true as to any contract and the breach materially and adversely affects the issuing entity’s or the noteholders’ interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be required to repurchase the contract from the depositor.

Repurchase obligations of the depositor and the seller provide you only limited protection against prior liens on the contracts

Federal or state law may grant liens on the contracts that have priority over the issuing entity’s interest.  If the creditor associated with any prior lien on a contract exercises its remedies, the cash proceeds from the contract and related financed motorcycle available to the issuing entity will be reduced.  In that event, there may be a delay or reduction in payments to you.  An example of a lien arising under federal or state law is a tax lien on property of the seller or depositor arising prior to the time a contract is conveyed to the issuing entity.  Such a tax lien would have priority over the interest of the issuing entity in the contracts.

The seller will represent and warrant to the depositor, and the depositor will represent and warrant to the issuing entity, that there are no prior liens on the contracts.  In addition, the seller will represent and warrant to the depositor, and the depositor will represent and warrant to the issuing entity, that it will not grant any lien on the contracts.  If those representations and warranties are not true as to any contract and the breach materially and adversely affects the issuing entity’s or the noteholders’ interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be required to repurchase the contract from the depositor.  There can be no assurance that the depositor or the seller will be able to repurchase a contract at the time when it is asked to do so.

Bankruptcy of one or more obligors may reduce or delay collections on the contracts, and the sale of financed motorcycles relating to defaulting obligors may be delayed or may not result in complete recovery of amounts due

Bankruptcy and insolvency laws may increase the risk of loss on the contracts of obligors who become subject to bankruptcy proceedings.  Those laws could result in the write-off of contracts of bankrupt obligors or result in delay in payments due on the contracts.  For example, if the obligor becomes bankrupt or insolvent, the issuing entity may need the permission of a bankruptcy court to obtain and sell its collateral.  As a result, you may be subject to delays in receiving payments, and you may also suffer losses if available credit enhancement for losses is insufficient.

If a bankruptcy court determines that the transfer of contracts from Eaglemark Savings Bank or the motorcycle dealers to the seller or from the seller to the depositor was not a true sale, or if a conservator or receiver were appointed for Eaglemark Savings Bank, then payments on the contracts could be delayed resulting in losses or delays in payments on your notes

If a motorcycle dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party’s estate.  In that case, the distribution of payments on the contracts to the issuing entity might be subject to the automatic stay provisions of the United States Bankruptcy Code.  This would delay payments on your notes for an uncertain period of time.  Furthermore, reductions in payments under the contracts to the issuing entity may result if the bankruptcy court rules in favor of the creditors or the debtor-in-possession.  In either case, you may experience delays or reductions in payments on your notes.  In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the motorcycle dealer or the seller, as the case may be.  The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt.  Additionally, the bankruptcy court could adjust the debt if the motorcycle dealer or the seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.  Any of these actions could result in losses or delays in payments on your notes.  The motorcycle dealers and the seller will each represent and warrant that its conveyance of the contracts is a valid sale and transfer of the contracts.  See “Legal Aspects of the Contracts—Certain Bankruptcy Considerations.”

By statute, the FDIC as conservator or receiver is authorized to repudiate any “contracts” of Eaglemark Savings Bank upon payment of “actual direct compensatory damages.”  This authority may be interpreted by the FDIC to permit it to repudiate the transfer of contracts to the seller.  Under an FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover or recharacterize a bank’s transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors.  We believe the FDIC regulation will apply to the transfer of contracts to the seller and intend on satisfying the conditions of the regulation.  If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transactions, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Eaglemark Savings Bank’s transfer of contracts to the seller.  In that case, payments on your notes may be delayed and possibly reduced.  Also, the FDIC could require the issuing entity and noteholders to comply with the administrative claims procedure established by the FDIC to establish their rights to payments on the contracts, could request a stay of any actions to enforce the participation agreement against Eaglemark Savings Bank, or could repudiate the participation agreement pursuant to which the seller purchases the contracts from Eaglemark Savings Bank and limit claims of the issuing entity and noteholders to “actual direct compensatory damages.”  Additionally, the issuing entity could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title.  Any of these actions could result in losses or delays in payments on your notes.

If a bankruptcy court decides to consolidate the assets and liabilities of the depositor and the seller, payments on the contracts could be delayed resulting in losses or delays in payments on the notes

If the seller became a debtor in a bankruptcy case, the seller, a creditor or party acting as debtor-in-possession could request a bankruptcy court to order that the seller’s assets and liabilities be substantively consolidated with the depositor’s assets and liabilities.  If the bankruptcy court consolidated the assets and liabilities of the seller and the depositor, delays and possible reductions in the amounts of payments on your notes could occur.  See “Legal Aspects of the Contracts—Certain Bankruptcy Considerations.”

The servicer’s discretion over the servicing of the contracts may impact the amount and timing of funds available to make payments on the notes

The servicer has discretion in servicing the contracts, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures as described in “Origination, Underwriting and Servicing” and “Description of the Transfer and Servicing Agreements” in this prospectus.  The manner in which the servicer exercises that discretion could have an impact on the amount and timing of receipts by the issuing entity from the contracts.  If servicing procedures do not maximize the receipts from the contracts, you may experience losses or delays in payment on your notes.

The servicer may permit an extension on payments due on contracts on a case-by-case basis or as part of a program or promotion.  Any of these extensions may extend the maturity of the contracts and increase the weighted average life of the notes.  The weighted average life and yield on your notes may be adversely affected by extensions on the contracts.  However, the servicer may be required to purchase the contract from the issuing entity if it extends the term of the contract beyond the latest final scheduled maturity date for any class of related notes.  The servicer may permit extensions as part of a program or promotion for reasons that benefit the seller or the servicer and these extensions may not benefit you as a noteholder.  The servicer will be entitled to retain any fees that an obligor pays to receive an extension.

Adverse events with respect to the seller, the servicer or their affiliates may affect the timing of payments on your notes or have other adverse effects on your notes

Adverse events with respect to Harley-Davidson Credit Corp., as the seller or the servicer, or its affiliates may result in servicing disruptions or reduce the market value of your notes.  Adverse financial or operational developments with respect to Harley-Davidson Credit Corp. as the servicer could result in lower service levels relating to the contracts, including a reduction of collection activity, which could lead to an increase in delinquencies and credit losses.  In the event of a termination and replacement of Harley-Davidson Credit Corp. as the servicer, there may be some disruption of the collection activity with respect to delinquent contracts and therefore delinquencies and credit losses could increase.  The seller is required to repurchase certain contracts that do not comply with representations and warranties made by it (for example, representations relating to the compliance of the contracts with applicable laws), and in its capacity as servicer, Harley-Davidson Credit Corp. will be required to repurchase contracts if it breaches its servicing obligations with respect to those contracts.  If Harley-Davidson Credit Corp. becomes unable to repurchase any of such contracts and make the related payment to the issuing entity, investors could suffer losses.

In addition, adverse financial or operational developments with respect to sellers and servicers in asset-backed securities transactions or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities.  Harley-Davidson Credit Corp. is an indirect wholly-owned subsidiary of Harley-Davidson.  Although Harley-Davidson is not guaranteeing the obligations of the issuing entity for any series of notes, to the extent Harley-Davidson faces financial or operational difficulties, such events may reduce the market value of Harley-Davidson motorcycles.  A material decline in values of Harley-Davidson motorcycles could contribute to increased delinquencies or defaults on the contracts and reduced recoveries.

Commingling of collections could result in reduced payments to you

If permitted by the rating agencies rating the notes, the servicer may hold collections it receives from the obligors on the contracts with its own funds until the day prior to the next date on which distributions will be made on the notes.  If the servicer does not pay these amounts to the issuing entity when required to do so, the issuing entity may be unable to make the payments owed on your notes.  In the event the servicer becomes a debtor in a bankruptcy case, the issuing entity may not have a perfected security interest in these collections.  In either case, you may suffer losses on your investment.

You may not be able to resell your notes

There is currently no secondary market for the notes.  We cannot assure you that a secondary market will develop and if it does develop how liquid it will be.  Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount.  The underwriters may assist in resales of the notes but they are not obligated to do so.

If the issuing entity enters into a currency or an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement

If the issuing entity enters into a swap agreement, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement, whether the swap agreement is legally enforceable and whether the swap counterparty performs its obligations under the swap agreement.  If the issuing entity does not receive the payments it expects under the swap agreement, the issuing entity may not have adequate funds to make all payments owed on your notes when due.

You may experience reinvestment risk associated with pre-funding accounts

If so provided in the prospectus supplement, on the closing date an amount will be deposited into the pre-funding account.  The amount on deposit in the pre-funding account will be used to purchase subsequent contracts from the depositor (which, concurrently, will acquire such subsequent contracts from the seller) from time to time during the funding period specified in the prospectus supplement.  If the principal amount of the eligible subsequent contracts acquired by the seller from the originators during the funding period is less than the amount on deposit in the pre-funding account, there may be amounts remaining on deposit in the pre-funding account after the sale of such subsequent contracts by the seller to the depositor and the concurrent transfer by the depositor to the issuing entity.

Any conveyance of subsequent contracts to issuing entity is also subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions precedent, among others: (i) each such subsequent contract must satisfy the eligibility criteria specified in the related transfer and sale agreement or sale and servicing agreement, as applicable; (ii) the seller and the depositor shall not have selected such subsequent contracts in a manner that is adverse to the interests of holders of the notes; and (iii) as of the cutoff dates for such subsequent contracts, all of the contracts in the issuing entity, including the subsequent contracts to be conveyed to the issuing entity as of such date, must satisfy the parameters described in the prospectus supplement.

To the extent that the amount on deposit in the pre-funding account has not been applied to the purchase of subsequent contracts by the end of the funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to you in the amounts and pursuant to the priorities set forth in your prospectus supplement.  To the extent you receive such a prepayment of principal, there may not then exist a comparably favorable reinvestment opportunity and you will bear all reinvestment risk resulting from such prepayments.

The issuing entity does not have significant assets or sources of funds other than the contracts

The issuing entity does not have, and will not be permitted or expected to have, any significant assets or sources of funds other than the contracts and, to the extent provided in your prospectus supplement, a pre-funding account, a reserve fund and any other available credit enhancement or issuing entity property.  The notes will represent obligations solely of the issuing entity, and the notes will not be insured or guaranteed by the depositor, the servicer, the owner trustee, the indenture trustee or any other person or entity (except as may be described in your prospectus supplement).  Consequently, the only source of payment for your notes will be payments on the contracts and, if and to the extent available, amounts on deposit in the pre-funding account (if any), the reserve fund (if any) and any other credit enhancement, all as specified in your prospectus supplement.   Any such credit enhancement will not cover all contingencies, and losses in excess of amounts available pursuant to any credit enhancement will be borne directly by you.

The holders of the notes or the class or classes of notes described in your prospectus supplement may remove the servicer without the consent of the holders of the other classes of notes

To the extent specified in your prospectus supplement, if there is a servicer default under the sale and servicing agreement, the indenture trustee or the holders of either the notes or the class or classes of notes described in your prospectus supplement may remove the servicer without the consent of the indenture trustee or the holders of the other classes of notes.  The owner trustee will not have the ability, without the concurrence of the holders of the notes or certain classes of notes, to remove the servicer if a servicer default occurs.

Contracts originated in Canada have additional risks which may reduce the amounts available to make payments on your notes

Certain of the contracts included in the issuing entity may have been originated in Canada by Harley-Davidson® motorcycle dealers or one or more affiliates of the seller.  Payments under the

Canadian contracts are made in Canadian dollars.  Since the issuing entity will make payments on the notes in U.S. dollars and receive payments on the Canadian contracts in Canadian dollars, the issuing entity may be exposed to changes in currency exchange rates.  If the issuing entity enters into a currency swap to protect against this risk, its ability to protect itself from shortfalls in cash flow caused by currency changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.  A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuing entity issues notes denominated in U.S. dollars, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the receivables to pay Canadian dollars to the swap counterparty in exchange for receiving U.S. dollars at a predetermined exchange rate to make the payments owed on the notes.  The terms of any swap agreement will be described in more detail in your prospectus supplement.

Canadian provincial law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit or delay the issuing entity’s ability to enforce its security interest and dispose of the motorcycles financed under Canadian contracts.  This could reduce or delay the availability of funds to make payments on your notes.  Under these Canadian law limitations, most provinces require that the obligor and certain other persons with an interest in the collateral be notified of the disposition of the collateral and be given a period of time within which they may satisfy the obligation secured by the collateral prior to actual sale of the collateral by paying the secured party the unpaid balance of the obligation plus the secured party’s expenses for repossessing, holding and preparing the collateral for disposition.

Those contracts which are originated in Canada are consumer contracts subject to many Canadian federal and provincial consumer protection laws which impose requirements on the making and enforcement of consumer credit sales and the granting of consumer credit generally. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, payments on the notes could be delayed or reduced.  See “Legal Aspects of the Contracts—Consumer Protection Laws” in this prospectus.

Harley-Davidson® Motorcycles

The motorcycles securing the contracts generally are new or used motorcycles and were manufactured by one or more subsidiaries of Harley-Davidson.  Up to 10% of the aggregate principal balance of all such contracts (including all subsequent contracts) may be secured by new or used motorcycles manufactured by Buell and MV.  In addition, up to 12% of the aggregate principal balance of all contracts (including all subsequent contracts) may relate to, and be secured by, new or used motorcycles manufactured by other manufacturers.  See “—Other Manufacturers” below in this prospectus.

Harley-Davidson produces and sells at wholesale premium heavyweight motorcycles.  Harley-Davidson is best known for its Harley-Davidson motorcycle products, but also offers a line of motorcycles and related products under the Buell®, MV Agusta® and Cagiva® brand names.  Harley-Davidson motorcycle products emphasize traditional styling, design simplicity, durability and quality.  Harley-Davidson manufactures five families of Harley-Davidson motorcycles:  Touring, Dyna®, Softail®, Sportster® and VRSC.  These motorcycles are powered by one of four air-cooled, twin-cylinder engines with a 45-degree “V” configuration, or in the case of the VRSC family, a liquid-cooled, twin-cylinder engine with a 60-degree “V” configuration.  Harley-Davidson’s engines range in size from 883cc’s to 1803cc’s.

Buell® motorcycle products emphasize innovative design, responsive handling and overall performance. Buell manufactures four families of motorcycles: Sportbike, Street, Adventure and Blast®.  The Sportbike and Street families each include one model with a liquid-cooled, twin-cylinder engine with a 72-degree “V” configuration. All other models in the Sportbike, Street and Adventure families feature an air-cooled, twin-cylinder engine with a 45-degree “V” configuration ranging in size from 984cc’s to 1203cc’s.  The Blast features a 492cc air-cooled single-cylinder engine.

MV motorcycle products emphasize exquisite design and high performance. MV manufactures two families of motorcycles: MV Agusta and Cagiva. The MV Agusta family is a line of exclusive, premium, high-performance sport motorcycles featuring a liquid-cooled, four-cylinder engine ranging in size from 750cc’s to 1078cc’s.  The Cagiva family offers lightweight sport motorcycles powered by a 125cc air-cooled single-cylinder engine.

On October 15, 2009, Harley-Davidson announced the discontinuation of the Buell product line.  Harley-Davidson stopped production of Buell motorcycles at the end of October 2009.  Remaining inventories of Buell motorcycles, accessories and apparel, while they last, will continue to be sold through authorized dealerships.  In addition, Harley-Davidson has commenced efforts to sell MV.

The on-highway motorcycle market, including the heavyweight portion of the market, is comprised of four segments:  standard, which emphasizes simplicity and cost; performance, which emphasizes handling and acceleration; custom, which emphasizes styling and individual owner customization; and touring, which emphasizes comfort and amenities for long-distance travel.

The touring segment of the heavyweight market was pioneered by Harley-Davidson and includes the Harley-Davidson Touring family of motorcycles which are generally equipped with fairings, windshields, saddlebags and/or Tour Pak®  luggage carriers.  The custom segment of the market includes motorcycles featuring the distinctive styling associated with classic Harley-Davidson motorcycles and includes Harley-Davidson’s Dyna, Softail and VRSC motorcycle families as well as a portion of the motorcycles in the Sportster family.  Harley-Davidson’s Sportster family also serves the standard segment of the market.  The Buell Sportbike, Street and Adventure families, as well as both of the MV families, serve the performance segment of the market.

Other Manufacturers

Contracts aggregating not more than 12% of the aggregate principal balances of all contracts in an issuing entity (including subsequent contracts) may relate to, and be secured by, new or used motorcycles manufactured by Honda, Yamaha, Suzuki, Kawasaki and BMW as well as certain other manufacturers.

The Seller, Servicer and Sponsor

The seller, servicer and sponsor is Harley-Davidson Credit Corp. (“HDCC”), a Nevada corporation and wholly-owned subsidiary of Harley-Davidson Financial Services, Inc. (“HDFS”).  HDFS is a wholly-owned subsidiary and the financing division of Harley-Davidson.  HDCC began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson® motorcycle dealers from ITT Commercial Finance; subsequently, HDCC entered the retail consumer finance business.  HDCC and its affiliates provide retail financial services to consumers in the United States and Canada and wholesale financial services to Harley-Davidson® motorcycle dealers and Buell® motorcycle dealers in the United States and Canada.

Retail financial services include installment lending for retail purchases of new and used Harley-Davidson® motorcycles, Buell® motorcycles, the MV family of motorcycles and motorcycles manufactured by other manufacturers.  Retail loans are originated primarily through Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of the seller.  Wholesale financial services include floorplan and open account financing for motorcycles and motorcycle parts and accessories.

Insurance and related services, including extended service warranty agreements, property and casualty insurance and certain other insurance products, are provided to motorcycle consumers and dealers by Harley-Davidson Insurance Services, Inc., a wholly-owned subsidiary of HDFS that acts as a commission-based independent representative for various insurance companies.

HDCC’s and its affiliates’ retail financing and insurance programs are designed to work together as a package that appeals to the needs of consumers of Harley-Davidson® motorcycles and provides a competitive advantage over HDCC’s competitors.  HDCC’s principal executive offices are located at 3850 Arrowhead Drive, Carson City, Nevada 89706 (telephone 775/886-3000).

The sponsor has been servicing motorcycle contracts since 1993 and has been securitizing motorcycle contracts since 1994.  See “The Seller, Sponsor and Servicer” in the prospectus supplement for a description of HDCC’s securitization program.

Origination, Underwriting and Servicing

The following is a description of the origination, underwriting and servicing of conditional sales contracts and promissory note and security agreements relating to the retail purchase of new or used motorcycles manufactured by Harley-Davidson, Buell, MV and other manufacturers by Eaglemark Savings Bank and the seller as of the date of this prospectus.  Your prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of contracts transferred to the issuing entity issuing your notes.

Origination

The seller primarily originates contracts by purchasing contracts from Eaglemark Savings Bank, a Nevada thrift and FDIC regulated and insured institution and a wholly-owned subsidiary of the seller.  Eaglemark Savings Bank began originating retail motorcycle contracts in 2002.  Eaglemark Savings Bank sells its loan originations on a daily basis to the seller pursuant to an agreement between Eaglemark Savings Bank and the seller whereby Eaglemark Savings Bank receives an origination fee from the seller to originate such loans.  As a result, Eaglemark Savings Bank does not retain its own portfolio of contracts.  The seller originates contracts through a network of motorcycle dealers located throughout the United States and U.S. Territories and, in certain instances, Canada and the seller purchases a limited number of contracts from such dealers.  In 2008, Eaglemark Savings Bank originated $2.8 billion of retail motorcycle contracts.

The form of the contract used by Eaglemark Savings Bank and the motorcycle dealers is written or approved by the seller.  Each contract purchased by the seller from Eaglemark Savings Bank or the motorcycle dealers is approved by the seller in accordance with the seller’s guidelines.  All contracts transferred to an issuing entity are fully amortizing contracts with the portion of principal and interest thereof determined by the simple interest method.  Each contract specifies a scheduled monthly payment amount.  The monthly payment due date is determined at the time of origination.  The obligor generally may make a one-time election to change the monthly payment due date by a limited number of days from the original monthly due date.  The length of a contract is determined by a number of factors which may include the age and mileage of the motorcycle and the preference of the related obligor.  Generally, interest rates are determined on the basis of the credit history of the applicant, the term of the contract and general market rates, in compliance with applicable banking laws, at the time of origination.  Interest rates offered to applicants may be based on a tiered pricing program which offers lower rates to applicants with stronger credit ratings.  Eaglemark Savings Bank establishes a wholesale interest rate, which is the lowest rate at which Eaglemark Savings Bank will finance a particular loan in a particular pricing tier.  Eaglemark Savings Bank also imposes limits on the retail interest rate for each loan.  If a consumer’s retail interest rate exceeds the wholesale interest rate by more than the limits established by Eaglemark Savings Bank, then Eaglemark Savings Bank will not fund the loan.  With certain loans, primarily loans in the lowest credit tiers and some promotional loans, Eaglemark Savings Bank requires the loan to be written at the wholesale interest rate.

The financing of a retail purchase of a motorcycle is generally initiated at and through Harley-Davidson® and Buell® motorcycle dealerships and MV motorcycle dealerships.  Eaglemark Savings Bank’s or the seller’s personnel contact motorcycle dealers and explain the available financing plans, terms, prevailing rates and credit and financing policies.  From time to time Eaglemark Savings Bank or the seller may offer certain promotional financing programs to consumers.  Such promotional financing offers may include, but will not be limited to, no-down-payment financing, interest rate buy-down financing, and deferred interest payment financing.

Originations through Eaglemark Savings Bank

If a motorcycle dealer and the dealer’s customer wish to use Eaglemark Savings Bank’s available financing for a retail purchase, a credit application will be submitted via a secure internet application or via facsimile to Eaglemark Savings Bank.  The credit application contains credit information about the applicant, including the applicant’s income, employment history, and other relevant personal information bearing on the decision to extend credit, as well as a description of the financed motorcycle that secures or will secure the contract.  An electronic credit report from a minimum of two bureaus is requested for all applicants and is used in conjunction with the applicant’s personal financial data to approve the application.

Once a credit application has been approved by Eaglemark Savings Bank, the motorcycle dealer’s personnel will then explain the financing plans, terms, prevailing rates and credit and financing policies to the obligor.  Once a signed contract is submitted by the motorcycle dealer to Eaglemark Savings Bank, the originations department of Eaglemark Saving Bank examines all requisite contract information and documentation. See “—Underwriting” below.  After this funding review and verification process is completed, the amount financed, including the appropriate dealer participation or dealer discount and fees, if applicable, is transferred by Eaglemark Savings Bank to the motorcycle dealer.  The motorcycle dealer receives the amount financed plus either a flat fee or an amount equal to a portion of the finance charge.  The portion of the finance charge earned by the motorcycle dealer is generally calculated based upon the difference between the wholesale interest rate set by Eaglemark Savings Bank and the retail interest rate on the contract.

The terms of each contract grant to Eaglemark Savings Bank a security interest in the motorcycle  that the obligor is financing and require the obligor to have Eaglemark Savings Bank or HDCC noted as lienholder on the certificate of title for the motorcycle.  Generally, it is the responsibility of the motorcycle dealer to ensure that contracts, and other documents to perfect the security interest in the motorcycle covered by the contract, are filed and recorded, or such security interest is otherwise perfected.  Eaglemark Savings Bank’s origination operations verifies lienholder accuracy, retains the titles or the lienholder notification, and performs any necessary title maintenance to ensure continued perfection.

Each motorcycle dealer must execute an agreement with Eaglemark Savings Bank that, among other things, sets forth the guidelines and procedures applicable to the origination and purchasing process.   These motorcycle dealer agreements generally provide for the repurchase by the related motorcycle dealer of any contract for its outstanding principal balance, plus accrued but unpaid interest, if the representations and warranties made by the motorcycle dealer relating to the contract are breached.  These representations and warranties generally relate to the origination procedures and criteria related to a contract and the security interest in the related financed motorcycle and not the collectability of the contract or the creditworthiness of the related obligor.

Originations directly through motorcycle dealers

The seller purchases a limited number of contracts directly from Harley-Davidson® and Buell® motorcycle dealers.  The origination policies and procedures used by the seller are substantially the same as the policies and procedures used by Eaglemark Savings Bank described above under “Originations through Eaglemark Savings Bank”.  The seller enters into agreements with motorcycle dealers which generally provide for the repurchase by the related motorcycle dealer of any contract for its outstanding principal balance, plus accrued but unpaid interest, if the representations and warranties made by the motorcycle dealer relating to the contract are breached.  These representations and warranties generally relate to the origination procedures and criteria related to a contract and the security interest in the related financed motorcycle and not the collectability of the contract or the creditworthiness of the related obligor.

Underwriting

For all contract originations, each applicant’s credit application is underwritten and approved in accordance with Eaglemark Savings Bank’s underwriting guidelines, which are approved by the seller.  These underwriting guidelines are intended to assess the applicant’s ability to repay all amounts due under the contract and the related financed motorcycle as collateral, based upon a review of the information contained in the credit application and the credit bureau reports.  Eaglemark Savings Bank uses credit scoring models, information from credit bureau reports and internally developed decision rules to help assess objectively an applicant’s creditworthiness and to help Eaglemark Savings Bank quantify credit risk.  Eaglemark Savings Bank considers both negative factors including past due credit, repossessions, loans charged off by other lenders and previous bankruptcy and also positive factors such as favorable payment history.  The credit decision process considers multiple factors, which may include credit information, employment and residence stability, application information, income, the ratio of income to the total level of debt, the ratio of income to the monthly contract payment, collateral characteristics, and the terms of the contract.  Eaglemark Savings Bank makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested.

The majority of credit applications are automatically evaluated and either approved or rejected based on an automated review process, which applies the underwriting guidelines against data provided in the credit application and credit bureau reports.  This automated review process reviews key application data elements, such as credit information, application information, income, the ratio of income to the monthly contract payment and credit score, and measures them against internally determined thresholds based on associated risk.  Credit applications that meet all underwriting guidelines are automatically approved and credit applications that do not are forwarded to an underwriter at Eaglemark Savings Bank for further review.  In some cases, applications are automatically declined if the applicant fails to meet minimum standards established by Eaglemark Savings Bank, including, beginning in June 2008, a minimum FICO® score.  Applicants with a FICO® score below 510 are not eligible for automatic approval although underwriting management may approve lower FICO® scores as part of the manual underwriting process.  Automatic approvals and declinations are considered final decisions but declinations may be reconsidered if contract terms are satisfactorily modified to mitigate risks.  Eaglemark Savings Bank conducts periodic tests of its automated review process against its underwriting guidelines and monitors results monthly against expectations.

When an application is not automatically decisioned, it is forwarded to an underwriter at Eaglemark Savings Bank for further review.  With regard to contracts underwritten based on judgmental evaluations, an underwriter will compare the data provided by the applicant to what is available through the applicant’s credit report.  For items that cannot be confirmed through the credit report or by other information sources, supplementary documents such as a paystub, a complete copy of an applicant’s tax return in the case of self-employed individuals, W-2 forms, proof of residency and other due diligence documents determined by the underwriter may be requested.  When necessary the underwriter will verify the applicant’s employment and other applicant data and make a credit decision based on the underwriter’s assessment of the strengths and weaknesses of the application.  Eaglemark Savings Bank conducts quality assurance reviews of randomly selected contracts on a regular basis to ensure compliance with established underwriting guidelines, incorporating results into staff training and evaluations.

The process for underwriting an application depends primarily on the credit quality of the applicant.  Underwriting decisions are based primarily on quantitative and, to a lesser extent, qualitative analysis of the applicant’s credit history.  Underwriting guidelines are comprised of numerous evaluation criteria, including the applicant’s credit history, employment and residence stability, credit score, the collateral characteristics, debt to income ratios and the terms of the contract and, in certain cases, the creditworthiness of a co-borrower or guarantor.

A contract may have a term of up to 84 months, with certain contracts limited to 72 months due to the collateral type securing the contract or for motorcycles not manufactured by Harley-Davidson.  The principal amount financed under a contract may include the total amount of a motorcycle’s retail sales price plus the retail sales price of certain parts and accessories, sales tax and title and license fees, first year premiums for required physical damage insurance on the motorcycle, as well as premiums or fees for optional products such as credit life and accident and health insurance, gap insurance coverage, debt cancellation, and extended service contracts.  For purchases of new and used motorcycles, applicants are generally required to make a down payment of 10% to 20% against the sales price.  An applicant who makes a larger down payment may be eligible to receive a reduced interest rate.  A down payment of less than 10%, or in certain circumstances no down payment, may be permitted for certain qualified applicants and/or during special marketing promotions.  The seller’s financing options may result in a contract having an initial principal balance in excess of the manufacturer’s suggested retail price (“MSRP”) of the motorcycle.  The maximum loan amount for each motorcycle is determined based upon the applicant’s creditworthiness and ability to repay.  The maximum available financing for new motorcycles generally ranges from 70% to 170% of the sum of MSRP plus 10% of MSRP in order to account for motorcycle customization.  The maximum available financing for used motorcycles generally ranges from 70% to 170% of the NADA average retail value.  In January 2009, the underwriting guidelines were amended to generally reduce the maximum advance rate for both new and used motorcycle financing to 140%.  For the seller’s most qualified obligors, the maximum advance rate for both new and used motorcycle financing may be 150% in limited circumstances.

The underwriting decision is communicated to the motorcycle dealer via a secure internet application or facsimile and to the applicant by mail, specifying approval, denial or a need for additional information on the proposed contract.  If the response requires stipulations to the approval, these are communicated to the motorcycle dealer and the applicant and become a condition of the approval.  After approval, the motorcycle dealer will obtain the necessary documentation for funding review and verification, which may include the following: (i) a promissory note and security agreement, (ii) proof that the applicant holds a valid driver’s license, (iii) proof of physical damage insurance, (iv) bill of sale and (v) title paperwork, and deliver such documentation, together with a signed credit application, to Eaglemark Savings Bank.

Generally, once Eaglemark Savings Bank has received the appropriate documentation, all documents are prepared and scanned for imaging. A contract verifier then audits the documents for completeness and consistency with the credit application, providing final approval for funding of the contract once these requirements have been satisfied.

The seller regularly makes a detailed analysis of its portfolio of contracts to evaluate the effectiveness of the underwriting guidelines.  Eaglemark Savings Bank from time to time adjusts the underwriting guidelines to maintain the asset quality deemed acceptable to the seller, including if external economic factors, credit delinquencies or credit losses change.  The primary enhancements over the past five years have been the implementation of a custom credit scoring model in 2006 and the addition in 2008 of payment-to-income ratio as decision factors.  In addition, other enhancements relate to guideline adjustments in response to changing economic conditions, such as limiting loan-to-value ratios, contract rate changes and increased down payment requirements.

Servicing and Collections

Pursuant to the sale and servicing agreement among the servicer, the issuing entity, the depositor and the indenture trustee, the servicer is responsible for administering, servicing, collecting and enforcing the contracts in accordance with its customary servicing practices.  The servicer’s specific servicing policies and practices may change over time. The servicer’s customary servicing practices include, among others, responding to obligor inquiries, sending statements, completing account maintenance, and investigating and initiating contact with obligors during early to late stage delinquency, including first payment defaults.  The servicer also furnishes monthly and annual statements to the indenture trustee with respect to distributions on securitization transactions.  See generally “Description of the Transfer and Servicing Agreements” in this prospectus for a description of the sale and servicing agreement and the servicer’s duties under the sale and servicing agreement.

The servicer uses multiple technologies to provide customer service.  For inbound calls from obligors, the servicer uses smart call routing to identify if the call is a collections or customer service call and to route that call to the appropriate department.  The servicer also maintains an escalations group to handle non-routine calls.  All obligors have the ability to initiate payments for their own accounts through a secure on-line environment.  The servicer accepts and processes a wide range of customer payment methods including mail payments through a lockbox provider and payments through direct debit, the telephone or an internet website.

The servicer’s collection efforts include identifying the level of risk of a delinquent obligor and prioritizing collection efforts based on such risk level.  Delinquent obligors with a high level of risk may be contacted by the servicer’s personnel using a predictive dialer as early as two days past due and may be contacted on a regular basis thereafter.  Lower risk delinquent obligors may be contacted less frequently. The servicer’s general approach is to attempt to establish a repayment plan with the obligor of a delinquent contract as opposed to repossessing the related motorcycle; however, the servicer’s approach with respect to a specific obligor is affected by the obligor’s responsiveness and attitude.  The servicer may sell the motorcycle securing the respective contract at public or private sale, or take any other action permitted by applicable law.  See “Legal Aspects of the Contracts” in this prospectus.

The servicer may, in its discretion and on a case-by-case basis subject to the terms of the sale and servicing agreement, extend or modify the terms of contracts in situations where the servicer believes such action is likely to maximize the amount collected.  Extensions and payment deferrals are limited by the sale and servicing agreement and the servicer’s customary servicing practices and are not granted to defer losses which the servicer deems are inevitable.  See generally “Description of the Transfer and Servicing Agreements” in this prospectus for a description of restrictions on contract modifications contained in the sale and servicing agreement.

Criteria for Selecting the Contracts

The contracts will be selected from the seller’s portfolio for inclusion in a pool of contracts using several criteria.  The selection criteria require that each contract is secured by a new or used motorcycle.  No selection procedures that the seller believes to be adverse to the noteholders will be used in selecting the contracts. All terms of the conditional sales contracts or promissory note and security agreements constituting the contracts that are material to you are described in this prospectus and in your prospectus supplement.

Individual Motorcycle Insurance

In general, the terms of each contract require that, for the term of the contract, the motorcycle securing such contract is to be covered by physical damage insurance naming Eaglemark Savings Bank or seller (and their respective successors and assigns) as an additional insured and loss payee; however, in accordance with Eaglemark Savings Bank’s and the seller’s normal policies, certain small balance contracts may not require verification of such insurance coverage.  In the transfer and sale agreement, the seller will represent and warrant that the related obligor had obtained or agreed to obtain physical damage insurance covering the motorcycle.  However, the servicer performs no subsequent verification of continued insurance coverage and the seller will not be obligated to make payments to an issuing entity for any loss as to which third party insurance has not been maintained.  Furthermore, there can be no assurance that an insurance company will make payments in respect of an insurance policy when it is obligated to do so.

The Pre-Funding Arrangement

To the extent provided in your prospectus supplement for a series of notes, the related transfer and servicing agreements or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months.  Under the pre-funding arrangement, the depositor commits to purchase additional contracts from the seller and transfer such contracts to the issuing entity following the date on which the issuing entity is established and the related notes are issued.  With respect to a series of notes, the pre-funding arrangement will require that any subsequent contracts transferred to the issuing entity conform to the requirements and conditions in the related transfer and servicing agreement.  If a pre-funding arrangement is utilized in connection with the issuance of a series of notes, the depositor will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the noteholders.  Up to 50% of the proceeds received from the sale of the notes will be deposited into the pre-funding account on the related closing date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent contracts from the depositor.  Upon each conveyance of subsequent contracts to an issuing entity, an amount equal to the purchase price paid by the depositor to the seller for the subsequent contracts will be released from the pre-funding account and paid to the depositor.  If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in your prospectus supplement.  Amounts held from time to time in the pre-funding account may be invested at the direction of the servicer in investments acceptable to the rating agencies rating the notes as being consistent with the ratings of the notes.

The utilization of a pre-funding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the contracts to the issuing entity through the incremental delivery of the applicable contracts on the closing date and during a specified period following the closing date for that series of notes.  Pre-funding arrangements allow for the issuance of a larger principal amount of notes than would be the case without a pre-funding arrangement.

You should be aware that the subsequent contracts may be originated using credit criteria different from the criteria applied to the contracts disclosed in your prospectus supplement and may be of a different credit quality and seasoning.  The credit quality of the subsequent contracts may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of contracts.  The portfolio of initial contracts may also be subject to greater seasoning than the subsequent contracts due to the length of time elapsed from the dates of origination of those contracts and the sale of those contracts to an issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent contracts.  Moreover, following the transfer of subsequent contracts to an issuing entity, the characteristics of the entire pool of contracts included in issuing entity may vary from those of the contracts initially transferred to an issuing entity.

The Depositor

The depositor is Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned special-purpose finance subsidiary of HDCC.  All of the officers and directors of the depositor are also employed by HDCC or HDFS, except that at least two directors of the depositor will at all times be independent of HDCC, HDFS and Harley-Davidson.  The depositor’s business is limited to, among other things, (i) purchasing the contracts and related property (and other similar retail motorcycle installment conditional sales contracts and similar promissory note and security agreements) from the seller, (ii) acting as the beneficial owner of the issuing entity and other similar trusts and (iii) performing its obligations under the transfer and servicing agreements to which it is a party (as well as similar agreements entered into in connection with the formation of similar trusts).

The Trusts

The depositor will establish a separate issuing entity for each offering of notes.  The depositor will establish an issuing entity pursuant to a trust agreement for the transactions described in this prospectus.  The issuing entity will be a statutory trust or a common law trust.  The issuing entity may issue one or more classes of notes, representing debt of or beneficial ownership interests in the issuing entity.

On or before the date of the initial issuance of any notes by the issuing entity, the seller will sell the pool of contracts and the related property to the depositor pursuant to a transfer and sale agreement and the depositor will transfer the pool of contracts and the related property to the issuing entity in exchange for the proceeds of the notes issued by the issuing entity pursuant to a sale and servicing agreement.

To the extent provided in your prospectus supplement, the depositor may convey additional contracts to the issuing entity after the closing date as frequently as daily during the pre-funding period specified in your prospectus supplement.  The issuing entity will purchase any contracts subsequently added to the issuing entity with amounts on deposit in a pre-funding account.  Any subsequent contracts will be required to conform to the requirements described in your prospectus supplement.  Any subsequent contracts will also be assets of the issuing entity.  Any funds remaining on deposit in a pre-

funding account at the end of the pre-funding period will be used to prepay principal on the notes as specified in your prospectus supplement.

To the extent provided in your prospectus supplement, all or a portion of the principal collected on the contracts may be applied by the issuing entity to the acquisition of subsequent contracts during a period specified in your prospectus supplement rather than used to make or distribute payments of principal to noteholders during that period.  Any subsequent contracts will be required to conform to the requirements described in your prospectus supplement.  These notes would have an interest-only period, also commonly referred to as a “revolving period”, which would be followed by an “amortization period”, during which principal will be paid.  Any interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier-than-expected principal repayment of the notes.

The property of the issuing entity, as further specified in your prospectus supplement, will consist of:

•                  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date, but excluding any scheduled payments due on or after, but received on or prior to, the applicable cutoff date;

•                  amounts that may be held in separate trust accounts maintained by the owner trustee or the indenture trustee, including any reserve fund or interest reserve account;

•                  security interests in the financed motorcycles securing the contracts and any related property;

•                  rights with respect to any repossessed financed motorcycles;

•                  the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

•                  certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

•                  the depositor’s rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor;

•                  the right to receive payments from the depositor in the event the depositor (and concurrently the seller) is obligated to repurchase contracts which do not meet specified representations and warranties made by the depositor in the sale and servicing agreement or the seller in the transfer and sale agreement;

•                  the issuing entity’s rights against the servicer under the sale and servicing agreement;

•                  credit or cash flow enhancement for the notes specified in the prospectus supplement; and

•                  all proceeds of the foregoing.

To the extent provided in your prospectus supplement, with respect to contracts from Canadian obligors, property of the issuing entity may include one or more notes, certificates, participations or other interests issued to the issuing entity by a Canadian special purpose entity and secured by such Canadian contracts.  The property of the issuing entity may also include a derivative arrangement for any series or any class of notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap, floor, swap or other protection agreement, or a currency swap agreement.  See “Information Regarding the Notes—Credit and Cash Flow Enhancement” in this prospectus.

The issuing entity will pledge its assets to the indenture trustee for the benefit of the noteholders to secure its obligations under the notes.

No issuing entity will engage in any business activity other than:

•                  issuing notes and/or ownership interests in the issuing entity;

•                  purchasing contracts, security interests in the related financed motorcycles and related property;

•                  holding and dealing with assets of the issuing entity;

•                  making payments on the notes it issued;

•                  entering into and performing the duties, responsibilities and functions required under the sale and servicing agreement, the indenture and related documents; and

•                  matters incidental to the foregoing.

The assets of the issuing entity will be separate from the assets of all other trusts created by the depositor.  Accordingly, the assets of one issuing entity will not be available to make payments on the notes issued by any other issuing entity.

Use of Proceeds

The issuing entity will use the net proceeds received from the sale of the notes (i) to purchase the initial contracts and related assets from the depositor, and (ii) to make required deposits, if applicable, into the pre-funding account, and any other trust account.  The depositor will use the net proceeds from the issuing entity’s purchase of the initial contracts, as well as subsequent contracts, if any, for the purchase of the initial contracts and any subsequent contracts from the seller and, to the extent applicable, to fund any required deposits to the reserve fund, the interest reserve account and any other trust account.  The seller will use the net proceeds from the depositor’s purchase of the initial contracts, as well as subsequent contracts, if any, to fund a new portfolio of conditional sales contracts and promissory note and security agreements and for general corporate purposes.

The Owner Trustee and the Indenture Trustee

Your prospectus supplement will specify the owner trustee for the issuing entity and the indenture trustee under the indenture.  The owner trustee’s or the indenture trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations set forth in the related trust agreement, sale and servicing agreement or indenture.  The owner trustee of the issuing entity may resign at any time, in which event, the administrator, on the issuing entity’s behalf, will be obligated to appoint a successor.  The indenture trustee under an indenture may resign at any time, in which event, the issuing entity or the administrator, on the issuing entity’s behalf, will be obligated to appoint a successor.  An owner trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related trust agreement may be removed by the administrator.  An indenture trustee that becomes insolvent or otherwise ceases to be eligible to continue in its capacity under the indenture may be removed by the issuing entity or the administrator, on the issuing entity’s behalf.  In those circumstances, the servicer or the administrator, as the case may be, will be obligated to appoint a successor.  Any resignation or removal of an owner trustee or indenture trustee will not become effective until acceptance of the appointment of a successor owner trustee or indenture trustee.  Any fees and expenses relating to the removal or replacement of an owner trustee or indenture trustee will be paid by the administrator and will not be paid from collections or other amounts received in respect of the contracts.

In addition, the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of the notes described in your prospectus supplement may remove the indenture trustee without cause and may appoint a successor indenture trustee.  If the issuing entity issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as indenture trustee for one or more of the classes of notes.  In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes.

Each of the owner trustee and the indenture trustee and any of its respective affiliates may hold notes in its own name or as a pledgee.  For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the owner trustee will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity.

You will find the addresses of the principal offices of the issuing entity, the owner trustee and the indenture trustee in your prospectus supplement.

Delinquencies, Repossessions and Net Losses

Certain information concerning HDCC’s experience relating to delinquencies, repossessions and net losses with respect to its portfolio of contracts relating to the retail purchase of new and used motorcycles will be set forth in your prospectus supplement.  There can be no assurance that the delinquency, repossession and net loss experience on the pool of contracts included in any issuing entity will be comparable to prior experience.

Weighted Average Lives of the Notes

The weighted average lives of the notes of the issuing entity will be a function of the weighted average lives of the contracts held by the issuing entity.  The weighted average lives of the contracts will be influenced by the rate at which the principal balances of the contracts are paid.  The term “weighted average life” means the average amount of time during which each dollar of principal of a contract is outstanding.

All of the contracts will be prepayable at any time without penalty to the obligor.  If full or partial prepayments are received on the contracts, the actual weighted average lives of the contracts will be shorter than the scheduled weighted average lives of the contracts set forth in your prospectus supplement.  Prepayments include optional prepayments by obligors, liquidations due to default, partial prepayments from rebates of extended warranties and insurance premiums, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and debt cancellation agreements.  Prepayment rates are influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed motorcycle securing a contract without obtaining the certificate of title from the servicer.  We cannot predict the rate of prepayment on the contracts in either stable or changing interest rate environments.

The weighted average lives of the notes will also be impacted to the extent that the depositor or the seller is obligated to repurchase contracts from the issuing entity as a result of breaches of particular representations and warranties relating to the contracts. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Contracts by Seller” and “—Transfer of Contracts by Depositor” in this prospectus.  The weighted average lives of the notes will also be impacted to the extent the servicer is obligated to purchase contracts from the issuing entity as a result of a breach of its servicing obligations relating to the contracts.  See “Description of the Transfer and Servicing Agreements—Servicing” in this prospectus.  In addition, early retirement of the notes may be effected by the exercise of the option of the servicer to purchase all of the contracts remaining in the issuing entity when the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates.  You will bear all of the reinvestment risk resulting from the rate of prepayments of the contracts.

Your prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to your pool of contracts and your notes.

Factors and Trading Information

The “note  factor” for any class of notes issued by the issuing entity will be a seven-digit decimal indicating the principal amount of that class of notes on the payment date as a fraction of the respective principal amount of that class as of the closing date.  The servicer will compute the note factor each month.  Initially, each factor will be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes.  The servicer will compute the principal amount by allocating payments in respect of the contracts to principal and interest using the simple interest method.  The portion of the principal amount of any class of notes for a given month allocable to a noteholder can be determined by multiplying the original denomination of the holder’s security by the related note factor for that month.

You will receive monthly reports concerning the payments received on the contracts, the aggregate principal balance of the contracts, the related note factors and various other items of information pertaining to the issuing entity.  Furthermore, the owner trustee or the indenture trustee will furnish you with information for tax reporting purposes not later than on the latest date permitted by law.  See “Description of the Transfer and Servicing Agreements—Servicing—Statements to Noteholders” in this prospectus.

Description of the Notes and Indenture

General

The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.  In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series of notes.  This summary describes the material terms of each indenture and the notes.  This summary is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture and the notes.

The notes will be issued in fully registered form only and will represent the obligations of a separate issuing entity.  Notes will be available for purchase by you in the denominations specified in your prospectus supplement.

Your prospectus supplement will provide additional information specific to your notes.

Payments

Your prospectus supplement will describe as to your class of notes:

•                  the timing and priority of payments of principal and interest;

•                  the amount and method of determining payments of principal and interest;

•                  the priority of the application of the issuing entity’s available funds to its expenses and payments on its notes; and

•                  the interest rates or the formula for calculating the interest rates.

Your rights to receive payments may be senior or subordinate to the rights of holders of other classes of notes.  Furthermore, each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing.  See “Information Regarding the Notes—Interest Rate” in this prospectus.

Payments of principal and interest on any class of notes will be made on a pro rata basis among all noteholders of that class.  If the amount of funds available to make a payment on a class of notes is less than the required payment, the noteholders of such class of notes will receive their pro rata share of the amount available for that class.

Pro-Rata Pay/Subordinate Notes

One or more classes of notes may be payable on an interest only or principal only basis. In addition, the notes may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of payments of principal or interest or both.  Payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the issuing entity.  A series may include one or more classes of notes, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the notes on each payment date.

Variable Funding Note

The issuing entity may issue one or more classes of notes having particular maturity dates and at the same time the issuing entity may issue variable funding notes which relate to those particular maturity dates. These notes may have a balance that may decrease based on the amortization of contracts or increase based on principal collections used to purchase additional contracts.

Optional Purchase of Contracts and Redemption of Notes

At its option, the servicer may purchase all of the contracts owned by the issuing entity on any payment date following the date on which the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates.  The purchase price to be paid in connection with the purchase shall be at least equal to the sum of:

•                  the unpaid principal balance of the contracts as of that payment date;

•                  accrued but unpaid interest on the notes to that payment date;

•                  unreimbursed servicer advances;

•                  accrued but unpaid fees to the owner trustee and the indenture trustee; and

•                  accrued but unpaid servicer fees.

If the servicer purchases the contracts, the related notes will be repaid in full on the payment date on which the purchase occurs.  In no event will you or the issuing entity be subject to any liability to the servicer as a result of or arising out of the servicer’s optional purchase of the contracts.

Voting Rights

Your prospectus supplement may specify certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes or certain classes of notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice.  Your prospectus supplement may further specify that one class of notes will control the voting with respect to all classes of notes.

The Indenture

Modification of Indenture Without Noteholder Consent

The issuing entity and the indenture trustee may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

•                  to correct or amplify the description of any property at any time subject to the lien of the indenture, or to better assure, convey, and confirm to the indenture trustee any property subject to or required to be subjected to the lien created by the indenture, or to subject additional property to the lien created by the indenture;

•                  to evidence the succession of another person to the issuing entity and the assumption by any such successor of the covenants of the issuing entity in the indenture and in the notes;

•                  to add to the covenants of the issuing entity or to surrender any right or power conferred upon the issuing entity in the indenture;

•                  to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

•                  to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture and the other transaction documents, this prospectus or your prospectus supplement, or to add any other provision with respect to matters or questions arising under the indenture and the other transaction documents, this prospectus or your prospectus supplement; provided that such action shall not adversely affect the interests of the noteholders;

•                  to evidence and provide for the acceptance of the appointment by a successor indenture trustee and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts by more than one indenture trustee; or

•                  to modify, eliminate or add to the provisions in the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be required by the Trust Indenture Act.

In addition, if the indenture trustee receives an opinion of counsel that a modification will not have a material adverse effect on the noteholders, the issuing entity and the indenture trustee may, without your consent, enter into one or more supplemental indentures to, among other things, add, modify or eliminate any provisions of the indenture or modify your rights as a noteholder.

Modification of Indenture With Noteholder Consent

With the consent of the holders of more than 50% (or such higher percentage as specified in your prospectus supplement) of the outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement, the issuing entity and the indenture trustee may modify the indenture and your rights under it.

Without the consent of the holder of each outstanding note affected, however, no modification may:

•                  reduce the principal amount or interest rate or change the due date of any payment;

•                  modify the manner of application of collections in respect of the contracts to payment on the notes;

•                  impair your right to sue to enforce payment provisions of the indenture;

•                  reduce the percentage of the aggregate outstanding principal amount of the notes required to amend certain sections of the indenture or grant certain waivers under the indenture;

•                  permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

•                  adversely affect the manner of determining notes outstanding for voting purposes;

•                  reduce the percentage of the aggregate outstanding principal amount of the notes needed to sell or liquidate the assets of the issuing entity if the proceeds of sale will be insufficient to pay the notes in full; or

•                  modify the provisions of the indenture relating to these types of indenture modifications without the consent of all noteholders.

Events of Default; Rights Upon Event of Default

Events of default under each indenture will consist of:

•                  a default for five days or more in the payment of interest due on the class or classes of notes described in your prospectus supplement;

•                  failure to pay the unpaid principal amount of any class of notes when due and payable;

•                  a default in the observance or performance of any covenant or agreement of the issuing entity (other than those specifically addressed above), which default has a material adverse effect on the noteholders and continues for 30 days after written notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement;

•                  any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto was incorrect in any material respect as of the time made, and continues to be incorrect for a period of 30 days after notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement; or

•                  events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

If an event of default should occur and be continuing with respect to the notes of a series, other than an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the indenture trustee or the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement may declare the principal amount of the notes to be immediately due and payable.  If an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity should occur and be continuing with respect to the notes of a series, the principal amount of the notes will be immediately due and payable.  The declaration above may be rescinded by the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement if:

•                  the issuing entity has made all payments of principal and interest then due on the notes (assuming the notes had not been accelerated); and

•                  the issuing entity has paid all amounts then owing to the indenture trustee.

If the notes of a series have been declared to be due and payable following an event of default, the indenture trustee may:

•                  institute proceedings to collect amounts due or foreclose on the issuing entity assets;

•                  exercise remedies as a secured party; or

•                  sell the issuing entity assets, or elect to have the issuing entity maintain possession of the trust assets.

The indenture trustee, however, may not sell the trust assets following an event of default other than a default in the payment of principal or a default for five days or more in the payment of interest, unless:

•                  the holders of all the outstanding notes consent to the sale;

•                  the proceeds of the sale are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

•                  there has been an event of default for failure to pay principal or interest on the notes and the indenture trustee determines that the trust assets would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and the indenture trustee provides written notice to the rating agencies and obtains the consent of the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of any sale of the trust assets will be in the order of priority described in your prospectus supplement for your class of notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request.  Holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee subject to the preceding sentence.  Additionally, holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•                  the holder previously has given to the indenture trustee written notice of a continuing event of default;

•                  the holders of not less than 25% in principal amount of the outstanding notes or the class or classes of notes described in your prospectus supplement make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

•                  the holder or holders offer the indenture trustee reasonable indemnity;

•                  the indenture trustee has for 60 days failed to institute a proceeding; and

•                  no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement.

Notwithstanding the foregoing, noteholders will have the absolute and unconditional right to receive payment of principal of and interest on a note and to institute suit for the enforcement of such payment, which right will not be impaired without the individual noteholder’s consent.

In addition, the indenture trustee and noteholders, by accepting the notes, will covenant that they will not at any time institute against the depositor or the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the owner trustee, the holder of any certificate, the seller, the depositor, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the issuing entity contained in the indenture.

Covenants

Each indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

•                  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•                  the entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

•                  no event of default shall have occurred and be continuing immediately after the merger or consolidation;

•                  the rating agencies rating the notes advise the indenture trustee that the ratings then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

•                  the indenture trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder;

•                  any action as is necessary to maintain the lien and security interest of the indenture trustee shall have been taken; and

•                  the issuing entity or the person, if other than the issuing entity, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the issuing entity immediately prior to giving effect to the consolidation or merger.

Each indenture will provide that the issuing entity will not, among other things:

•                  except as expressly permitted by the related indenture, trust agreement or sale and servicing agreement, transfer any of the assets of the issuing entity;

•                  claim any credit on or make any deduction from, the principal and interest payable in respect of the notes, other than amounts withheld under the United States Bankruptcy Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuing entity;

•                  dissolve or liquidate in whole or in part;

•                  permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

•                  except as expressly permitted in the indenture, permit any lien or claim to burden any assets of the issuing entity.

Each indenture will provide that the issuing entity may engage in only those activities specified above under “The Trusts.”  The issuing entity will be prohibited from incurring, assuming or guaranteeing any indebtedness other than indebtedness incurred under the notes and the indenture or otherwise in accordance with the related indenture, trust agreement and sale and servicing agreement.

Annual Compliance Statement

Issuing entity will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

•                  its eligibility and qualification to continue as indenture trustee under the indenture;

•                  amounts, if any, advanced by it under the indenture;

•                  the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•                  the property and funds physically held by the indenture trustee; and

•                  any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The discharge of an indenture will occur with respect to the assets securing the notes of a series upon the delivery to the indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes and payment of all amounts and obligations, if any, which the issuing entity owes to the noteholders or indenture trustee on behalf of the noteholders.

Trust Accounts

Under each indenture, the indenture trustee will establish and maintain segregated bank accounts for the issuing entity with a “qualified institution”.  These accounts will include, among others, a “collection account” and a “distribution account.”  The trust accounts may, as described in your prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement.

“Qualified institution” means the corporate trust department of the indenture trustee or any other depositary institution:

•                  organized under the laws of the United States or any state or any domestic branch of a foreign bank;

•                  the deposits of which are insured by the Federal Deposit Insurance Corporation; and

•                  which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to the rating agencies rating the notes as set forth in the related indenture.

The indenture trustee will invest funds in the trust accounts at the direction of the servicer.   All investments will be generally limited to investments acceptable to the rating agencies rating the notes as being consistent with the ratings of those notes that will mature not later than the business day preceding the applicable payment date or any later date approved by the rating agencies.  If the rating agencies permit the investment of funds on deposit in a cash collateral or reserve fund account in investments that mature beyond a payment date, the amount of cash available in the cash collateral or reserve fund account may be less than the amount required to be withdrawn from that trust account to cover shortfalls in collections on the contracts and a temporary shortfall in the amounts paid to the noteholders may result.  Investment earnings on funds deposited in the trust accounts will be paid to the person described in your prospectus supplement.

See “Description of the Transfer and Servicing Agreements” in this prospectus for summaries of the material terms of the trust agreement, sale and servicing agreement and administration agreement.

Information Regarding the Notes

Interest Rate

A class of notes may bear interest at a fixed, variable or adjustable rate per annum, as more fully described below and in your prospectus supplement.

Fixed Rate Notes.  Each class of fixed rate notes will bear interest at the applicable per annum interest rate or pass through rate, specified in your prospectus supplement.  Interest on each class of fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months or on such other day count basis as is specified in your prospectus supplement.

Floating Rate Notes.  Each class of floating rate notes will bear interest during each applicable interest period at a rate per annum determined by reference to a base rate, plus or minus a specified spread, if any, or multiplied by the spread multiplier, if any, as specified in your prospectus supplement.  The “spread” is a number of basis points to be added to or subtracted from the related base rate. The “spread multiplier” is a percentage of the related base rate by which that base rate will be multiplied to determine the applicable interest rate.  Your prospectus supplement will designate one of the following base rates as applicable to a floating rate note:

•                  London interbank offered rate;

•                  commercial paper rates;

•                  Treasury rate;

•                  federal funds rate; or

•                  negotiable certificates of deposit rate.

Your prospectus supplement will specify whether the interest rate will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period and the dates on which that interest rate will be reset.  If the reset date does not fall on a business day, then the reset date will be postponed to the next succeeding business day; except that with respect to notes having a base rate based on the London interbank offered rate, if the reset date falls in the next succeeding calendar month, then the reset date will be the immediately preceding business day.

Interest on each class of floating rate notes will accrue on an Actual/360 basis, an Actual/Actual basis, or a 30/360 basis.  For floating rate notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each interest period will be calculated by multiplying:

1.                                       the face amount of that floating rate note;

2.                                       the applicable interest rate; and

3.                                       the actual number of days in the related interest period, and dividing the resulting product by 360 or the actual number of days in the related year, as applicable.

For floating rate notes calculated on a 30/360 basis, accrued interest for an interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that interest period.

Floating rate notes may also have either or both of the following:

•                  a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

•                  a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

The applicable interest rate will not exceed the maximum rate permitted by applicable law.

The issuing entity issuing floating rate notes will appoint a calculation agent to calculate interest rates on each class of floating rate notes.  Your prospectus supplement will set forth the identity of the calculation agent, which may be the related owner trustee or indenture trustee with respect to that series.  All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate notes of a given class.  All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent.

If the issuing entity issues floating rate notes, it may enter into interest rate swaps or interest rate caps with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes.  The material terms of these arrangements and information about the counterparties will be described in the prospectus supplement.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, if any, will be set forth in your prospectus supplement.  This credit or cash flow enhancement may be in one or more of the following forms:

•                  subordination of one or more classes of securities;

•                  excess spread, which is generally interest collections on the contracts in excess of the amount required to be paid on the notes and other required payments;

•                  reserve fund;

•                  over-collateralization;

•                  letter of credit;

•                  credit or liquidity facility;

•                  financial guaranty insurance policy;

•                  surety bond;

•                  guaranteed investment contract or other interest rate protection agreement;

•                  repurchase obligation;

•                  yield supplement agreement or account;

•                  swap or other interest rate protection agreement; or

•                  cash deposit.

Credit and cash flow enhancement is intended to enhance the likelihood that you will receive the full amount of principal and interest due on your notes and to decrease the likelihood that you will experience losses. The enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those notes. If losses occur which exceed the amount covered by any credit or cash flow enhancement or which are not covered by any credit or cash flow enhancement, you will bear your allocable share of deficiencies, as described in your prospectus supplement.  In addition, if a form of enhancement covers more than one class or series of notes, you will be subject to the risk that the enhancement will be exhausted by the claims of noteholders of other classes or series.

If so provided in your prospectus supplement, the depositor or the issuing entity may replace the credit or cash flow enhancement for any class of notes with another form of credit or cash flow enhancement without the consent of the noteholders, provided that the rating agencies rating that class of notes confirm that such substitution of credit or cash flow enhancement will not result in the reduction or withdrawal of the rating of that class of notes.

Reserve Fund

The depositor or a third party may establish for a series or class of notes an account or reserve fund which will be maintained with a collateral agent or the owner trustee or indenture trustee.  The reserve fund will be funded by an initial deposit by the depositor or a third party on the closing date in the amount set forth in your prospectus supplement and, if the issuing entity has a pre-funding account, will also be funded on each date that the issuing entity acquires subsequent contracts from the depositor to the extent described in your prospectus supplement.  The amount on deposit in the reserve fund will be increased on each payment date thereafter up to the reserve fund required amount by the deposit in the reserve fund of the amount of collections on the contracts available therefor as described in your prospectus supplement.

Your prospectus supplement will describe the circumstances and manner under which payments may be made out of the reserve fund, either to make payments or distributions to you or to the servicer or a third party.  Monies on deposit in the reserve fund may be invested in investments acceptable to the rating agencies rating the notes as being consistent with the ratings of those notes under the circumstances and in the manner described in the related sale and servicing agreement or indenture.  Earnings on investment of funds in the reserve fund in eligible investments will be paid to the person described in your prospectus supplement under the circumstances described in your prospectus supplement on each payment date.  Any monies remaining on deposit in the reserve fund upon termination of the issuing entity will be released to the depositor or its assignee.

Book-Entry Registration

Each class of notes offered by this prospectus will be represented by one or more notes issued to or registered in the name of Cede & Co., as nominee of The Depository Trust Company.  You may hold your notes through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under to Section 17A of the Securities

Exchange Act of 1934.  DTC was created to hold notes for its direct participants and to facilitate the clearance and settlement of notes transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  DTC’s direct participants include:

•                  the underwriters offering the notes to you;

•                  securities brokers and dealers;

•                  banks;

•                  trust companies; and

•                  clearing corporations, and may include other organizations.

Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC’s nominee, Cede & Co.  DTC has no knowledge of the actual holders of the notes; DTC’s records only identify its direct participants to whose accounts the notes are credited, which may or may not be the noteholders.  DTC’s direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

You have no entitlement to receive a certificate representing your interest in a class of notes.  As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other holders will be taken by DTC upon instructions from DTC’s participants.  All distributions, notices, reports and statements to you will be delivered to Cede & Co., as the registered holder of the notes, for distribution to you in compliance with DTC procedures.

You will receive all payments of principal and interest on the notes through direct participants or indirect participants.  DTC will forward the payments to its direct participants which will forward them to the indirect participants or noteholders.  Under a book-entry format, you may experience some delay in receipt of payments, since payments will be forwarded to Cede & Co. as nominee of DTC.  The owner trustee or indenture trustee will not recognize you as a holder of notes under the trust agreement or indenture.  You may exercise the rights as a holder of notes only indirectly through DTC and its direct participants and indirect participants.  Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical certificates for the notes.

Arrangements among the various parties govern conveyance of notices and other communications by:

•                  DTC to direct participants;

•                  by direct participants to indirect participants; and

•                  by direct participants and indirect participant to noteholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

Standing instructions and customary practices govern payments by DTC participants to you, as is the case with notes held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the depositor or the seller, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment or distribution of principal and interest to DTC is the responsibility of the indenture trustee or owner trustee, disbursement of the payments or distributions to direct participants shall be the responsibility of DTC and disbursement of payments to you shall be the responsibility of the direct participants and the indirect participants.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records.  The ownership interest of each actual noteholder is in turn to be recorded on the direct participants’ and indirect participants’ records.  You will not receive written confirmation from DTC of your purchase, but you are expected to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the direct participant or indirect participant through which you entered into the transaction.  Entries made on the books of DTC’s participants acting on behalf of you evidence transfers of ownership interests in the notes.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of notes only at the direction of one or more direct participants to whose accounts with DTC the notes are credited.  Additionally, DTC has advised the depositor that to the extent that the trust agreement or the indenture, as applicable, requires that any action may be taken only by holders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

DTC may discontinue providing its services as notes depositary with respect to any class of notes at any time by giving reasonable notice to the owner trustee or the indenture trustee, as applicable.  Under these circumstances, in the event that a successor notes depositary is not obtained, fully registered, certificated notes are required to be printed and delivered.  Issuing entity may decide to discontinue use of the system of book-entry transfers through DTC or a successor notes depositary.  In that event, fully registered, certificated notes will be delivered to you.  See “—Issuance of Definitive Notes.”

Clearstream and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream and Euroclear systems, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary.  Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear’s participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.  Euroclear’s operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear’s operator.  Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear’s participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Brussels, Belgium office of Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.  As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear’s participants, and has no record of or relationship with persons holding through Euroclear’s participants.

Transfers between direct participants will comply with DTC rules.  Transfers between Clearstream’s participants and Euroclear’s participants will comply with their rules and operating procedures.

DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, through the relevant European international clearing system through its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time.  The relevant European international clearing system will, if the transaction meets its settlement requirement, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC.  Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream participant or Euroclear participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, none of the seller, the servicer, the depositor, the owner trustee or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the securities held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

Issuance of Definitive Notes

The issuing entity will issue the notes in fully registered, definitive form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

(1)           DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor;

(2)           The administrator of the issuing entity or the owner trustee, as applicable, notifies DTC of its intent to terminate the book-entry system through DTC and requests a withdrawal of the notes held by DTC, and after receipt by the DTC participants of an important notice issued by DTC notifying the DTC participants of such withdrawal request, the DTC participants holding beneficial interests in the notes agree to initiate such termination; or

(3)           After the occurrence of an event of default under the indenture or a servicer default under the sale and servicing agreement, holders representing more than 50% of the notes of that series, acting together as a single class, advise the applicable indenture trustee or owner trustee through DTC in writing that the continuation of a book-entry system through DTC with respect to those notes is no longer in the best interests of the holders of those notes.

Upon the occurrence of any of the three events described immediately above, the applicable indenture trustee or owner trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, definitive form.  Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the indenture trustee or owner trustee will issue these fully registered, definitive notes, and the indenture trustee or owner trustee will recognize the holders of fully registered, definitive notes.

Additionally, upon the occurrence of any event described above, the indenture trustee or owner trustee will distribute principal of and interest on the notes directly to you as required by the indenture or trust agreement.  Distributions will be made by check, mailed to your address as it appears on the register maintained by the applicable owner trustee or indenture trustee.  Upon at least five days’ notice to holders of a class of notes, however, the indenture trustee or owner trustee will make the final payment on any security only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the noteholders.  The indenture trustee or owner trustee will make the final payment in this manner whether the notes are in book-entry form or definitive form.

You may transfer any fully registered, definitive security of any class at the offices of the indenture trustee or owner trustee or its agent in New York, New York, which the indenture trustee or owner trustee shall designate on or prior to the issuance of any fully registered, definitive notes with respect to that class.  There is no service charge for any registration of transfer or exchange, but the indenture trustee or owner trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Description of the Transfer and Servicing Agreements

This section summarizes the material terms of the following agreements:

•                  the transfer and sale agreement pursuant to which the seller will sell and assign all right, title and interest in the pool of contracts and the related property to the depositor;

•                  the sale and servicing agreement pursuant to which the depositor will deposit the pool of contracts and the related property to the issuing entity and the servicer will agree to service those contracts;

•                  the trust agreement pursuant to which the issuing entity will be created; and

•                  the administration agreement pursuant to which Harley-Davidson Credit Corp. will undertake specified administrative duties with respect to an issuing entity that issues notes.

Forms of these documents, which we collectively refer to as the “transfer and servicing agreements”, have been filed as exhibits to the registration statement of which this prospectus is a part.  In addition, a copy of the relevant transfer and servicing agreements relating to a series of notes will be filed with the Securities and Exchange Commission following the sale of those notes.  This summary describes the material terms of each transfer and servicing agreement.  This summary is subject to, and qualified in its entirety by reference to, all the provisions of the transfer and servicing agreements relating to a particular series.  You should read the forms of the transfer and servicing agreements filed as noted above.

Sale and Assignment of Contracts by Seller

Harley-Davidson Credit Corp. will be the seller of the contracts and the related property to the depositor for deposit into the issuing entity.  The seller will acquire (i) the contracts originated by Eaglemark Savings Bank pursuant to a participation agreement and (ii) the contracts originated by the motorcycle dealers throughout the United States, the U.S. Territories and, in certain instances, Canada, pursuant to dealer agreements.

On or before the applicable closing date, the seller will sell to the depositor under a transfer and sale agreement all of its interest in the following:

•                  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date, but excluding any scheduled payments due on or after, but received on or prior to, the applicable cutoff date;

•                  security interests in the financed motorcycles securing the contracts and any related property;

•                  the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

•                  the documents in the contract files;

•                  rights in the lockbox, lockbox account and related lockbox agreement to the extent they relate to the contracts;

•                  rights under any agreements with the originators of certain contracts;

•                  certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts; and

•                  all proceeds of the foregoing.

Transfer of Contracts by the Depositor

Pursuant to a sale and servicing agreement, on the applicable closing date, the depositor will transfer to the issuing entity all of its interest in the following:

•                  all property acquired by the depositor from the seller under the transfer and sale agreement;

•                  amounts that may be held in separate trust accounts maintained by the owner trustee or indenture trustee, including any reserve fund or interest reserve account;

•                  the depositor’s rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor; and

•                  all proceeds of the foregoing.

The depositor will designate the servicer as custodian to maintain physical possession, as the issuing entity’s agent, of the conditional sales contracts and promissory note and security agreements and any other documents relating to the contracts.  To facilitate servicing and save administrative costs, the contracts will not be stamped or otherwise marked to reflect the sale and assignment of the contracts to the issuing entity and the documents will not be physically segregated from other similar documents that are in the servicer’s possession.  However, UCC financing statements will be filed in the applicable jurisdictions reflecting:

•                  the sale and assignment of the contracts and the security interests in the financed motorcycles by the originators to the seller;

•                  the sale and assignment of the contracts and the security interests in the financed motorcycles and the related property by the seller to the depositor;

•                  the transfer of the contracts, the security interests in the financed motorcycles, the related property and the depositor’s rights against the seller under the transfer and sale agreement; and

•                  the pledge by the issuing entity of the trust assets to the indenture trustee.

The seller and servicer’s accounting records and computer systems will also reflect these assignments and the pledge.  Because the contracts will remain in the servicer’s possession, if a subsequent purchaser were able to take physical possession of the contracts without knowledge of the assignment, the issuing entity’s interest in the contracts could be defeated.  In addition, in some cases, the issuing entity’s security interest in collections that have been received by the servicer but not yet remitted to the related collection account could be defeated. See “Legal Aspects of the Contracts—Security Interests” in this prospectus.

The depositor will cause the owner trustee and the indenture trustee, if any, concurrently with the depositor’s transfer and assignment of the contracts and related property to the issuing entity, to execute and deliver the related notes to the depositor.  The depositor will apply the net proceeds received from the sale of the notes of a given series to the purchase of the contracts from the seller and, to the extent specified in your prospectus supplement, to make any required initial deposit into the reserve fund and the interest reserve account, if any.

Conveyance of Contracts

On the closing date:

•                  the seller will sell, transfer, assign, set over and otherwise convey the initial contracts and related assets to the depositor;

•                  the depositor will sell, transfer, assign, set over and otherwise convey to the issuing entity all right, title and interest in the initial contracts and related assets; and

•                  the issuing entity will pledge to the indenture trustee all right, title and interest in the initial contracts and related assets.

The initial contracts will be described on a list delivered to the indenture trustee.  Such list will include the amount of monthly payments due on each initial contract as of the initial cutoff date, the contractual rate of interest on each contract and the maturity date of each contract.  Such list will be available for inspection by any noteholder at the principal office of the servicer.  Shortly after the conveyance of the initial contracts to the issuing entity, a servicing officer will have completed a review of all the documents that the seller has customarily kept on file relating to the contracts, including the certificates of title to, or other evidence of a perfected security interest in, the related motorcycles, and confirmed the accuracy of the list of initial contracts delivered to the indenture trustee.  The depositor will deliver to the owner trustee and the indenture trustee, a report of a nationally recognized independent public accounting firm which states that such firm has performed specific procedures for a sample of the initial contracts supplied by the seller.  Any contract discovered not to agree with such list in a manner that is materially adverse to the interests of the noteholders will be required to be repurchased by the seller, or, if the discrepancy relates to the unpaid principal balance of a contract, the seller may deposit cash in the collection account in an amount sufficient to offset such discrepancy.

In addition to the initial contracts, the issuing entity’s assets will include the issuing entity’s rights under the sale and servicing agreement in respect of the depositor’s obligation to purchase from the seller, and concurrently convey to the issuing entity, subsequent contracts purchased as of the applicable subsequent cutoff date.  Any conveyance of subsequent contracts will be subject to the satisfaction of certain conditions including:

•                  each such subsequent contract satisfies the eligibility criteria specified in the transfer and sale agreement and the related subsequent purchase agreement executed thereunder;

•                  the depositor shall have delivered certain opinions of counsel to the owner trustee and the indenture trustee, the underwriters and the rating agencies with respect to the validity and other aspects of the conveyance of all such subsequent contracts; and

•                  the rating agencies shall have each notified the depositor and the owner trustee and the indenture trustee in writing that the ratings on the notes will not be lowered following the addition of such subsequent contracts.

Representations and Warranties Made by the Seller and the Depositor

In the transfer and sale agreement the seller will make certain representations and warranties in the transfer and sale agreement to the depositor and in the sale and servicing agreement the depositor will make certain representations and warranties, in each case, with respect to each contract, including that (references to the closing date below being deemed, in respect of subsequent contracts, to refer to the date such subsequent contracts are transferred to the depositor):

•                  the information provided about the contracts is true, complete and correct in all material respects;

•                  each of the contracts is free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic’s liens and the like relating to each financed motorcycle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

•                  each of the contracts is or will be secured by a first priority perfected security interest in the financed motorcycle in favor of Eaglemark Savings Bank or Harley-Davidson Credit Corp.;

•                  each contract represents the legal, valid and binding payment obligation of the obligor;

•                  no contract has been satisfied, subordinated, or rescinded;

•                  no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any contract;

•                  no event permitting acceleration under the terms of any contract has occurred, except for payment defaults continuing for a period of not more than thirty days as of the applicable cutoff date;

•                  each contract constitutes “tangible chattel paper” or “electronic chattel paper,” as such terms are defined in the Uniform Commercial Code;

•                  there is only one original executed copy of each tangible record constituting or forming a part of each contract that is “tangible chattel paper” or a single “authoritative copy” (as such term is used in the Uniform Commercial Code) of each electronic record constituting or forming a part of each contract that is “electronic chattel paper”; and

•                  each contract, at the time it was originated, complied, and at the date of issuance of the notes or at the applicable date of any subsequent transfer of contracts, if any, complies in all material respects with applicable federal, state and local laws, and regulations thereunder, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

The seller will also make certain representations and warranties with respect to the contracts in the aggregate as set forth in your prospectus supplement.

In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the issuing entity’s or any noteholder’s interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be obligated to repurchase the contract from the depositor.  Any such purchase shall be made two business days prior to the first payment date after the last day of the calendar month in which the servicer, the owner trustee or the indenture trustee becomes aware and gives notice to the depositor or the seller of the breach or the depositor or the seller becomes aware of the breach at a price equal to the required payoff amount of the contract.  The owner trustee or the indenture trustee may enforce this purchase obligation on your behalf, and such purchase obligation will constitute your sole remedy available against the depositor or the seller for any uncured breach of its representations and warranties in the sale and servicing agreement and the transfer and sale agreement, except that the seller will indemnify the issuing entity, the owner trustee, and the indenture trustee against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach.

Upon the purchase by the seller of a contract, the indenture trustee, if any, the issuing entity and the depositor will release the contract and its interest in the related financed motorcycle to the seller.

Collection Account

The indenture trustee will establish and maintain the collection account in the name of the indenture trustee for the benefit of the noteholders under the indenture.

The servicer will deposit the following amounts into the collection account no later than the second business day after processing by the servicer:

•                  all payments made by the obligors under the contracts;

•                  all proceeds of the contracts and the financed motorcycles;

•                  all payments made by the seller under the related transfer and sale agreement, or the depositor under the sale and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under “—Representations and Warranties Made by the Seller and the Depositor” above; and

•                  all payments made by the servicer under the sale and servicing agreement to purchase any contract as a result of a breach of its servicing obligations relating to such contract, as described under “—Servicing” below.

However, if the conditions to making monthly deposits into the collection account set forth in the sale and servicing agreement (including the satisfaction of the minimum ratings of the servicer and the absence of a servicer default) are satisfied and if permitted by the rating agencies rating the notes, the servicer may retain collections received on the contracts during each month until the business day immediately prior to the related payment date.  Pending deposit into the collection account, the servicer will not be obligated to segregate collections from its own funds and may use collections for its own benefit.  To the extent set forth in your prospectus supplement, the servicer may, in order to satisfy the requirements set forth in the sale and servicing agreement obtain a letter of credit or other security for the benefit of the issuing entity to secure timely remittances of collections on the contracts.

The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer’s good-faith determination that the amount was deposited in error or must be returned to the obligor.

Collections on a contract made during a month will be applied in the following order:

•                  first, to accrued interest;

•                  second, to pay any expenses and late or extension fees owing; and

•                  third, to principal until the principal balance is brought current.

Any collections on a contract remaining after those applications will be considered an “excess payment”.  Excess payments constituting prepayments of principal will be applied as a prepayment of principal.  All other excess payments will be held by the servicer.

Servicing

The servicer will be obligated under the sale and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable motorcycle conditional sales contracts or promissory note and security agreements it services for itself and others in accordance with its credit and collection policies and applicable law.  In performing these duties, the servicer shall comply in all material respects with its credit and collection policies and procedures described above under “The Seller, Servicer and Sponsor—Origination, Underwriting and Servicing”, as modified from time to time.  The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the issuing entity for the proper performance of its servicing responsibilities.

The servicer is responsible for:

•                  reviewing the contract files in the normal course of business;

•                  billing, collecting and recording payments from obligors;

•                  communicating with and providing billing records to obligors;

•                  depositing funds into the collection account;

•                  issuing reports to the owner trustee and indenture trustee, if any, specified in the relevant transfer and servicing agreements;

•                  repossessing and remarketing financed motorcycles following obligor defaults; and

•                  paying the fees and ordinary expenses of issuing entity, the owner trustee and the indenture trustee.

The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of financed motorcycles following a contract default with a view to realizing proceeds at least equal to the financed motorcycle’s fair market value.

In the event of a breach by the servicer of its servicing obligations relating to a contract that materially and adversely affect the issuing entity’s or any noteholder’s interest in the contract or the collectibility of the contract, the servicer will be obligated to purchase the contract from the issuing entity.  Any such purchase shall be made two business days prior to the first payment date after the last day of the calendar month in which the owner trustee or the indenture trustee becomes aware and gives notice to the servicer of the breach or the servicer becomes aware of the breach at a price equal to the required payoff amount of the contract.  The owner trustee or the indenture trustee may enforce this purchase obligation on your behalf.

If the servicer determines that eventual payment in full of a contract is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that contract, including repossessing and disposing of the related financed motorcycle at a public or private sale, or taking any other action permitted by applicable law.  See “Legal Aspects of the Contracts” in this prospectus.  The servicer will be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related financed motorcycle.

The servicer may, consistent with its customary servicing procedures, grant extensions, rebates or adjustments subject to the restrictions contained in the sale and servicing agreement.  Subject to those restrictions, extensions may be granted to certain qualified obligors as part of a program or promotion and these extensions may not benefit you as a noteholder.  The servicer will be entitled to retain any fees that an obligor pays to receive an extension.

If so specified in your prospectus supplement, a “backup servicer” may be appointed and assigned certain oversight servicing responsibilities with respect to the contracts.  The identity of any backup servicer, as well as a description of its responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in your prospectus supplement.

Evidence as to Compliance

The servicer will be obligated to deliver to the owner trustee and the indenture trustee an annual report from each party participating in the servicing of the contracts stating such party’s responsibility for assessing compliance with the servicing criteria applicable to it, that such party used such servicing criteria to assess compliance with the servicing criteria applicable to it, such party’s assessment of compliance with the servicing criteria applicable to it as of the end of and for the immediately preceding fiscal year of the issuing entity, and that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the servicing criteria applicable to it as of the end of and for the immediately preceding fiscal year of the issuing entity.  The servicer also will be obligated to deliver to the owner trustee and the indenture trustee an attestation report of a registered public accounting firm for each assessment of compliance described in the immediately preceding sentence.

In addition, the servicer will be obligated to deliver to the owner trustee and the indenture trustee an annual statement of compliance signed by an officer of the servicer stating that a review of the servicer’s activities during the immediately preceding fiscal year of the issuing entity and of its performance under the sale and servicing agreement has been made under such officer’s supervision and that to the best of such officer’s knowledge based on such review, the servicer has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the immediately preceding fiscal year of the issuing entity or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

You may obtain copies of these reports and certificates by delivering a request in writing to the owner trustee or the indenture trustee, as the case may be, at the address set forth in your prospectus supplement.

Servicer Default

With respect to notes of a given series, a servicer default under the sale and servicing agreement will occur if:

•                  the servicer fails to make any payment or deposit required under the notes, the sale and servicing agreement or the transfer and sale agreement and such failure continues for four business days after the date on which such a servicing officer discovers such failure or the indenture trustee provides written notice to the servicer;

•                  the servicer fails to observe or perform in any material respect any covenant or agreement in the notes, the sale and servicing agreement or the transfer and sale agreement which failure shall (i) materially and adversely affect the rights of noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the servicer by the owner trustee or the indenture trustee or (B) to the servicer, and to the indenture trustee by the holders of notes, evidencing not less than 25% of the outstanding amount of the notes;

•                  an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall have been commenced against the servicer or the depositor and shall not have been dismissed within 90 days, or a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer or the depositor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of either the servicer or the depositor, or for any substantial liquidation of its affairs;

•                  the servicer or the depositor commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the servicer or the depositor or for any substantial part of its property or shall have made any general assignment for the benefit of creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

•                  any representation, warranty or statement of the servicer made in the sale and servicing agreement or any certificate, report or other writing delivered pursuant to the sale and servicing agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement has a material adverse effect on the issuing entity and, within 30 days after written notice has been given to the servicer by the indenture trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect have not been eliminated or otherwise cured.

The servicer will be required under the sale and servicing agreement to give the owner trustee and the indenture trustee, the rating agencies, the noteholders notice of an event of default promptly upon the occurrence of such event.

Rights upon Servicer Default

If a servicer default remains unremedied, the indenture trustee or the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement may terminate all of the rights and obligations of the servicer under the sale and servicing agreement.  When this happens, the indenture trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement.  If the indenture trustee is unwilling or unable to act as the successor servicer, the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement may appoint a successor servicer.

Compensation to any successor servicer may not exceed the base servicing fee payable to the servicer.  Any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer’s servicing and related functions or for any breach by the prior servicer of any of its obligations.  Following the appointment of a successor servicer, the servicer will transfer to the successor servicer all records relating to the contracts and all contract files in the servicer’s possession and will pay the reasonable transaction expenses of the successor servicer.

If issuing entity has notes outstanding, the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement may waive any servicer default, other than a default in making any required deposits into the collection account.

Certain Matters Regarding the Servicer

The servicer may not resign from its obligations under the sale and servicing agreement except if its duties are no longer permissible under applicable law.  No resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties under the sale and servicing agreement.  Removal of the servicer is permissible only upon the occurrence of a servicer default as discussed above.

Each sale and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity or you for taking any action or for refraining from taking any action pursuant to that agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under that agreement or by reason of reckless disregard of its obligations and duties under that agreement.

In addition, the servicer will not be obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.  The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of that agreement, the rights and duties of the parties thereto and the interests of the noteholders under that agreement.  In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed for such expenses costs and liabilities.

Under the circumstances specified in each sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under that agreement.

Servicing Compensation and Payment of Expenses

Compensation to the servicer will include a base monthly fee equal to:

•                  the product of the percentage per annum specified in your prospectus supplement multiplied by the monthly principal balance of the contracts at the beginning of the month,

plus any

•                  late fees;

•                  prepayment charges, if any;

•                  documentation fees;

•                  extension fees and other administrative charges; and

•                  if specified in your prospectus supplement, investment earnings on funds deposited in the trust accounts.

The servicer will pay all expenses incurred by it in connection with its activities under the transfer and servicing agreements and the annual fees and expenses of the owner trustee and the indenture trustee, if any.  The servicer will be authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

Statements to Trustees and the Trust

On or prior to each payment date the servicer will provide to the indenture trustee, if any, and the owner trustee a statement setting forth with respect to a series of notes substantially the same information that is required to be provided in the periodic reports to be provided to noteholders of that series described under “—Statements to Noteholders” below.

Statements to Noteholders

With respect to each series of notes, on or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to noteholders on that payment date.  Each statement will include the following information:

•                  the amount of the payment allocable to the principal amount of each class of those notes;

•                  the amount of the payment allocable to interest on each class of notes of that series;

•                  the amount of the distribution allocable to the yield supplement deposit, if any;

•                  the amount of base servicing fees paid to the servicer and fees payable to the owner trustee and the indenture trustee, if any;

•                  the interest rate or pass-through rate for the interest period relating to such payment date for any class of notes of that series with variable or adjustable rates;

•                  the amount, if any, otherwise distributable to one or more subordinated classes of notes that has instead been distributed to more senior classes of notes on that payment date;

•                  the outstanding principal amount and the note factor for each class of those notes after giving effect to all payments allocable to the principal of each class of notes on that date;

•                  the amount of advances made by the servicer in respect of the related contracts for the preceding month and the amount of unreimbursed advances in respect of contracts determined by the servicer to be defaulted contracts during that month;

•                  the balance of any related reserve fund, interest reserve account or other credit or liquidity enhancement on that date, after giving effect to changes thereto on that date and the amount of those changes;

•                  during the funding period, the remaining amount on deposit in the pre-funding account on the last day of the preceding month;

•                  the amount, if any, of any mandatory redemption payment;

•                  the number and aggregate principal balance of delinquent contracts computed as of the end of the preceding month;

•                  the number and aggregate principal balance of contracts that became liquidated contracts during the immediately preceding month, the liquidation proceeds (net of liquidation expenses) and the net liquidation losses for such month;

•                  cumulative and average net loss information as of such payment date;

•                  the number of contracts and the aggregate principal balance of such contracts, as of the first day of the immediately preceding month relating to such payment date and as of the last day of the immediately preceding month relating to such payment date (after giving effect to payments received during such month and to any transfers of subsequent contracts to the issuing entity occurring on or prior to such payment date);

•                  the aggregate principal balance and number of contracts that were repurchased by the depositor with respect to the immediately preceding month, identifying the purchase price for such contracts; and

•                  such other customary factual information as is available to the servicer as the servicer deems necessary and can reasonably obtain from its existing data base to enable noteholders to prepare their tax returns.

You may obtain copies of the statements by delivering a request in writing addressed to the owner trustee or indenture trustee at its address set forth in your prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of issuing entity, the owner trustee or indenture trustee will mail to each person who at any time during that calendar year has been a noteholder with respect to that issuing entity and received any payment a statement containing information for the purposes of that noteholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.

Collections

The servicer will deposit all payments on the contracts (from whatever source) and all proceeds of such contracts collected during each collection period specified in your prospectus supplement into the collection account within two business days after processing thereof.  The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts to one or more lockbox banks (either directly by remitting payments to a lockbox, or indirectly by making payments through a credit card, direct debit, the telephone or the internet to an account of the servicer which payments will be subsequently transferred from such account to one or more lockbox banks) acting as agent for the issuing entity pursuant to a lockbox administration agreement.

Advances

The servicer will be obligated to advance each month an amount equal to accrued and unpaid interest on any contract which was delinquent with respect to the immediately preceding month.  However, the servicer will not be obligated to make an advance to the extent that it determines, in its sole discretion, that the advance will not be recovered from subsequent collections on or in respect of the related contract.  The servicer will deposit any advances in the collection account no later than the day preceding the related payment date.  The servicer will be entitled to recoup advances on a contract by means of a first priority withdrawal from the collection account.

All advances are reimbursable to the servicer, without interest, if and when a payment relating to a contract with respect to which an advance has previously been made is subsequently received.  In addition, upon the determination by the servicer that a contract is a defaulted contract, it will be entitled to recover unreimbursed advances in respect of that contract from collections on or in respect of other contracts.  A defaulted contract means a contract with respect to which there has occurred one or more of the following: (i) all or some portion of any payment under the contract is 120 days or more delinquent, (ii) repossession (and expiration of any redemption period) of a motorcycle securing a contract or (iii) the servicer has determined in good faith that an obligor is not likely to resume payment under a contract.

Net Deposits

As an administrative convenience and as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate advances and payments for purchases of contracts from the issuing entity for or with respect to a month net of payments to be made to the servicer with respect to that month.  The servicer may cause to be made a single, net transfer to the collection account. The servicer, however, will account to the owner trustee and you as if all deposits, payments and transfers were made individually.

List of Noteholders

Three or more holders of the notes of any class in a series or one or more holders of those notes of that class evidencing not less than 25% of the aggregate outstanding principal amount of those notes then outstanding may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under those notes.  The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of that series.

The owner trustee will provide to the servicer within 15 days after receipt of a written request from the servicer, a list of the names of all noteholders of record as of the most recent applicable record date.

No transfer and servicing agreement will provide for the holding of annual or other meetings of noteholders.

Insolvency of Trust

Each  trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to that issuing entity without the unanimous prior approval of all certificateholders of that issuing entity and the delivery to the owner trustee by each certificateholder of a certificate certifying that that certificateholder reasonably believes that that issuing entity is insolvent.

Payment of Notes

Upon the payment in full of all outstanding notes issued by the issuing entity and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the sale and servicing agreement, except as otherwise provided in the sale and servicing agreement.

Administration Agreement

Harley-Davidson Credit Corp., in its capacity as administrator, will enter into an administration agreement with the issuing entity and the indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations of the issuing entity and the owner trustee under the indenture and the trust agreement.  Except as otherwise provided in the trust agreement, the administrator will have no obligation to make any payment required to be made by the issuing entity under the trust agreement.  The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under the trust agreement.  The administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to the trust agreement.  For its services under the administration agreement the administrator may be entitled to receive a monthly administration fee, which administration fee will be paid by the depositor.  The amount of the administration fee, if any, will be set forth in your prospectus supplement.

Amendments

The parties may, without your consent, correct or supplement any provision in the transfer and servicing agreements that is ambiguous or inconsistent with any other provision in the transfer and servicing agreements, this prospectus or your prospectus supplement.  In addition, the parties may amend any transfer and servicing agreement without the consent of any noteholder to add any provisions to or change in any manner or eliminate any of the provisions of a transfer and servicing agreement if the indenture trustee or owner trustee receives an opinion of counsel that the modification will not have a material adverse effect on the noteholders.

Any transfer and servicing agreement may also be amended in any respect by the parties with the consent of the holders of more than 50% of the aggregate outstanding principal amount of the notes or the class or classes of the notes described in your prospectus supplement issued by the issuing entity, except that no amendment:

•                  that reduces the amount or changes the timing of any collections on any contracts or payments required to be distributed on any security;

•                  that changes the interest rate on any security, that adversely affects the priority of payment of principal or interest to the noteholders; or

•                  that reduces the percentage of noteholders required to consent to these amendments or any waiver under the transfer and servicing agreement,

may be effective without the consent of the holder of each security.  Also, an amendment under the foregoing sentence will not be effective unless each rating agency rating the notes confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.

Termination

The obligations of the servicer, the depositor, the owner trustee and indenture trustee pursuant to the trust agreement, the sale and servicing agreement or indenture for the notes of any series will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the issuing entity, or (ii) the payment to all noteholders and certificateholders of the issuing entity of all amounts required to be paid to them pursuant to the indenture and the trust agreement; provided, however,  in no event shall the issuing entity continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the closing date.  The seller’s representations, warranties and indemnities will survive any termination of the sale and servicing agreement.  Upon termination, amounts in the collection account, if any, will be paid to the depositor.

The owner trustee and the indenture trustee will give written notice of termination to each noteholder and certificateholders of record.  The final distribution to you will be made only upon surrender and cancellation of your notes at the office or agency of the owner trustee or the indenture trustee specified in the notice of termination.  Any funds remaining in the issuing entity, after the owner trustee or the indenture trustee has taken certain measures to locate you and such measures have failed, will be distributed to the depositor.

Legal Aspects of the Contracts

General

The transfer of the contracts to the issuing entity, the perfection of the security interests in the contracts and the enforcement of rights to realize on the motorcycles as collateral for the contracts are subject to a number of federal and state laws and, with respect to Canadian contracts, Canadian laws.  Uniform Commercial Code (“UCC”) financing statements in the United States will be filed in the applicable jurisdictions reflecting the transfer or pledge of the contracts and the security interests in the motorcycles and the related property by the seller to the depositor and by the depositor to the issuing entity and by the issuing entity to the indenture trustee.  A person could acquire an interest in a contract that is superior to that of the issuing entity or the indenture trustee because the servicer will retain possession of the contracts and the contracts will not be stamped or otherwise marked to indicate that the contracts have been transferred to the issuing entity.  If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts that are in tangible form or a person obtains “control” of the authoritative copy of contracts in electronic form, without actual knowledge of the issuing entity’s or indenture trustee’s interest, that person will acquire an interest in the contracts superior to the interest of the issuing entity or the indenture trustee.  To the extent provided in your prospectus supplement, issuing entity that holds its interest in Canadian contracts indirectly through one or more notes, certificates, participations or other interests issued to the issuing entity by a Canadian special purpose entity will be secured by such contracts held by Canadian special purpose entity.

Security Interests

General

In jurisdictions in which the contracts evidence the credit sale of new and used motorcycles by motorcycle dealers to obligors, the contracts also constitute personal property security agreements.  Such contracts, and the promissory note and security agreements originated by Eaglemark Savings Bank, include grants of security interests in the motorcycles under the applicable UCC in the United States and the applicable Personal Property Security Act or the equivalent thereof (“PPSA”) in each applicable province and territory of Canada.  Perfection of security interests in financed motorcycles is generally governed by the laws of the jurisdiction in which the motorcycle is located.  In most states in the United States, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party’s lien on the motor vehicle’s certificate of title.  In Canada, PPSA financing statements are filed against the obligor on the related contract in order to perfect the security interests in the financed motorcycles.

All contracts acquired by the seller from the originators will name the seller as obligee or assignee and as the secured party.  The seller will also take all actions necessary under the laws of the jurisdiction in which the related financed motorcycle is located to perfect its security interest in that financed motorcycle, including, where applicable, having a notation of its lien recorded on the related certificate of title and/or obtaining possession of that certificate of title and/or filing financing statements.  Because Harley-Davidson Credit Corp. will continue to service the contracts as servicer under the sale and servicing agreement the obligors on the contracts will not be notified of the sale from the seller to the depositor or the sale from the depositor to the related issuing entity or the pledge by the issuing entity to the indenture trustee.

Perfection

The seller will sell and assign its security interest in the financed motorcycles to the depositor and the depositor will assign its security interest in the financed motorcycles to the issuing entity and the issuing entity will assign its security interest in the financed motorcycles to the indenture trustee.  Generally, Eaglemark Savings Bank will be named as lienholder on the certificate of title for each financed motorcycle.  However, because of the administrative burden and expense, none of the seller, the depositor or the related issuing entity will amend any certificate of title to identify the issuing entity or indenture trustee as the new secured party on that certificate of title relating to a financed motorcycle.  However, UCC financing statements with respect to the transfer to the depositor of the seller’s security interest in the financed motorcycles and the transfer to the issuing entity of the depositor’s security interest in the financed motorcycles and the transfer to the indenture trustee of the issuing entity’s security interest in the financed motorcycles will be filed.  In addition, the servicer will continue to hold any certificates of title relating to the financed motorcycles in its possession as custodian for issuing entity.  See “Description of the Transfer and Servicing Agreements” in this prospectus.

In most states, an assignment is an effective conveyance of a security interest without amendment of any lien noted on a financed motorcycle’s certificate of title.  In most Canadian jurisdictions, the failure to record an assignment by the secured party of its interest therein does not diminish the effectiveness of the PPSA registrations.  Although re-registration of the financed motorcycle is not necessary to convey a perfected security interest in the financed motorcycles to the issuing entity or the indenture trustee, because neither the issuing entity nor the indenture trustee will be listed as lienholder on the certificates of title or any financing statements, the security interest of the issuing entity or the indenture trustee in the motorcycle could be defeated through fraud, forgery, negligence or error.  In the absence of fraud or forgery by the motorcycle owner or the servicer or administrative error by state or local agencies, the notation of Eaglemark Savings Bank’s lien on the certificates of title will be sufficient to protect the issuing entity and the indenture trustee against the rights of subsequent purchasers of a financed motorcycle or subsequent lenders who take a security interest in a financed motorcycle.  With respect to Canadian contracts, the effectiveness and priority of the interest of the issuing entity and the indenture trustee in the motorcycles will be dependent upon the effectiveness and priority of the PPSA registrations made by the seller against such motorcycles.  The seller and depositor will each represent and warrant that the seller has a perfected security interest in each financed motorcycle.  If there are any financed motorcycles as to which the seller failed to obtain a perfected security interest, the security interest of the issuing entity and the indenture trustee would be subordinate to, among others, subsequent purchasers of the financed motorcycles and holders of perfected security interests in the financed motorcycles. To the extent that such failure has a material and adverse effect on the issuing entity’s, the indenture trustee’s or any noteholders’ interest in the related contract or the collectibility of the contract, however, it would constitute a breach of the warranties of the seller and the depositor.  Accordingly, the depositor would be required to repurchase the related contract from the issuing entity and the seller will be required to repurchase that contract from the depositor, unless the breach was cured.  The depositor will assign to the issuing entity its rights to cause the seller to repurchase that contract under the related transfer and sale agreement and the issuing entity will pledge to the indenture trustee its rights to cause the depositor to repurchase that contract under the related sale and servicing agreement.  See “Description of the Transfer and Servicing Agreements” and “Risk Factors—Interests of other persons in the contracts or the financed motorcycles could reduce the funds available to make payments on your notes” in this prospectus.

Continuity of Perfection

Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle. In those states, such as California, that require a secured party to hold possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the request from the obligor under the related contract to surrender possession of the certificate of title. In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-

registration could defeat perfection. In the ordinary course of servicing the contracts, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed motorcycle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien.  The servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed motorcycles and will be obligated to purchase the related contract if it fails to do so and that failure has a material and adverse effect on the issuing entity’s or any noteholder’s interest in the contract or the collectibility of the contract.

Priority of Liens Arising by Operation of Law

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed motorcycle. The Internal Revenue Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. The seller will represent and warrant to the depositor and the depositor will represent and warrant to the issuing entity that, to its knowledge, as of the related closing date, each security interest in a financed motorcycle is prior to all other present liens upon and security interests in that financed motorcycle.  However, liens for repairs or taxes could arise, or the confiscation of a financed motorcycle could occur, at any time during the term of a contract. No notice will be given to owner trustee, indenture trustee or you if a lien arises or confiscation occurs that would not give rise to the depositor’s or seller’s obligation to repurchase such contract.  In Canada, certain liens for, among other things, repairs and unpaid taxes may also in certain circumstances take priority over a perfected security interest in a financed motorcycle.

Repossession

In the event of default by an obligor, the holder of the related contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.  Unless a motorcycle financed by the seller is voluntarily surrendered, self-help repossession is the method employed by the servicer in most states and is accomplished simply by retaking possession of the financed motorcycle, either directly or through a repossession agent.  In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order may be obtained from the appropriate state court, and the motorcycle will be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments or other amounts due.  In Canada, in the event of a default by an obligor, the secured party has, in addition to its contractual remedies, all the remedies of a secured party under the applicable PPSA and is also subject to certain obligations imposed by the applicable PPSA, such as the obligation to act in a commercially reasonable manner.  These remedies include the right to take possession and dispose of the collateral.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.   Under Canadian law, most provinces require that the obligor and certain other persons with an interest in the collateral be notified of the disposition of the collateral and be given a period of time within which they may satisfy the obligation secured by the collateral prior to actual sale of the collateral by paying the secured party the unpaid balance of the obligation plus the secured party’s expenses for repossessing, holding and preparing the collateral for disposition.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the motor vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

If there is a surplus of funds after resale of a repossessed vehicle and payment of all expenses and indebtedness, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.  The applicable PPSA requires that any surplus be paid to persons having a subordinate security interest in collateral or an interest in the surplus, and otherwise to the obligor or any other person known by the secured party to be an owner of such collateral.

Certain Bankruptcy Considerations

The depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the seller under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the depositor with those of the seller. These steps include the creation of the depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. In addition, to the extent that the seller granted a security interest in the contracts to the depositor, and that interest was validly perfected before the bankruptcy or insolvency of the seller and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, that security interest should not be subject to avoidance, and payments to the issuing entity with respect to the contracts should not be subject to recovery by a creditor or trustee in bankruptcy of the seller.

However, delays in payments on the notes and possible reductions in the amount of those payments could occur if:

1.                                 a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the seller in the event of the application of applicable insolvency laws to the seller, as the case may be;

2.             a filing were made under any insolvency law by or against the depositor; or

3.             an attempt were to be made to litigate any of the foregoing issues.

On each closing date, Winston & Strawn LLP will give an opinion to the effect that, based on a reasoned analysis of analogous case law, although there is no precedent based on directly similar facts, and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the seller under Title 11 of the United States Bankruptcy Code at a time when the seller was insolvent, the property of the seller would not properly be substantively consolidated with the assets of the depositor. Among other things, that opinion will assume that each of the depositor and the seller will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and the seller intend to follow these and other procedures related to maintaining their separate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the seller.

The seller will represent and warrant that the sale of the related contracts to the depositor is a valid sale. Notwithstanding the foregoing, if the seller were to become a debtor in a bankruptcy case, a court could take the position that the sale of contracts to the depositor should instead be treated as a pledge of those contracts to secure a borrowing of the seller. If a court were to reach such conclusions, or a filing were made under any insolvency law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays and possible reduction in payments on the notes could occur. In addition, if the transfer of contracts to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the seller arising before the transfer of a contract to the depositor may have priority over the depositor’s interest in that contract.

The seller and the depositor will treat the transactions described in this prospectus as a sale of the contracts to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the contracts if the seller were to become a debtor in a bankruptcy case.

Furthermore, if a motorcycle dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party’s estate.  In that case, the distribution of payments on the contracts to the issuing entity might be subject to the automatic stay provisions of the United States Bankruptcy Code.  This would delay the distribution of those payments to you for an uncertain period of time.  Furthermore, reductions in payments under the contracts to the issuing entity may result if the bankruptcy court rules in favor of the creditors or the debtor-in-possession.  In either case, you may experience delays or reductions in distributions or payments to you.  In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the motorcycle dealer or the seller, as the case may be.  The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt.  Additionally, the bankruptcy court could adjust the debt if the motorcycle dealer or the seller were to file for reorganization under

Chapter 11 of the United States Bankruptcy Code.  Any of these actions could result in losses or delays in payments on your notes.  Each of the motorcycle dealers and the seller will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts.

Also, cash collections on the contracts may be commingled with general funds of the servicer and, in the event of a bankruptcy of the servicer, a court may conclude that the issuing entity does not have a perfected security interest in those collections.

Eaglemark Savings Bank is organized as a Nevada thrift and is regulated and supervised by the Department of Business and Industry Financial Institutions Division which is authorized to appoint the FDIC as a conservator or receiver for Eaglemark Savings Bank if specified events occur relating to Eaglemark Savings Bank’s financial condition or the propriety of its actions.  In addition, the FDIC could appoint itself as conservator or receiver for Eaglemark Savings Bank.

By statute, the FDIC as conservator or receiver is authorized to repudiate any “contracts” of Eaglemark Savings Bank upon payment of “actual direct compensatory damages.”  This authority may be interpreted by the FDIC to permit it to repudiate the transfer of contracts to the seller.  Under an FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover or recharacterize a bank’s transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors.  We believe the FDIC regulation will apply to the transfer of contracts to the seller and intend on satisfying the conditions of the regulation.  If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transactions, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Eaglemark Savings Bank’s transfer of contracts to the seller.  In that case, distribution of payments on the contracts to the issuing entity may be delayed and possibly reduced.  Also, the FDIC could require the issuing entity and noteholders to comply with the administrative claims procedure established by the FDIC to establish their rights to payments on the contracts, could request a stay of any actions to enforce the participation agreement (pursuant to which the seller purchases the contracts from Eaglemark Savings Bank) against Eaglemark Savings Bank, or could repudiate the participation agreement and limit claims of the issuing entity and noteholders to “actual direct compensatory damages.”  Additionally, the issuing entity could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title.  Any of these actions could result in losses or delays in payments on your notes.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the Texas Consumer Credit Code, the Telemarketing and Consumer Fraud and Abuse Prevention Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state unfair or deceptive practices acts and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the contracts.

Those contracts which are originated in Canada are consumer contracts subject to many Canadian federal and provincial consumer protection laws which impose requirements on the making and enforcement of consumer credit sales and the granting of consumer credit generally. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts.

The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor.

Most of the contracts will be subject to the requirements of the FTC Rule. Accordingly, each issuing entity, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed motorcycle may assert against the seller of the related financed motorcycle. As to each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. Under most state motor vehicle dealer licensing laws, sellers of motorcycles are required to be licensed to sell motorcycles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used motorcycles furnish a written statement signed by the seller certifying the accuracy of the odometer reading.  If the motorcycle dealer is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed motorcycle, an obligor may be able to assert a defense against the motorcycle dealer.  If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor’s representations and warranties under the related sale and servicing agreement and a breach of the seller’s warranties under the related transfer and sale agreement and would, if the breach materially and adversely affects the collectibility of the contract or the interests of the issuing entity or the noteholders in the contract, create an obligation of the depositor and the seller, respectively, to repurchase the contract unless the breach is cured. See “Description of the Transfer and Servicing Agreements” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

The seller and the depositor will represent and warrant that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against issuing entity for violation of any law and that claim materially and adversely affects that issuing entity’s or the noteholder’s interest in a contract or the collectibility of the contract, that violation would constitute a breach of the representations and warranties of the seller and the depositor would create an obligation of the seller and the depositor to repurchase the contract unless the breach is cured. See “Description of the Transfer and Servicing Agreements” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws and, to the extent applicable, Canadian bankruptcy and insolvency laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), an obligor who enters the military service after the origination of that obligor’s contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status, unless a court orders otherwise upon application of the lender. Also, under the California Military Families Financial Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on receivables for a period not to exceed 180 days, beginning with the order to active duty and ending 60 days after release.  The laws of some states provide additional protections by imposing similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states.  In addition, both the Relief Act and the laws of some states impose limitations that would impair the ability of the servicer to repossess the released financed motorcycle during the obligor’s period of active duty status. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the contracts, and may result in delays and losses occasioned by the inability to exercise the issuing entity’s rights with respect to the contract and the related financed motorcycle in a timely fashion.

Any shortfall, to the extent not covered by amounts payable to the noteholders from amounts on deposit in the related reserve fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the noteholders.

Material Federal Income Tax Consequences

General

The following is a general discussion of certain material United States federal income tax consequences of the purchase, ownership and disposition of notes issued by the issuing entity as described in this prospectus.  Winston & Strawn LLP has delivered its opinion letter with respect to the federal income tax characterization of the issuing entity and the notes to be issued by the issuing entity.

The opinions of Winston & Strawn LLP and this discussion of “Material Federal Income Tax Consequences” are based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  There are no cases, regulations, or Internal Revenue Service (“IRS”) rulings on similar transactions involving instruments issued by an issuer with terms similar to those of the issuing entity and the notes.  An opinion of counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.  As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below.  The issuing entity will not be indemnified for any federal income tax that may be imposed upon it, and the imposition of any such taxes on the issuing entity could result in a reduction in the amounts available to distribute to the noteholders.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to noteholders.

This discussion does not attempt to deal with all aspects of federal income taxation that may be relevant to all holders of notes in light of their personal investment or tax circumstances.  Also, this discussion does not describe tax consequences to certain types of holders who may be subject to special treatment under the federal income tax laws including, without limitation, financial institutions, dealers in securities or currencies, insurance companies, tax-exempt organizations, and persons who hold the notes as part of a straddle, hedging or conversion transaction.

Investors and preparers of tax returns (including returns filed by the issuing entity described in this prospectus) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return.  Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return even where the anticipated tax treatment has been discussed in this prospectus.

The tax opinions of Winston & Strawn LLP with respect to the issuing entity and the notes to be issued by the issuing entity which have been delivered in connection with the filing of this prospectus are subject to certain assumptions, conditions and qualifications as described in detail below.  At the time issuing entity is established and notes are issued, Winston & Strawn LLP will deliver another opinion letter, regarding the same tax issues, to either confirm the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time.  To the extent any given series of notes, or the form of any issuing entity, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax considerations will be disclosed in your prospectus supplement.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

Tax Characterization of the Trust

Winston & Strawn LLP, as federal tax counsel to the depositor, is of the opinion that the issuing entity will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes and therefore its income will not be subject to the federal income tax imposed by Subtitle A of the Code at the entity level.  This opinion is based on the assumptions that the terms of the trust agreement and related documents will be substantially in the form filed in connection with this prospectus and will be complied with.  It is also assumed that the depositor and any other owner of the equity interest issued by the issuing entity will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the issuing entity is, for federal income tax purposes, disregarded as a separate entity from the depositor or other sole equity owner or classified as a partnership.

Depending upon whether the equity interest issued by the issuing entity is owned by a single person, such as the depositor, or by multiple persons, for federal income tax purposes the issuing entity will be either disregarded as a separate entity from the owner of its equity interest or classified as a partnership.  Although it is the opinion of Winston & Strawn LLP that the notes held by persons other than the depositor or one of its affiliates issued by the issuing entity will be characterized as indebtedness for federal income tax purposes (as discussed below), no assurance can be given that this characterization of the notes will prevail.  If the IRS successfully asserted that one or more of the notes did not constitute debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity and the tax consequences to the issuing entity and to holders of notes which were recharacterized as equity would be as generally described below under “—Other Possible Characterizations of the Notes and the Trust”.

Although the issuing entity’s income will not be subject to entity level tax for U.S. federal income tax purposes, if the issuing entity acquires contracts which were originated in any jurisdiction other than the United States, withholding taxes may be imposed by the foreign jurisdiction on the payments made with respect to such contracts.  In that event, the cash flow available to the issuing entity for distributions on the notes would be reduced.  The depositor does not currently anticipate that the issuing entity will acquire contracts subject to withholding taxes imposed by foreign jurisdictions.  In the event that issuing entity expects to acquire a material number of contracts originated outside of the United States, any potential adverse tax consequences will be discussed in your prospectus supplement.

Tax Treatment of Investors in the Notes

Treatment of the Notes as Indebtedness.  Winston & Strawn LLP, as federal tax counsel, is of the opinion that the notes held by persons other than the depositor or one of its affiliates will be characterized as debt for federal income tax purposes.  This opinion is based upon the assumption that the terms of the trust agreement, the indenture, the notes and the related documents will be substantially in the form filed in connection with this prospectus and will be complied with.  The depositor and the owners of the notes, by their purchase of notes, will agree to treat the notes held by persons other than the depositor or one of its affiliates as debt for federal, state and local income and franchise tax purposes.  Winston & Strawn LLP’s opinion also assumes that the terms and delinquency experience with respect to the contracts as described in this prospectus will remain substantially unchanged and that the terms of the notes will be as contemplated by this prospectus.

Except where indicated to the contrary, the following discussion assumes that the notes will be treated as indebtedness for federal income tax purposes.  The following discussion is also based in part upon Treasury Regulations interpreting the original issue discount provisions of the Code.  The original issue discount regulations, however, are subject to varying interpretations and do not address all issues that would affect noteholders.

Interest on the Notes.  An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor’s regular method of accounting for United States federal income tax purposes.  This treatment assumes that all payments on the notes are denominated in U.S.  dollars.  It also assumes that the payment of interest on the notes constitutes “qualified stated interest” (as described below) under Treasury Regulations relating to original issue discount and that an investor does not acquire its notes as stripped notes or at an original issue discount as discussed below.  If these assumptions are incorrect with respect to any notes issued by issuing entity, additional tax considerations with respect to those notes will be disclosed in the related prospectus supplement.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (which will be referred to in this paragraph as a “short-term note”) may be subject to special rules.  An accrual basis holder of a short-term note (and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant-yield method over the term of each interest period.  Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note).  However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note.  A cash basis taxpayer may elect under Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Special rules apply if a short-term note is purchased for more or less than its principal amount.

Original Issue Discount (“OID”).  Based upon Winston & Strawn LLP’s interpretation of (i) the definition of “qualified stated interest” and (ii) other provisions of the OID Code sections and regulations, it is not expected that any of the notes will be issued with OID (i.e., any excess of the stated redemption price of the notes over their issue price), other than perhaps with a de minimis amount (i.e., 1/4 of one percent of the notes’ stated redemption price at maturity multiplied by the number of full years to maturity).  However, if notes were issued at a discount from their principal amounts or if the stated interest was not treated as qualified stated interest, the notes would be treated as having OID. Under the OID regulations currently in effect, in order to have qualified stated interest, the stated interest must be unconditionally payable in cash or property at least once annually. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The depositor believes that the likelihood of late payment or nonpayment of the stated interest on the notes should constitute a remote contingency; the IRS, however, may disagree. In addition, the IRS may take the position that noteholders do not have available default remedies ordinarily available to holders of debt instruments. In such case, the stated interest on the notes would not be qualified stated interest and the notes would be considered to have been issued with OID.

If the notes are in fact issued with a greater than de minimis amount of OID or are otherwise treated as having been issued with OID, the following rules should apply. The excess of the stated redemption price at maturity of a note (generally equal to its principal amount as of the date of issuance plus all interest other than qualified stated interest payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the notes are sold other than to a bond house, broker or similar person acting as an underwriter, placement agent or wholesaler) will constitute OID. A noteholder must include OID in income as interest over the term of the note under a constant yield method. OID generally must be included in income in advance of the receipt of cash representing that income regardless of whether the noteholder reports taxable income on the cash or accrual method. In general, the amount of OID included in income is the sum of the daily portions of the OID with respect to the note for each day during the taxable year the noteholder held the note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the note’s adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The adjusted issue price of an OID note at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest.

Alternatively, because the payments on the notes may be accelerated by reason of prepayments on the receivables, OID, other than de minimis OID, on the notes, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a note as of the close of the accrual period and the payments made during the accrual period that were included in stated redemption price at maturity, over (ii) the adjusted issue price of the note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) so it is not clear if such section would apply to the notes if they are treated as having OID. Accordingly, each noteholder should consult its own tax advisor regarding the impact of the OID rules if the notes are issued with OID.

A holder of a note issued with de minimis OID must include such OID in income proportionately as principal payments are made on such note.

Acquisition Premium.  A holder that purchases in a secondary market a note that was originally issued with OID for an amount less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “Election to Treat All Interest as Original Issue Discount” is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the holder’s adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

Market Discount.  Whether or not the notes are issued with OID, a subsequent purchaser (i.e., a purchaser who acquires a note not at the time of original issue) of a note at a discount will be subject to the market discount rules of section 1276 of the Code. In general, these rules provide that if the holder of a note purchases the note at a “market discount” (i.e., a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the holder held the note and the denominator of which is the number of days from the date the holder acquired the note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Each holder of an interest in a note should consult with its own tax advisors as to the effect of making this election.

Limitations imposed by the Code which are intended to match deductions with the taxation of income will defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Amortizable Bond Premium.  In general, if a purchaser acquires a note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of such excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when such income is included in the holder’s gross income under the holder’s normal accounting system. If the noteholder does not make such an election, the premium paid for the note generally will be included in the tax basis of the note in determining the gain or loss on its disposition.

Election to Treat All Interest as Original Issue Discount.  A holder may elect to include in gross income all interest that accrues on a note using the constant yield method described above under the heading “—Original Issue Discount (“OID”)”, with modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Each holder of an interest in a note should consult with its own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Disposition of a Note.  An investor who disposes of a note, whether by sale, exchange for other property, or payment by the issuing entity, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest which will be taxable as such, and the investor’s adjusted tax basis in the note.  In general, an investor’s adjusted tax basis in a note will be equal to the investor’s initial purchase price increased by any accrued OID or market discount previously included in income by the investor and decreased by the amount of any bond premium previously amortized and the amount of any payments, other than payments of stated interest, previously received by the investor with respect to the note.  Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss so long as the note is a capital asset in the hands of the investor.  For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 15% (20% for taxable years beginning after December 31, 2010).  Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income.  Taxpayers must aggregate capital gains and losses for each taxable year.  In the event a taxpayer realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted.

Information Reporting and Backup Withholding

The indenture trustee will be required to report annually to the IRS and to each noteholder the amount of interest paid on the notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to certain exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (generally, Form W-9) containing the holder’s:

(1)           name,

(2)           address,

(3)           correct federal taxpayer identification number, and

(4)           statement that the holder is not subject to backup withholding.

Should a non-exempt noteholder fail to provide the required certification, the indenture trustee will be required to withhold (or cause to be withheld) 28% of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder’s federal income tax liability.

Tax Consequences to Foreign Investors

Special tax rules apply to the purchase of notes by foreign persons.  For U.S. tax purposes, foreign investors include any person who is not

(1)           a citizen or resident of the United States,

(2)           a corporation, partnership or other business entity treated as such created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia,

(3)           an estate the income of which is includible in gross income for U.S.  federal income tax purposes, regardless of its source,

(4)           a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

(5)           a trust that has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A noteholder that is a partnership and partners in such partnership should consult their tax advisors about the federal income tax consequences of holding and disposing of a note, as the case may be.

Interest paid or accrued to a foreign investor holding a note on its own behalf that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered portfolio interest and not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the issuing entity or a controlled foreign corporation related to the issuing entity through stock ownership or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.  Additionally, the foreign investor must provide or have a financial institution provide on its behalf to the issuing entity or paying agent an appropriate statement (Form W-8BEN or successor form), that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person’s name and address.  Additional reporting requirements may apply to interest payments made to a foreign investor that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf.  If the information provided in this statement changes, the foreign investor must provide a new Form W-8BEN (or successor form) within 30 days.  If the foreign investor fails to satisfy these requirements so that interest on the investor’s notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty.  To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form W-8BEN (or successor form).

The realization of any capital gain on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor, and (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year.  If an individual foreign investor is present in the U.S.  for 183 days or more during the taxable year, the gain on the sale or other disposition of the notes could be subject to a 30% withholding tax unless reduced by treaty.

If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  At the same time, the noteholder may be exempt from withholding tax if a Form W-8ECI (or successor form) is furnished to the paying agent.  In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

As previously described under the heading “— Information Reporting and Backup Withholding”, if a foreign investor fails to provide necessary documentation to the issuing entity or its paying agent regarding the investor’s taxpayer identification number or certification of exempt status, a 28% backup withholding tax may be applied to note payments to that investor.  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Possible Characterizations of the Notes and the Trust

Although, as discussed above, it is the opinion of Winston & Strawn LLP that the notes will be characterized as indebtedness for federal income tax purposes, the IRS may take a contrary position.  If the IRS were to contend successfully that any class or series of notes were not debt for federal income tax purposes, such notes might be treated as equity interests in the issuing entity.  As a result, even if the depositor or other single person was the sole equity owner of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for federal income tax purposes as an association taxable as a corporation or as a partnership.  A partnership is generally not subject to an entity level tax for federal income tax purposes, while an association or corporation is subject to an entity level tax.

If the issuing entity were treated as a partnership (which is not a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected noteholders, according to their respective interests therein. Under current law, the income reportable by noteholders as partners in such a partnership could differ from the income reportable by the noteholders as holders of debt. Generally, such differences are not expected to be material; however, certain noteholders may have adverse tax consequences. For example, cash basis noteholders might be required to report income when it accrues to the partnership rather than when it is received by the noteholder.  Any income allocated to a noteholder that is a tax-exempt entity may constitute unrelated business taxable income. All noteholders would be taxed on the partnership income regardless of when distributions are made to the noteholders. An individual noteholder’s ability to deduct the noteholder’s share of partnership expenses would be subject to the 2% miscellaneous itemized deduction floor. A foreign investor in the notes might be required to file a United States individual or corporate income tax return, as the case may be, and would be subject to tax (and withholding at the top marginal rate, currently 35%) on its share of partnership income at regular United States rates including, in the case of a corporation, the branch profits tax.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the classes of noteholders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to noteholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to noteholders and the noteholders could be liable for a share of such tax. To the extent distributions on such notes were treated as dividends, a foreign investor would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

ERISA Considerations

The following is a summary of some of the material fiduciary investment considerations, which may apply to certain employee benefit plan investors under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code or law that is substantially similar to ERISA or Section 4975 of the Code (each, a “Benefit Plan”).

The fiduciary investment considerations summarized herein generally apply to private employee benefit plans, individual retirement accounts and Keogh Plans and to group trusts and other entities the assets of which are subject to ERISA or Section 4975 of the Code, but may not apply to employee benefit plans established and maintained by governmental units as set forth in Section 3(32) of ERISA, which may be subject to law that is substantially similar to ERISA or Section 4975 of the Code, nor to church plans as defined in Section 3(33) of ERISA. This summary does not include all of the fiduciary investment considerations relevant to Benefit Plans and should not be construed as legal advice or a legal opinion. Prospective investors should consult with their own counsel on these matters.

This summary is based on provisions of ERISA and the Code as of the date hereof. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code. No assurance can be given that future legislation, administrative regulations or rulings or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release.

Before authorizing an investment in the notes, fiduciaries of a Benefit Plan should consider (i) the fiduciary standards under ERISA or other applicable law, (ii) whether the investment in the notes satisfies the prudence and diversification requirements of ERISA or other applicable law and (iii) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instruments and under ERISA or other applicable law.

In determining whether an investment is prudent for purposes of ERISA, the fiduciaries of a Benefit Plan subject to ERISA should consider all relevant facts and circumstances including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Benefit Plan, and whether the investment is reasonably designed, as part of the Benefit Plan assets with respect to which the fiduciary has investment duties, to further the purposes of the Benefit Plan, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment.  It is the obligation of the fiduciaries of a Benefit Plan subject to ERISA to consider whether an investment in the notes by the Benefit Plan, when judged in light of the overall portfolio of the Benefit Plan, will meet the prudence, diversification and other applicable standards of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan subject to ERISA or Section 4975 of the Code from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.  Benefit Plans that are governmental plans and some church plans are not subject to ERISA’s requirements or to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are “qualified” under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of “qualified” status.

Fiduciaries of Benefit Plans subject to ERISA or Section 4975 of the Code must determine whether the acquisition and holding of the notes and the operations of the issuing entity would result in non-exempt prohibited transactions if such Benefit Plans that purchase the notes were deemed to own an interest in the underlying assets of the issuing entity.  Under a regulation issued by the United States Department of Labor (as amended by Section 3(42) of ERISA, the “Plan Assets Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.  The likely treatment in this context of notes of a given series will be discussed in your prospectus supplement.  If Benefit Plans that purchase the notes are deemed to own an interest in the underlying assets of the issuing entity, there may also be an improper delegation of the responsibility to manage Benefit Plan assets.

Regardless of whether the assets of the issuing entity will be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code, the purchase and holding of notes could give rise to a non-exempt prohibited transaction to the extent the issuing entity, the indenture trustee, the owner trustee, the servicer, the depositor, the swap counterparty or one or more of the underwriters, or certain of their affiliates, maintain relationships with a prospective Benefit Plan investor.  These relationships may cause the issuing entity, the indenture trustee, the owner trustee, the servicer, the depositor, the swap counterparty or an underwriter to be a fiduciary or a party in interest with respect to such Benefit Plan.  In such instance, the purchase or holding of notes could raise prohibited transaction or other concerns under ERISA or Section 4975 of the Code, or other applicable law.

To the extent the issuing entity, the indenture trustee, the owner trustee, the servicer, the depositor, the swap counterparty or an underwriter or certain of their affiliates, is a fiduciary or a party in interest with respect to a Benefit Plan investor subject to ERISA or Section 4975 of the Code, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire the notes. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a “qualified professional asset manager”; and PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by an “in-house asset manager.”  In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and the corresponding exemption provided under Section 4975 of the Code may apply to a transaction involving the purchase of notes.

A purchaser of notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions. For example, to the extent the owner trustee, the indenture trustee, the servicer, the depositor, the swap counterparty or an underwriter has investment discretion to invest the assets of the Benefit Plan in the notes, gives investment advice with respect to the Benefit Plan’s investment in the notes or is an employer maintaining or contributing to the Benefit Plan, the above exemptions likely would not cover the Benefit Plan’s investment in the notes and, as a result, the investment in the notes might give rise to a non-exempt prohibited transaction.  There can be no assurance any of these exemptions will be available with respect to any particular transaction involving the notes and Benefit Plan fiduciaries should make their own determination regarding whether any relationship the Benefit Plan investor (or its fiduciaries) maintains with the issuing entity, the indenture trustee, the owner trustee, the servicer the depositor, the swap counterparty or an underwriter (or certain of their affiliates) would constitute a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or other applicable law.

Each person that acquires a note and that is or is acquiring the note on behalf of or with plan assets of a Benefit Plan will be deemed to have represented that its acquisition and holding of the note do not give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or under any substantially similar applicable law, for which a statutory, regulatory or administrative exemption is not available.

Due to the complexities of ERISA and the “prohibited transaction” rules, and the penalties and other adverse consequences imposed upon persons involved in a breach of fiduciary duty or non-exempt prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of notes consult with its tax and/or legal advisors regarding whether the assets of the related issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules or any other similar issues and their potential consequences.  The sale of any of the notes to a Benefit Plan is in no respect a representation by the issuing entity, the depositor, the servicer, the seller or the underwriters that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

Ratings of the Notes

No issuing entity will sell notes under this prospectus unless one or more nationally recognized statistical rating organizations rate the offered notes in one of the four highest rating categories.  Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant.  If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

The ratings of the notes should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor.  The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

Plan of Distribution

Issuing entity may sell notes to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell notes directly to other purchasers or through agents.  The depositor intends to offer the notes through these various methods from time to time.

The seller, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

Legal Matters

Winston & Strawn LLP, Chicago, Illinois, will provide a legal opinion relating to the notes in its capacity as special counsel to the issuing entity, the depositor, the seller and the servicer.  In addition, certain United States federal income tax matters will be passed upon for the related issuing entity by Winston & Strawn LLP.  Other legal matters for the underwriters will be passed upon by counsel to the underwriters.

Where You Can Find More Information

Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, monthly and current reports and other information.  You can read and copy these documents at the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC, 20549.   Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference room or visit Securities and Exchange Commission’s web site at http://www.sec.gov to access available filings.

The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it.  This means that offerors can disclose important information to you by referring you to those documents.  Documents incorporated by reference will be filed under the depositor’s name.  The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.

All documents filed by the administrator, on behalf of the issuing entity, or the depositor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.

If you are a beneficial owner of the notes to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus.  The depositor will provide this information at no cost to you.  Please address requests to the depositor: c/o Harley-Davidson Credit Corp., Suite 2000, 222 West Adams Street, Chicago, Illinois 60606.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus.  This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Harley-Davidson Motorcycle Trust 2009-4

Issuing Entity

$562,499,000 Motorcycle Contract Backed Notes

Harley-Davidson Customer Funding Corp.

Depositor

Harley-Davidson Credit Corp.

Seller, Servicer and Sponsor

PROSPECTUS SUPPLEMENT

November 25, 2009

Joint Bookrunners

J.P. Morgan	BNP PARIBAS	Citi	RBS

Co-Managers
Deutsche Bank Securities	Morgan Stanley